As filed with the Securities and Exchange Commission on April 13, 2011

Registration No. 333-163511

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	c/o ProShare Capital Management LLC	87-6284802
(State of Organization)	7501 Wisconsin Avenue Suite 1000 Bethesda, Maryland 20814 (240) 497-6400	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Anthony A. Lopez III, Esq.

c/o Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

and

Amy R. Doberman, Esq.

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time-to-time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
ProShares Ultra DJ-UBS Commodity Units of Beneficial Interest	(1)
ProShares UltraShort DJ-UBS Commodity Units of Beneficial Interest	(1)
ProShares Ultra DJ-UBS Crude Oil Units of Beneficial Interest	(1)
ProShares UltraShort DJ-UBS Crude Oil Units of Beneficial Interest	(1)
ProShares Ultra DJ-UBS Natural Gas Units of Beneficial Interest	(1)
ProShares Short DJ-UBS Natural Gas Units of Beneficial Interest	(1)
ProShares UltraShort DJ-UBS Natural Gas Units of Beneficial Interest	(1)
ProShares Ultra Gold Units of Beneficial Interest	(1)
ProShares Short Gold Units of Beneficial Interest	(1)
ProShares UltraShort Gold Units of Beneficial Interest	(1)
ProShares Ultra Silver Units of Beneficial Interest	(1)
ProShares UltraShort Silver Units of Beneficial Interest	(1)
ProShares Ultra Euro Units of Beneficial Interest	(1)
ProShares UltraShort Euro Units of Beneficial Interest	(1)
ProShares Ultra Yen Units of Beneficial Interest	(1)
ProShares UltraShort Yen Units of Beneficial Interest	(1)
ProShares Ultra VIX Short-Term Futures ETF Units of Beneficial Interest	(1)
ProShares VIX Short-Term Futures ETF Units of Beneficial Interest	(1)
ProShares Short VIX Short-Term Futures ETF Units of Beneficial Interest	(1)
ProShares UltraShort VIX Short-Term Futures ETF Units of Beneficial Interest	(1)
ProShares Ultra VIX Mid-Term Futures ETF Units of Beneficial Interest	(1)
ProShares VIX Mid-Term Futures ETF Units of Beneficial Interest	(1)
ProShares Short VIX Mid-Term Futures ETF Units of Beneficial Interest	(1)
ProShares UltraShort VIX Mid-Term Futures ETF Units of Beneficial Interest	(1)
Common Units of Beneficial Interest	(1)
Total	$23,590,463,394(2)	$1,503,750.04(3)

(1)	Omitted pursuant to General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended. This Registration Statement covers an indeterminate amount and price of each identified class of securities.

(2)	An unspecified aggregate offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. The proposed aggregate offering price of each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The aggregate initial offering price of $23,590,463,394 of the identified securities was previously registered in connection with prospectuses and prospectus supplements issued under this Registration Statement by the registrant.

(3)	Of this amount, $1,503,750.04 was previously paid in connection with prospectuses and prospectus supplements issued under this Registration Statement by the registrant.

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-3ASR (File No. 333-163511) (this “Registration Statement”) of ProShares Trust II (the “Registrant”) is being filed for purposes of registering additional series of the Registrant. This Registration Statement contains three prospectuses: (i) a preliminary prospectus that includes three Natural Gas series of the Registrant (ii) a preliminary prospectus that includes six new VIX series of the Registrant and (iii) a prospectus for the existing commodity, currency and VIX funds.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion, dated April 13, 2011

PROSHARES TRUST II

ProShares Ultra DJ-UBS Natural Gas (    )

ProShares Short DJ-UBS Natural Gas (NGP)

ProShares UltraShort DJ-UBS Natural Gas (    )

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas (each, a “Fund” and collectively, the “Funds”) are three series of the Trust. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of the Funds, which represent units of fractional undivided beneficial interest in and ownership of the Funds. Each Fund’s Shares will be offered on a continuous basis from time to time. The Funds have not, prior to the date of this Prospectus, commenced trading and do not have any performance history. The Shares of the Funds will be listed on the New York Stock Exchange Archipelago (the “NYSE Arca”) under the ticker symbols shown above.

The Funds will continuously offer and redeem their Shares in blocks of 50,000 Shares (“Creation Units”). Only Authorized Participants may purchase and redeem Shares from the Funds and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). It is expected that after the date of this Prospectus, the initial Authorized Participant for each Fund will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Units of 50,000 Shares of each Fund at an initial price per-Share of $50.00, equal to $2,500,000 per Creation Unit. A Fund will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to that Fund. Following the initial purchases by the initial Authorized Participant, Shares of each Fund will be offered to Authorized Participants in Creation Units at each Fund’s respective net asset value per Share (“NAV”). Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•	The success of a Fund’s trading program depends upon the skill of the Sponsor and its trading principals.

•	Investors could lose all or substantially all of their investment.

•	Investors pay fees in connection with their investment in Shares including a fee of 0.95% per annum of a Fund’s average daily NAV.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant will purchase a minimum of two Creation Units of each Fund at a price of $50.00 per Share, equal to $2,500,000 per Creation Unit. A Fund will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to that Fund.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL, AT PAGE 42, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 42.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 3 THROUGH 15.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF THE FUNDS ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of:

SEI Investments Distribution Co. (“SEI”)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

•

Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

Brown Brothers Harriman & Co. (“BBH”)

50 Milk Street

Boston, Massachusetts 02109

•

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION

(THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

PROSHARES TRUST II

PART ONE

DISCLOSURE DOCUMENT

SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before deciding to invest in any Shares. Please see the section entitled, “Incorporation by Reference of Certain Documents” in this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

Important Information About the Funds

Each Fund seeks investment results for a single day only, not for longer periods. This means that the return of a Fund for a period longer than a single trading day will be the result of each day’s returns compounded over the period, which will very likely differ from 200%, -100% or -200% of the return of the Index (as defined below). In periods of higher market volatility, the volatility of the Index may be at least as important to a Fund’s return for the period as the return of the Index. The Funds are different from most exchange-traded funds in that they seek leveraged, inverse or leveraged inverse returns and only on a daily basis. Those Funds that are leveraged also are riskier than similarly benchmarked exchange-traded funds that do not use leverage. Accordingly, such Funds may not be suitable for all investors and should be used only by knowledgeable investors who understand the potential consequences of seeking daily leveraged, inverse or leveraged inverse investment results. Shareholders should actively monitor their investments.

Overview

The Funds seek, on a daily basis, to provide investment results (before fees and expenses) that correspond to a multiple, the inverse or an inverse multiple of the performance of the Dow Jones—UBS Natural Gas Sub-IndexSM (the “Index”). The Index is designed to track the price of futures contracts of natural gas traded on the New York Mercantile Exchange (the “NYMEX”).

References to the Ultra Fund, Short Fund or UltraShort Fund refer to the different Funds based upon their investment objectives.

Each Fund intends to obtain exposure to the Index by taking long or short positions in NYMEX natural gas futures contracts (“natural gas futures contracts”). In the event position accountability rules or position limits are reached with respect to natural gas futures contracts, the Sponsor may, in its commercially reasonable judgment, cause such Fund to obtain exposure to the Index through swaps referencing the Index or particular natural gas futures contracts comprising the Index, or invest in other futures contracts or swaps not based on the particular natural gas futures contracts comprising the Index if such instruments tend to exhibit trading prices or returns that correlate with the Index or any natural gas futures contract and will further the investment objective of the Fund. The Funds may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) to prevent the Funds from obtaining the appropriate amount of investment exposure to the affected natural gas futures contracts directly or other futures contracts. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may serve as collateral for the futures contracts and swap agreements.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor and the Funds is (240) 497-6400.

The Funds

The Funds seek, on a daily basis, results that correspond to twice (200%) the performance of, the inverse (-100%) of the performance of, or twice the inverse (-200%) of the performance of the Index (before fees and expenses). The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

Purchases and Sales of Fund Shares in the Secondary Market, on the NYSE Arca

The Shares of each Fund will be listed on the NYSE Arca under the ticker symbols shown on the front cover of this Prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units of Shares in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI (the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash. Except when aggregated in Creation Units, Shares are not redeemable by the Funds. The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with BBH, the custodian of the Funds (the “Custodian”).

Breakeven Amounts

A Fund will be profitable only if annual returns from the Fund’s investments plus any income received on those investments exceed the Fund’s fees, costs and expenses. It is not possible to predict whether a Fund will breakeven at the end of the first twelve months of an investment.

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months of an investment is 1.11% per annum of the Fund’s average daily NAV (or $0.56 for the initial offering price per Share of $50.00) for the Ultra Funds, 1.06% per annum of the Fund’s average daily NAV (or $0.53 for the initial offering price per Share of $50.00) for the Short Funds and 1.20% per annum of the Fund’s average daily NAV (or $0.60 for the initial offering price per Share of $50.00) for the UltraShort Funds. See “Charges—Breakeven Table,” on page 42, for detailed Breakeven Amounts and Tables.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference into this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement, post-effective amendment or in other reports we file with the SEC in the future.

Each Fund seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to twice (200%) the performance of, the inverse (-100%) of the performance of, or twice the inverse (-200%) of the performance of the Index at all times, even during periods when the Index is flat as well as when the Index is moving in a manner which causes a Fund’s NAV to decline, thereby causing losses to such Fund.

The Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions. Rather, the Sponsor seeks to cause the NAV to track, over a single day, the Index, even during periods in which the Index is flat or moving in a manner which causes the NAV of a Fund to decline. It is possible to lose money over time when the Index is up for the Ultra Fund, or down for the Short Fund or UltraShort Fund, due to the effects of daily rebalancing, volatility and compounding.

Due to the compounding of daily returns, the Funds’ returns over periods longer than one day will likely differ in amount and possibly even direction from the Fund multiple times the Index return for the period.

The Funds are designed to provide leveraged (e.g. 200%), inverse (e.g. -100%) or leveraged inverse (e.g. -200%) results on a daily basis (before fees and expenses). The Funds, however, are unlikely to provide a simple multiple (e.g., 2x, -1x or -2x) of the Index’s performance over periods longer than one day.

Each of the Funds are “leveraged” and/or “inverse” funds in the sense that each has an investment objective to match a multiple, the inverse or an inverse multiple of the performance of the Index on a given day. The Funds are subject to a wide variety of correlation risks that may impede the ability to maintain a high degree of correlation to the stated Index. In addition, there is a special form of correlation risk that derives from the daily rebalancing of the Funds, which is that for periods greater than one day, the rebalancing of the Funds’ exposure tends to cause the performance of a Fund to be either greater than, or less than, the Index performance times the stated multiple in the Fund objective.

The hypothetical example below illustrates how a daily leveraged fund returns can behave for periods longer than one day. Take a hypothetical fund XYZ that seeks to double the daily performance of index XYZ. On each day, fund XYZ performs in line with its objective (200% of the index’s daily performance before fees and expenses). Notice that over the entire five-day period, the fund’s total return is considerably less than double that of the period return of the index. For the five-day period, index XYZ gained 5.1% while fund XYZ gained 9.8% (vs. 10.2% or 200% of 5.1%). In other scenarios, the return of a daily rebalanced fund could be greater than double the index’s return.

	Index XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Day 1	100.0	3.0%	6.0%	$106.00
Day 2	103.0	-3.0%	-6.0%	$99.64
Day 3	99.9	4.0%	8.0%	$107.61
Day 4	103.9	-2.5%	-5.0%	$102.23
Day 5	101.3	3.7%	7.4%	$109.80
Total Return	105.1	5.1%	9.8%

This effect is caused by compounding, which exists in all investments, but has a more significant impact in leveraged and inverse funds. In general, during periods of higher index volatility, compounding will cause longer term results to be less than two times the return of the index (or less than -1x or -2x times the return of the index for the Short Fund and the UltraShort Fund, respectively). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower index volatility, fund returns over longer periods can be higher than two times the return of the index. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the index return in addition to the index volatility. Similar effects exist for the Short Fund and the UltraShort Fund.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one year performance of an index compared with the performance of a fund that perfectly achieves its investment objective. The graphs demonstrate that, for periods greater than one day, a leveraged fund is likely to underperform or over-perform (but not match) the index performance (or the inverse of the index performance) times the stated multiple in the fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively monitor their investments. A one year period is used for illustrative purposes only. Deviations from the index return times the fund multiple can occur over periods as short as two days.

To isolate the impact of leverage, these graphs assume a) no dividends paid by the companies included on the index; b) no fund expenses; and c) borrowing/lending rates (to obtain required leverage) of zero percent. If these costs and expenses were included, the fund’s performance would be lower than that shown. Each of the graphs also assumes a volatility rate of 48%, which is the five-year annualized volatility rate of the Index as of December 31, 2010. An index’s volatility rate is a statistical measure of the magnitude of fluctuations in the returns of an index.

One-Year Simulation: Index Flat (0%)

(Annualized Index Volatility 48%)

One-Year Simulation: Index Up 35%

(Annualized Index Volatility 48%)

One-Year Simulation: Index Down 35%

(Annualized Index Volatility 48%)

Daily objective leveraged and short funds if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. But investors considering these funds should understand that they are designed to provide a positive multiple, negative correlation or negative multiple of an index on a daily basis and not for greater periods of time. As a result, fund returns will not likely be a simple multiple (e.g., 2x, -1x or -2x) of an index’s return for time periods longer than one day.

Additionally, investors should recognize that the degree of volatility of the underlying index can have a dramatic effect on a fund’s longer-term performance. The greater the volatility, given a particular index return, the greater the downside deviation will be of a fund’s longer-term performance from a simple multiple (e.g., 2x, -1x or -2x) of its index’s longer-term return.

The tables below illustrate the impact of two factors impacting a fund’s performance, index volatility and index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of an index and is calculated as the standard deviation of the natural logarithms of one plus the index return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of index return and index volatility over a one- year period. Assumptions used in the tables include: (1) no fund expenses, (2) borrowing/lending rates (to obtain leverage) of zero percent, (3) no transaction costs and (4) the fund consistently maintaining perfect exposure (200%, -100% or -200%) as of the market close each day. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be lower than shown. The first table below shows an example in which a leveraged fund that has an investment objective to correspond to twice (200%) of the daily performance of an index. The leveraged fund could incorrectly be expected to achieve a 20% return on a yearly basis if the index return was 10%, absent the effects of compounding. However, as the table shows, with an index volatility of 40%, such a fund would return 3.1%, again absent the effects of compounding. In the charts below, shaded areas represent those scenarios where a leveraged fund with the investment objective described will outperform (i.e., return more than) the index performance times the stated multiple in the Fund’s investment objective; conversely areas not shaded represent those scenarios where the Fund will underperform (i.e., return less than) the index performance times the stated multiple in the Fund’s investment objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Twice (200%) the Daily Performance of an Index.

One Year Index Performance	200% One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to the Inverse (-100%) of the Daily Performance of an Index.

One Year Index Performance	Inverse of One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	60%	150.0%	149.4%	147.5%	144.4%	140.2%	134.9%	128.5%	121.2%	113.0%	104.2%	94.7%	84.7%	74.4%
-55%	55%	122.2%	121.7%	120.0%	117.3%	113.5%	108.8%	103.1%	96.6%	89.4%	81.5%	73.1%	64.2%	55.0%
-50%	50%	100.0%	99.5%	98.0%	95.6%	92.2%	87.9%	82.8%	76.9%	70.4%	63.3%	55.8%	47.8%	39.5%
-45%	45%	81.8%	81.4%	80.0%	77.8%	74.7%	70.8%	66.2%	60.9%	54.9%	48.5%	41.6%	34.4%	26.9%
-40%	40%	66.7%	66.3%	65.0%	63.0%	60.1%	56.6%	52.3%	47.5%	42.0%	36.1%	29.8%	23.2%	16.3%
-35%	35%	53.8%	53.5%	52.3%	50.4%	47.8%	44.5%	40.6%	36.1%	31.1%	25.6%	19.8%	13.7%	7.3%
-30%	30%	42.9%	42.5%	41.4%	39.7%	37.3%	34.2%	30.6%	26.4%	21.7%	16.7%	11.3%	5.6%	-0.3%
-25%	25%	33.3%	33.0%	32.0%	30.4%	28.1%	25.3%	21.9%	18.0%	13.6%	8.9%	3.8%	-1.5%	-7.0%
-20%	20%	25.0%	24.7%	23.8%	22.2%	20.1%	17.4%	14.2%	10.6%	6.5%	2.1%	-2.6%	-7.6%	-12.8%
-15%	15%	17.6%	17.4%	16.5%	15.0%	13.0%	10.5%	7.5%	4.1%	0.3%	-3.9%	-8.4%	-13.1%	-17.9%
-10%	10%	11.1%	10.8%	10.0%	8.6%	6.8%	4.4%	1.5%	-1.7%	-5.3%	-9.3%	-13.5%	-17.9%	-22.5%
-5%	5%	5.3%	5.0%	4.2%	2.9%	1.1%	-1.1%	-3.8%	-6.9%	-10.3%	-14.0%	-18.0%	-22.2%	-26.6%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	-5%	-4.8%	-5.0%	-5.7%	-6.9%	-8.5%	-10.5%	-13.0%	-15.7%	-18.8%	-22.2%	-25.8%	-29.6%	-33.6%
10%	-10%	-9.1%	-9.3%	-10.0%	-11.1%	-12.7%	-14.6%	-16.9%	-19.6%	-22.5%	-25.8%	-29.2%	-32.8%	-36.6%
15%	-15%	-13.0%	-13.3%	-13.9%	-15.0%	-16.5%	-18.3%	-20.5%	-23.1%	-25.9%	-29.0%	-32.3%	-35.7%	-39.3%
20%	-20%	-16.7%	-16.9%	-17.5%	-18.5%	-19.9%	-21.7%	-23.8%	-26.3%	-29.0%	-31.9%	-35.1%	-38.4%	-41.9%
25%	-25%	-20.0%	-20.2%	-20.8%	-21.8%	-23.1%	-24.8%	-26.9%	-29.2%	-31.8%	-34.7%	-37.7%	-40.9%	-44.2%
30%	-30%	-23.1%	-23.3%	-23.8%	-24.8%	-26.1%	-27.7%	-29.7%	-31.9%	-34.5%	-37.2%	-40.1%	-43.2%	-46.3%
35%	-35%	-25.9%	-26.1%	-26.7%	-27.6%	-28.8%	-30.4%	-32.3%	-34.5%	-36.9%	-39.5%	-42.3%	-45.3%	-48.3%
40%	-40%	-28.6%	-28.7%	-29.3%	-30.2%	-31.4%	-32.9%	-34.7%	-36.8%	-39.1%	-41.7%	-44.4%	-47.2%	-50.2%

One Year Index Performance	Inverse of One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
45%	-45%	-31.0%	-31.2%	-31.7%	-32.6%	-33.7%	-35.2%	-37.0%	-39.0%	-41.2%	-43.7%	-46.3%	-49.0%	-51.9%
50%	-50%	-33.3%	-33.5%	-34.0%	-34.8%	-35.9%	-37.4%	-39.1%	-41.0%	-43.2%	-45.6%	-48.1%	-50.7%	-53.5%
55%	-55%	-35.5%	-35.6%	-36.1%	-36.9%	-38.0%	-39.4%	-41.0%	-42.9%	-45.0%	-47.3%	-49.8%	-52.3%	-55.0%
60%	-60%	-37.5%	-37.7%	-38.1%	-38.9%	-40.0%	-41.3%	-42.9%	-44.7%	-46.7%	-49.0%	-51.3%	-53.8%	-56.4%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Twice the Inverse (-200%) of the Daily Performance of an Index.

One Year Index Performance	200% Inverse of One Year	Index Volatility
	Index Performance	0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%

The foregoing tables are intended to isolate the effect of index volatility and index performance on the return of leveraged, inverse or inverse leveraged funds. The Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the preceding risk factor describing correlation risks.

Leveraged and/or short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

The Ultra Fund, Short Fund and the UltraShort Fund use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

Because the Ultra Fund, Short Fund and UltraShort Fund offered hereby include a 200%, -100% or -200% multiplier, a one-day price movement of 50% or more, in the case of the Ultra Fund and the UltraShort Fund, and of 100% or more, in the case of the Short Fund, in the Index could result in the total loss of an investor’s investment if that price movement is contrary to the investment objective of the Fund in which an investor has invested. This would be the case with downward one-day price movements in the Ultra Fund or upward one-day price movements in the Short Fund or the UltraShort Fund, even though the Index would always have a value greater than zero.

Because liability due to losses will be segregated in each Fund, losses to investors in one Fund should not subject investors in any other Fund to such losses.

While close tracking of any Fund to the Index may be achieved, several factors may affect a Fund’s ability to consistently achieve this correlation.

While the Funds expect to meet their investment objectives, several factors may affect their ability to do so. Among these factors are: (1) the Sponsor’s ability to purchase and sell futures contracts or enter into swap agreements in a manner that correlates to twice the performance of the Index, with respect to the Ultra Fund, or correlates to the inverse of or twice the inverse of the performance of the Index, with respect to the Short and UltraShort Fund, respectively; (2) an imperfect correlation between the performance of the futures contracts or swaps held by a Fund and the performance of the Index; (3) bid-ask spreads on such instruments; (4) commission costs; (5) holding instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent; (7) changes to the Index that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions.

Further, in order to achieve a high degree of correlation with the Index, the Funds seek to rebalance their portfolios daily to keep exposure consistent with their investment objectives. Being materially over- or under-exposed to the Index may prevent the Funds from achieving a high degree of correlation with the Index. Market disruptions or closure, regulatory restrictions or extreme market volatility will adversely affect the Funds’ ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the Index’s movements. Because of this, it is unlikely that the Funds will be perfectly exposed (i.e. +200%, -100% or -200%, as applicable) at the end of each day, and the likelihood of being materially under- or over-exposed is higher on days when the Index level is volatile near the close of the trading day.

The Funds seek to achieve their investment objective only for a single day and should not be expected to provide returns equal to (or near) the applicable Fund multiple times the Index return over periods greater than one day.

Potential negative impact from rolling natural gas futures positions.

The Index is composed of natural gas futures contracts with different times to expiration. For certain futures contracts, like those on natural gas, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Once this date is reached, the futures contract “expires.” As the futures contracts held by a Fund near expiration, they are generally replaced by contracts with a later expiration. This process is referred to as “rolling.”

When the market for these contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is lower than the price of the more distant contract. This pattern of higher futures prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer delivery months than in the more distant delivery months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is higher than the price of the more distant contract. This pattern of higher futures prices of shorter expiry futures contracts is referred to as “backwardation.”

The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Ultra Fund and positively affect the Short Fund or UltraShort Fund. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Short Fund or UltraShort Fund and positively affect the Ultra Fund.

Natural gas moves in and out of backwardation and contango but historically has been in contango most commonly. It is generally believed this is because the market needs to build inventories for most of the year in order to have enough in storage to make it through a normal winter. Periods of backwardation are typically thought to be caused by demand shocks or supply shortages such as an unusually cold winter or a hurricane.

Failure of the natural gas markets to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of natural gas futures contracts have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although natural gas futures contracts can provide a diversification benefit to investor portfolios because of their low to negative correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means that the Funds cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Funds perform in a manner that correlates with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the Funds.

A Fund’s exposure to the natural gas markets may subject the Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

The Index and the natural gas futures contracts have experienced high volatility in the past and are expected to experience high volatility in the future. Because the Index is comprised of natural gas futures contracts, the Index, and by extension, the Funds may be subject to greater volatility than investments in traditional securities.

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the natural gas futures contracts and other assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

Several factors may affect the price of natural gas, and in turn, the natural gas futures contracts and other assets, if any, owned by such a Fund, including, but not limited to:

•	The recent proliferation of commodity linked exchange traded products and their unknown effect on the commodity markets.

•

Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of crude oil. If one or more of these institutions decides to buy or sell natural gas in amounts large enough to cause a change in world prices, the price of natural gas will be affected.

•

Seasonal increases or decreases in the demand for natural gas. In some parts of the United States and other markets, the natural gas demand for power peaks during the cold winter months, with market prices also peaking at that time.

•

Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence natural gas prices.

•

Significant increases or decreases in the available supply of natural gas due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for natural gas or the impact of severe weather on the ability to produce or distribute natural gas. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment, also materially influence the supply of natural gas.

•

Significant increases or decreases in the demand for natural gas due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for natural gas. Technological factors may include such developments as substitutes for energy or natural gas.

•

A significant increase or decrease in natural gas hedging activity by commodity producers. Should there be an increase or decrease in the level of hedge activity of natural gas producing companies, countries and/or organizations, it could cause a change in world prices of natural gas, causing the price of Shares based upon the Index related to natural gas to be affected.

•

A significant change in the attitude of speculators and investors towards natural gas. Should the speculative community take a negative or positive view towards natural gas, it could cause a change in world prices of natural gas, the price of Shares based upon the Index related to natural gas will be affected.

The impact of changes in the price of natural gas will affect investors differently depending upon the Fund in which investors invest. Daily increases in the price of natural gas will negatively impact the daily performance of Shares of the Short Fund and the UltraShort Fund and daily decreases in the price of natural gas will negatively impact the daily performance of Shares of the Ultra Fund. For information regarding how the volatility of the Index can have a negative effect on performance over time, see “—Due to the compounding of daily returns, the Funds’ returns over periods longer than one day will likely differ in amount and possibly even direction from the Fund multiple times the Index return for the period.”

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

The Funds have no operating history and, as a result, investors have no performance history to serve as a factor for evaluating an investment in the Funds.

The Funds have no operating history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had any performance history, such performance history might (or might not) provide investors with more information on which to evaluate an investment in the Funds. Likewise, the Index has a limited history which might (or might not) provide investors with more information on which to evaluate an investment in the Funds. Therefore, investors will have to make their decision to invest in the Funds on the basis of limited information.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns. Such fees and expenses include asset-based fees of 0.95% per annum of each Fund’s average daily NAV, as well as the effects of trading spreads associated with futures contracts and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities. Additional charges may include other fees as applicable.

Possible illiquid markets may exacerbate losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a swap counterparty at a reasonable cost. Swap agreement may entail breakage costs if terminated prior to the maturity date.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Funds will typically invest in natural gas futures contracts.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, New York Stock Exchange (“NYSE”), NYMEX or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Funds decline during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the

Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of a Fund changes as fluctuations occur in the market value of a Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares) and similarly the public trading price per Share of a Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares of a Fund at a discount or a premium to the public trading price per Share of that Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of the natural gas futures contracts comprising the Index at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time to time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by nonconcurrent trading hours between the NYSE Arca and the NYMEX. While the Shares of each Fund will trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. (Eastern Time), the natural gas futures contracts may be traded during different time frames. Consequently, liquidity in the natural gas futures contracts will be reduced after the close of trading on the NYMEX. As a result, during the time when the NYSE Arca is open and the NYMEX is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

An investor may be adversely affected by lack of independent advisers representing investors.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares of a Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will or be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. As the Funds themselves are not registered with the CFTC in any capacity, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Although the Sponsor does not anticipate that such claims will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Funds due to the valuation method employed on the date of NAV calculation.

Calculating the NAV of the Funds includes, in part, any unrealized profits or losses on futures contracts or open swap agreements. Under normal circumstances, the NAV of a Fund reflects the value of the futures contracts and the swap agreements held by a Fund, as of the time the NAV is being calculated. However, if any of the futures contracts or swap agreements held by a Fund could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, a Fund may attempt to calculate the fair value of such instruments. In such a situation, there is a risk that the calculation of the Index, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the futures contracts underlying the Index.

The lack of active trading markets for the Shares of the Funds may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares of the Funds will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Funds will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

An investment in the Shares may be adversely affected by competition from other methods of obtaining exposure natural gas.

A Fund constitutes a new, and thus untested, type of investment vehicle. A Fund competes with other financial vehicles, including other commodity pools hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in natural gas or natural gas futures contracts. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in natural gas directly, which could limit the market for the Shares and reduce the liquidity of the Shares

The Funds may become subject to counterparty risks, credit risks and other risks associated with swap agreements which could result in significant losses to the Funds.

The Funds may use swap agreements as a means to achieve their investment objective. Swap agreements are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. Investors, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s swap agreements. The markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

Unlike in futures contracts, the counterparty to swap agreements is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to credit risk with respect to the amount it expects to receive from counterparties to swaps entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

A Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and a Fund may obtain only limited recovery or may obtain no recovery in such circumstances. The Funds typically enter into transactions with counterparties whose credit rating is investment grade, as determined by a nationally recognized statistical rating organization, or, if unrated, judged by the Sponsor to be of comparable quality.

Swaps have terms that make them less marketable than futures contracts. Swaps are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

The Shares of the Funds are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded.

NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g. Dow Jones Industrial Average) or in the price of a Fund’s Shares. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if its Shares are delisted.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor).

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee.

Under the Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more of the Funds.

Although the Shares of the Funds are limited liability investments, certain circumstances such as bankruptcy of a Fund will increase a shareholder’s liability.

The Shares of the Funds are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Failure of the FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Funds as margin with the FCMs may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. Each FCM may, from time to time, have been the subject of certain regulatory and private causes of action.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and thereby potentially exposing assets in one Fund to the liabilities of another Fund.

Each Fund is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act (the “DSTA”) provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each Fund and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets in one Fund to the liabilities of another Fund

Shareholders of each Fund are subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Shareholders of each Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the United States Internal Revenue Service (“IRS”) does not accept the assumptions or conventions used by that Fund in allocating Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Funds apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to shareholders of a Fund in a manner that reflects shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”) and/or the Treasury regulations promulgated thereunder (the “Regulations”) and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects investors.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to increase to 20% for tax years beginning after December 31, 2012.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass-through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and swaps transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law by President Obama on July 21, 2010. The Act will make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for over-the-counter (“OTC”) derivatives, including Financial Instruments, such as swaps, in which the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the forced use of clearinghouse mechanisms for many OTC derivative transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in OTC contracts.

The CFTC, SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. Because there is a one-year period prescribed in which most of the mandated rulemaking and regulations will be implemented, it is not possible at this time to gauge the exact nature and scope of the impact of the Dodd-Frank Act on any of the Funds. The new law and the rules to be promulgated may negatively impact a Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on a Fund or its counterparties may impact that Fund’s ability to invest in a manner that efficiently meets its investment objective, and new requirements, including capital and mandatory clearing, may increase the cost of a Fund’s investments and cost of doing business, which could adversely affect investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE FUNDS’ INDEX

Dow Jones—UBS Natural Gas Sub-IndexSM

The Funds are designed to track twice, the inverse or twice the inverse of the daily performance of the Dow Jones—UBS Natural Gas Sub-IndexSM. The Dow Jones—UBS Natural Gas Sub-IndexSM is intended to reflect the performance of a rolling position in natural gas futures contracts traded on the NYMEX without regard to income earned on cash positions. An investment in natural gas futures contracts may often perform very differently than the price of physical natural gas.

The Index tracks what is known as a rolling futures position, which is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery on a nearby date are sold prior to that date and futures contracts on physical commodities that have a more distant delivery date are purchased. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll for each Index component occurs over a period of five Dow Jones—UBS business days in certain months according to a pre-determined schedule. The Index will reflect the performance of a rolling position in natural gas futures contracts without regard to income earned on cash positions.

Natural gas accounts for almost a quarter of U.S. energy consumption. The price of natural gas is established by the supply and demand conditions in the North American market, and more particularly, in the main refining center of the U.S. Gulf Coast. Demand for natural gas by consumers, as well as agricultural, manufacturing and transportation industries, determines overall demand for natural gas. Since the precursors of product demand are linked to economic activity, natural gas demand will tend to reflect economic conditions. However, other factors such as weather significantly influence natural gas demand.

Information About the Index Licensor

The Dow Jones-UBS Commodity IndexesSM (the “DJ-UBSCISM”) are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®”, “DJ”, “Dow Jones Indexes”, “UBS”, “Dow Jones—UBS Natural Gas Sub-IndexSM”, and “DJ-UBSSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been licensed for use for certain purposes by the Trust (“Licensee”).

The Funds are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Funds particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to the Licensee or the Funds. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of the Licensee or the shareholders of the Funds into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Shares to be issued or in the determination or calculation of the equation by which the Shares are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Fund shareholders, in connection with the administration, marketing or trading of the Funds. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Shares currently being issued by the Licensee, but which may be similar to and competitive with the Funds. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the DJ-UBSCISM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the DJ-UBSCISM and Fund Shares.

This Prospectus relates only to Funds and does not relate to the exchange-traded physical commodities underlying any of the DJ-UBSCISM components. Purchasers of the Shares should not conclude that the inclusion of a futures contract in the DJ-UBSCISM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in this Prospectus regarding the DJ-UBSCISM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the DJ-UBSCISM components in connection with the Funds. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the DJ-UBSCISM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DJ-UBSCISM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, FUND SHAREHOLDERS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJ-UBSCISM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJ-UBSCISM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND THE LICENSEE, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Each Fund seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to twice (200%) the performance of, the inverse (-100%) of the performance of, or twice the inverse (-200%) of the performance of the Index. The current index for the Funds is the Dow Jones—UBS Natural Gas Sub-IndexSM. The Index is designed to track the price of futures contracts of natural gas traded on the NYMEX.

Investment Objective of the “Ultra Fund”:

The “Ultra” Fund is different from most exchange-traded funds in that it seeks leveraged returns on a daily basis (i.e. 2x the return of the Index on each trading day). The Ultra Fund seeks daily results that match twice (200%) the daily performance of the Index (before fees and expenses). If the Ultra Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as the level of the Index when it rises. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the level of the Index when it declines. The Ultra Fund acquires long exposure through natural gas futures contracts, such that the Ultra Fund has exposure intended to approximate twice (200%) the Index at the time of its NAV calculation.

Investment Objective of the “Short Fund”:

The “Short” Fund is different from most exchange-traded funds in that it seeks inverse returns on a daily basis (i.e. -1x the return of the Index on each trading day). The Short Fund seeks daily results that match the inverse (-100%) of the daily performance of the Index (before fees and expenses). If the Short Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as the level of the Index when it declines. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the level of the Index when it rises. The Short Fund acquires exposure through natural gas futures contracts, such that the Short Fund has exposure intended to approximate the inverse of the Index at the time of its NAV calculation.

Investment Objective of the “UltraShort Fund”:

The “UltraShort” Fund is different from most exchange-traded funds in that it seeks inverse leveraged returns on a daily basis (i.e. -2x the return of the Index on each trading day). The UltraShort Fund seeks daily results that match twice the inverse (-200%) of the daily performance of the Index (before fees and expenses). If the UltraShort Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as the level of the Index when it declines. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the level of the Index when it rises. The UltraShort Fund acquires exposure through natural gas futures contracts, such that the UltraShort Fund has exposure intended to approximate twice the inverse (-200%) of the Index at the time of its NAV calculation.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results. Results for the Funds over periods of time greater than one day should not be expected to be a simple inverse (-100%), multiple (+200%) or inverse multiple (-200%) of the period return of the Index and will likely differ significantly from such.

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective.

Each Fund intends to obtain exposure to the Index by taking long or short positions in natural gas futures contracts. In the event position accountability rules or position limits are reached with respect to natural gas futures contracts, the Sponsor may, in its commercially reasonable judgment, cause such Fund to obtain exposure to the Index through swaps referencing the Index or particular natural gas futures contracts comprising the Index, or invest in other futures contracts or swaps not based on the particular natural gas futures contracts comprising the Index if such instruments tend to exhibit trading prices or returns that correlate with the Index or any natural gas futures contract and will further the investment objective of the Fund. The Funds may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) to prevent the Funds from obtaining the appropriate amount of investment exposure to the affected natural gas futures contracts directly or other futures contracts. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may serve as collateral for the futures contracts and swap agreements.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, nor does it conduct conventional volatility research or analysis, or forecast market movement or trends, in managing the assets of the Funds. The Funds seek to remain fully exposed at all times to the Index without regard to market conditions, trends or direction.

At the close of the U.S. trading markets each trading day, each Fund will seek to position its portfolio so that its exposure to the Index is consistent with its investment objective. The impact of the Index’s movements during the day will affect whether the Fund’s portfolio needs to be re-positioned. For example, if the Index has risen on a given day, net assets of the Ultra Fund should rise, meaning the Fund’s long exposure will need to be increased. Conversely, if the Index has fallen on a given day, net assets of the Ultra Fund should fall, meaning the Fund’s long exposure will need to be decreased. Net assets of the Short and UltraShort Funds will generally decrease when the Index rises, meaning the Funds’ short exposure will need to be decreased. Conversely, if the Index has fallen on a given day, net assets of the Short and UltraShort Funds should rise, meaning the Funds’ short exposure will need to be increased.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The size and length of futures contracts on a particular underlying reference are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash with an FCM for its open positions in futures contracts. Such deposits are generally held for the benefit of the counterparty at the FCM to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the futures contract, the Fund will seek withdrawal of this deposit from the FCM and may incur certain costs exercising its right with respect to the deposited cash.

Certain futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying reference. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

U.S. Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange (“CBOE”) (which includes the CBOE Futures Exchange (“CFE”)), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”), the NYMEX and the Intercontinental Exchange (“ICE”)).

Each futures exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Non-U.S. Futures Exchanges

Foreign futures exchanges differ in certain respects from their U.S. counterparts. Non-U.S. futures exchanges are not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. futures exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Regulations

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency currently regulates the OTC foreign exchange markets.)

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor, and requires commodity trading advisors to maintain current and accurate records within the United States. If the registration of a Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. The Funds themselves are not registered with the CFTC in any capacity. Therefore, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges) limit the amount of fluctuation in some futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. As of the date of this Prospectus, the maximum daily price fluctuation limit for natural gas futures contracts is $3.00 per mmBtu ($30,000 per contract) for all months. One mmBtu is equivalent to 10,000 million British thermal units. Once the daily price fluctuation limit is reached, the limit is reset after a five minute trading halt.

Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading or to maintain an open position in futures contracts. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index in exchange for a fixed or floating rate of return (interest rate leg) in respect of a predetermined notional amount. In the case of futures contracts based indices, such as the Index, the reference interest rate is zero. The gross returns to be exchanged are calculated with respect to a notional amount and the index returns to which the swap is linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Assets and Liabilities. The notional amounts of the agreement reflect the extent of the Ultra Fund’s total investment exposure under the swap agreement. Each of the Short Fund’s and UltraShort Fund’s exposure is not limited by the notional amount and its exposure is in theory potentially infinite as there is no fixed limit on the increase in any index value. The primary risks associated with the use of swap agreements arise from the imperfect correlation between movements in the notional amount and the price of the underlying investments and the inability of counterparties to perform. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swap agreements only with large, established and well capitalized financial institutions that meet certain credit quality standards and monitoring policies. Each Fund that invests in swaps may use various techniques to minimize credit risk including early termination or reset and payment, using different counterparties and limiting the net amount due from any individual counterparty.

Each Fund that invests in swaps generally collateralizes swap agreements with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the custodian to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the swap transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. Each Fund remains subject to credit risk with respect to the amount it expects to receive from counterparties, as those amounts are generally not similarly collateralized by the counterparty. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding and may obtain only limited recovery or may obtain no recovery in such circumstances.

PERFORMANCE OF COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. No performance information is presented with respect to the Funds, which have not traded prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of the Funds are purchased by the initial Authorized Participant for the Funds (all as described in the “Plan of Distribution” section of this Prospectus). The performance of the Funds will differ materially in certain respects from the performance of the following funds which are included herein.

The below funds, the performance of which are summarized herein, are materially different in certain respects from the Funds and the past performance summary of such funds are generally not representative of how the Funds might perform in the future.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$41,711,516
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$12,220,328
Net Asset Value as of February 28, 2011:	$20,854,777
Net Asset Value per Share[4] as of February 28, 2011:	$37.92
Worst Monthly Loss:[5]	-14.51% (January 2010)
Worst Peak-to-Valley Loss:[6]	-28.90% (Inception – February 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:1

	2008	2009	2010	2011
January		-11.51%	-14.51%	1.63%
February		-9.37%	6.89%	2.58%
March		5.85%	-2.89%
April		0.66%	3.56%
May		26.77%	-13.83%
June		-4.85%	0.16%
July		5.57%	13.55%
August		-1.97%	-5.36%

[1]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

September		2.33%	14.71%
October		5.82%	9.65%
November	-1.59%	6.47%	-1.44%
December	-9.91%	3.47%	22.04%
Annual	-11.34%	27.26%	28.95%	N/A
Year-to-Date	N/A	N/A	N/A	4.25%

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$12,050,212
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$5,655,168
Net Asset Value as of February 28, 2011:	$2,714,607
Net Asset Value per Share[4] as of February 28, 2011:	$45.24
Worst Monthly Loss:[5]	-23.20% (May 2009)
Worst Peak-to-Valley Loss:[6]	-70.99% (February 2009 – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:2

	2008	2009	2010	2011
January		8.25%	15.02%	-2.66%
February		7.52%	-8.21%	-3.16%
March		-10.44%	1.86%
April		-3.46%	-4.33%
May		-23.20%	14.14%
June		0.93%	-1.55%
July		-8.52%	-12.92%
August		-0.65%	4.72%
September		-4.80%	-13.42%
October		-7.91%	-10.27%
November	1.14%	-7.92%	-1.01%
December	5.97%	-4.66%	-19.03%
Annual	7.18%	-45.43%	-34.35%	N/A
Year-to-Date	N/A	N/A	N/A	-5.74%

[2]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$2,909,958,253
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$63,983,454
Net Asset Value as of February 28, 2011:	$353,963,171
Net Asset Value per Share[4] as of February 28, 2011:	$49.16
Worst Monthly Loss:[5]	-40.05%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-69.39%
(Inception – April 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:3

	2008	2009	2010	2011
January		-29.62%	-17.41%	-0.76%
February		-22.51%	16.44%	-0.93%
March		6.57%	9.05%
April		-10.92%	6.28%
May		58.86%	-30.86%
June		7.46%	-1.02%
July		-5.61%	6.72%
August		-6.46%	-16.13%
September		-1.64%	17.69%
October		16.57%	1.00%
November	-1.38%	-1.68%	4.12%
December	-40.05%	-2.91%	17.17%
Annual	-40.88%	-14.59%	-0.99%	N/A
Year-to-Date	N/A	N/A	N/A	-1.68%

[3]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$1,086,224,644
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$93,607,767
Net Asset Value as of February 28, 2011:	$92,163,103
Net Asset Value per Share[4] as of February 28, 2011:	$49.29
Worst Monthly Loss:[5]	-40.18%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-75.72%
(February 2009 – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:4

	2008	2009	2010	2011
January		20.65%	19.06%	-1.93%
February		15.74%	-17.55%	-1.17%
March		-23.29%	-9.94%
April		2.31%	-7.28%
May		-40.18%	37.38%
June		-11.11%	-2.10%
July		-1.14%	-8.74%
August		3.15%	16.03%
September		-4.21%	-16.55%
October		-17.10%	-3.48%
November	-2.35%	-1.21%	-6.34%
December	19.09%	1.00%	-15.66%
Annual	16.28%	-52.91%	-25.70%	N/A
Year-to-Date	N/A	N/A	N/A	-3.08%

[4]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$313,690,772
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$116,392,898
Net Asset Value as of February 28, 2011:	$238,654,992
Net Asset Value per Share[4] as of February 28, 2011:	$69.18
Worst Monthly Loss:[5]	-15.05%
(December 2009)
Worst Peak-to-Valley Loss:[6]	-16.93%
(November 2009 – January 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:5

	2008	2009	2010	2011
January		10.61%	-2.22%	-11.26%
February		6.21%	4.96%	12.66%
March		-8.60%	0.81%
April		-7.93%	11.30%
May		21.19%	4.29%
June		-8.76%	5.47%
July		0.44%	-12.14%
August		3.04%	13.12%
September		7.95%	9.62%
October		8.54%	5.68%
November		26.93%	4.89%
December	23.30%	-15.05%	2.65%
Annual	23.30%	42.95%	57.02%	N/A
Year-to-Date	N/A	N/A	N/A	-0.02%

[5]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$249,146,262
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$167,770,265
Net Asset Value as of February 28, 2011:	$101,596,698
Net Asset Value per Share[4] as of February 28, 2011:	$27.91
Worst Monthly Loss:[5]	-22.76%
(November 2009)
Worst Peak-to-Valley Loss:[6]	-77.67%
(Inception – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return6:

	2008	2009	2010	2011
January		-12.44%	0.61%	11.62%
February		-8.58%	-6.45%	-11.95%
March		4.35%	-2.01%
April		6.15%	-11.01%
May		-18.90%	-5.46%
June		8.14%	-6.70%
July		-1.67%	12.44%
August		-4.12%	-12.50%
September		-8.81%	-9.53%
October		-9.09%	-6.43%
November		-22.76%	-6.35%
December	-22.47%	15.24%	-4.06%
Annual	-22.47%	-45.91%	-45.83%	N/A
Year-to-Date	N/A	N/A	N/A	-1.71%

[6]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Silver[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$555,653,136
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$310,670,791
Net Asset Value as of February 28, 2011:	$717,984,846
Net Asset Value per Share[4] as of February 28, 2011:	$181.77
Worst Monthly Loss:[5]	-20.90%
(June 2009)
Worst Peak-to-Valley Loss:[6]	-25.55%
(May 2009 – July 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return7:

	2008	2009	2010	2011
January		30.91%	-9.19%	-19.29%
February		10.07%	-3.77%	44.19%
March		-3.39%	16.36%
April		-8.72%	11.87%
May		48.18%	-2.78%
June		-20.90%	0.64%
July		-5.87%	-12.07%
August		11.41%	13.00%
September		25.22%	35.55%
October		-0.05%	16.11%
November		17.86%	25.47%
December	14.42%	-13.40%	25.30%
Annual	14.42%	99.56%	173.63%	N/A
Year-to-Date	N/A	N/A	N/A	16.37%

[7]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$478,340,815
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$316,059,029
Net Asset Value as of February 28, 2011:	$134,930,717
Net Asset Value per Share[4] as of February 28, 2011:	$31.42
Worst Monthly Loss:[5]	-37.42%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-96.86%
(Inception – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return8:

	2008	2009	2010	2011
January		-30.75%	6.25%	17.54%
February		-12.75%	-1.65%	-33.03%
March		-3.04%	-17.28%
April		4.15%	-13.65%
May		-37.42%	-3.39%
June		18.90%	-5.63%
July		0.97%	10.64%
August		-16.54%	-14.05%
September		-26.33%	-28.05%
October		-4.39%	-18.10%
November		-19.82%	-26.17%
December	-21.60%	11.08%	-24.65%
Annual	-21.60%	-76.00%	-78.79%	N/A
Year-to-Date	N/A	N/A	N/A	-21.29%

[8]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Euro [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$27,964,079
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$6,868,400
Net Asset Value as of February 28, 2011:	$8,219,864
Net Asset Value per Share[4] as of February 28, 2011:	$27.40
Worst Monthly Loss:[5]	-16.10%
(January 2009)
Worst Peak-to-Valley Loss:[6]	-34.40%
(November 2009 – June 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return9:

	2008	2009	2010	2011
January		-16.10%	-6.28%	4.70%
February		-2.14%	-3.74%	1.57%
March		9.48%	-1.78%
April		-0.98%	-2.97%
May		14.01%	-15.18%
June		-1.71%	-0.90%
July		3.03%	13.32%
August		1.01%	-5.63%
September		4.06%	15.54%
October		1.04%	4.08%
November	-3.10%	4.00%	-13.15%
December	20.70%	-9.23%	5.95%
Annual	16.96%	3.03%	-14.48%	N/A
Year-to-Date	N/A	N/A	N/A	6.34%

[9]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Euro [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$931,930,642
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$451,547,078
Net Asset Value as of February 28, 2011:	$426,995,607
Net Asset Value per Share[4] as of February 28, 2011:	$18.89
Worst Monthly Loss:[5]	-18.61%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-33.83%
(November 2008 – November 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return10:

	2008	2009	2010	2011
January		17.58%	6.32%	-5.04%
February		1.29%	3.37%	-1.95%
March		-9.86%	1.30%
April		0.18%	2.58%
May		-12.88%	16.81%
June		0.93%	0.30%
July		-3.45%	-12.37%
August		-1.43%	5.33%
September		-4.24%	-14.03%
October		-1.41%	-4.60%
November	2.93%	-4.32%	14.26%
December	-18.61%	9.68%	-6.11%
Annual	-16.22%	-10.84%	8.66%	N/A
Year-to-Date	N/A	N/A	N/A	-6.89%

[10]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Yen [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$8,303,033
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$2,090,740
Net Asset Value as of February 28, 2011:	$3,292,219
Net Asset Value per Share[4] as of February 28, 2011:	$32.92
Worst Monthly Loss:[5]	-15.60%
(February 2009)
Worst Peak-to-Valley Loss:[6]	-18.31%
(January 2009 – March 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return11:

	2008	2009	2010	2011
January		1.67%	6.21%	-2.25%
February		-15.60%	2.89%	0.55%
March		-3.21%	-9.78%
April		0.49%	-1.08%
May		6.81%	6.40%
June		-2.48%	5.51%
July		3.30%	4.39%
August		3.19%	5.59%
September		7.30%	0.99%
October		-0.79%	7.47%
November	3.03%	8.35%	-7.64%
December	10.44%	-14.04%	5.91%
Annual	13.79%	-8.11%	28.13%	N/A
Year-to-Date	N/A	N/A	N/A	-1.71%

[11]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Yen [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$497,403,739
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$381,441,211
Net Asset Value as of February 28, 2011:	$333,899,945
Net Asset Value per Share[4] as of February 28, 2011:	$15.82
Worst Monthly Loss:[5]	-10.60%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-38.72%
(March 2009 – October 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:12

	2008	2009	2010	2011
January		-2.56%	-6.25%	1.85%
February		17.12%	-3.39%	-0.87%
March		2.07%	10.27%
April		-1.17%	0.74%
May		-7.18%	-7.31%
June		1.58%	-5.58%
July		-3.95%	-4.67%
August		-3.66%	-5.79%
September		-7.28%	-1.61%
October		0.16%	-7.23%
November	-3.07%	-8.10%	7.93%
December	-10.60%	15.36%	-6.09%
Annual	-13.35%	-1.10%	-26.84%	N/A
Year-to-Date	N/A	N/A	N/A	0.96%

[12]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Short-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$20,992,531
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$13,860,937
Net Asset Value as of February 28, 2011:	$13,063,960
Net Asset Value per Share[4] as of February 28, 2011:	$65.32
Worst Monthly Loss:[5]	-6.37%
(February 2011)
Worst Peak-to-Valley Loss:[6]	-18.39%
(Inception – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28,2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:13

2011
January	-12.84%
February	-6.37%
March
April
May
June
July
August
September
October
November
December
Year-to-Date	-18.39%

[13]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Mid-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$11,229,275
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$7,521,915
Net Asset Value as of February 28, 2011:	$6,859,852
Net Asset Value per Share[4] as of February 28, 2011:	$68.60
Worst Monthly Loss:[5]	-3.79%
(February 2011)
Worst Peak-to-Valley Loss:[6]	-14.25%
(Inception – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:14

2011
January	-10.88%
February	-3.79%
March
April
May
June
July
August
September
October
November
December
Year-to-Date	-14.25%

[14]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

Liquidity and Capital Resources

Prior to the date of this Prospectus, the Funds have not begun trading activities. In order to collateralize derivatives positions, a significant portion of the NAV of each Fund will be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements). A portion of these investments may serve as collateral for the Fund’s trading in futures contracts and swap agreements. The percentage that U.S. Treasury securities and other short-term fixed-income securities will bear to the shareholders’ equity of each Fund will vary from period to period as the market values of the underlying futures contracts and swap agreements change.

The futures contracts and swaps, if any, held by a Fund may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. In the case of futures contracts, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no futures trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in such futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Fund from promptly liquidating its futures positions. As of the date of this Prospectus, the maximum daily price fluctuation limit for natural gas futures contracts is $3.00 per mmBtu ($30,000 per contract) for all months. Once the daily price fluctuation limit is reached, the limit is reset after a five minute trading halt.

Entry into swap agreements may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties, do not have uniform terms and conditions, and generally are not transferrable without the consent of the counterparty. Therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments.

As of the date of this Prospectus, the Trust is unaware of any other trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs.

Because the Funds will trade futures contracts and enter into swap agreements, their capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Results of Operations

During the time period from January 1, 2011 to April 5, 2011, the Funds had not yet commenced investment activities nor issued Shares. The Funds did not purchase or own futures contracts or swap agreements during this period. There were no receipts or disbursements of cash to or from the Funds during this period. The Funds did not receive any revenue, capital gains (losses), or incur any expenses, during this time period.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this Prospectus, the Funds have not used, nor do they expect to use in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While the Funds’ exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Funds’ financial position.

Management fee payments made to the Sponsor will be calculated as a fixed percentage of each Fund’s NAV. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date. The agreement with the Sponsor may be terminated by either party upon 30 days written notice to the other party. One officer of the Trust also serves as an officer and owner of the Sponsor.

Market Risk

Each Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the natural gas futures contracts it holds are traded and the relationships among the contracts held. The inherent uncertainty of each Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Funds enter into futures contracts or swap agreements, the Funds will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on U.S. and most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Funds.

It is expected that swap agreements will be contracted for directly with counterparties. Swap agreements do not generally involve the delivery of securities or other underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, a Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. Swap counterparty risk will be generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery collateral posted in segregated tri-party accounts at the Fund’s custodian bank.

The FCMs for the Funds, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to each Fund, all assets of each Fund relating to domestic futures trading, and the FCMs will not be allowed to commingle such assets with other assets of the FCMs. In addition, CFTC regulations will also require the FCMs to hold in a secure account assets of each Fund related to foreign futures trading.

Critical Accounting Policies

The Funds’ critical accounting policies will be as follows:

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments and actual results may differ from the estimates used.

The Funds will have significant exposure to futures contracts and swaps, each of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

The use of fair value to measure futures contracts, with related unrealized gains or losses recognized in earnings in each period, will be fundamental to the Funds’ financial statements. The fair value of a futures contract is the amount that would be expected to be received/paid when the contract is traded in an orderly transaction between market participants at the measurement date (the exit price).

For financial reporting purposes, the Funds value transactions based upon the final closing price in their primary markets.

Short-term investments are valued at market price.

Derivatives (e.g., futures and swaps) are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts will be generally valued at the settlement price on the applicable exchange on which that future trades If a settlement price and/or index value are not available, the Sponsor may value an asset of a Fund pursuant to the policies the Sponsor has adopted, which are consistent with normal industry standards.

Fair value pricing may require subjective determinations about the value of an investment. While the Funds’ policy is intended to result in a calculation of each Fund’s NAV that fairly reflects investment values as of the time of pricing, a Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that the Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Swaps will be generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor.

Realized gains (losses) and changes in unrealized gain (loss) on open positions will be determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

Each Fund pays its respective brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments. Brokerage commissions on futures contracts are recognized on a half-turn basis.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of the Funds will be used to enter into natural gas futures contracts and swap agreements, if applicable, in combination with cash or cash equivalents and/or U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may be deposited with the FCMs as margin in connection with any futures transactions. To the extent, if any, that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures contract positions.

The Sponsor has selected Prudential Bache Commodities, LLC (“PBC”) and RBC Capital Markets Corporation (“RBC”) as its initial FCMs. Each of PBC and RBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of PBC and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to PBC or RBC, as applicable.

On or about January 1, 2004, the assets and the accounts of the Global Derivatives Business of Prudential Equity Group, Inc. (f/k/a Prudential Securities Incorporated) were transferred to Prudential Financial Derivatives, LLC, which was renamed Prudential Bache Commodities, LLC in 2007. Each of PBC and RBC is registered as a FCM with the CFTC and is a member of the NFA. PBC and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Neither PBC nor RBC is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee, BBH (the “Administrator”) or the Custodian. Neither PBC nor RBC is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. Neither PBC nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Neither PBC nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon PBC or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace PBC and/or RBC as the Funds’ clearing broker.

To the extent, if any, that the Funds enter into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the futures contracts as described above.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Funds, the analysis assumes that the average daily NAV per Fund is $50.00.

	Dollar Amount and Percentage of Expenses per Fund

Expenses[1]	ProShares Ultra DJ-UBS Natural Gas		ProShares Short DJ-UBS Natural Gas		ProShares UltraShort DJ-UBS Natural Gas
	$	%	$	%	$	%
Selling price per share	50.00		50.00		50.00
Management fee[2]	0.48	0.95%	0.48	0.95%	0.48	0.95%
Brokerage commissions and fees[3]	0.08	0.16%	0.05	0.11%	0.12	0.25%
Other expenses[4]	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.56	1.11%	0.53	1.06%	0.60	1.20%
Interest income[5]	(0.06)	(0.12)%	(0.06)	(0.12)%	(0.06)	(0.12)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[6]	0.50	0.99%	0.47	0.94%	0.54	1.08%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month end NAV and is based on $50.00 as the NAV per Share of each of the Funds. The initial price per Share to be paid by the initial Authorized Participants is $50.00 per Share. The actual NAV of each of the Funds will differ after the initial purchases by the initial Authorized Participants and is likely to change on a daily basis.
2.	From the Management Fee, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers.
3.	The Funds are subject to brokerage commissions including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The effects of trading spreads, financing costs/fees associated with natural gas futures contracts and swaps, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities are not included in this analysis.
4.	In connection with orders to create and redeem Creation Units, Authorized Participants pay a fixed transaction fee in the amount of up to $500 per order. In connection with orders to create and redeem Creation Units, the Funds may also receive a variable fee of up to 0.10% of the value of the Creation Units that are purchased or sold from Authorized Participants. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Creation Unit-by-Creation Unit basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
5.	Based on current U.S. Treasury securities yields and anticipated investment levels in the various Funds, the breakeven analysis assumes an interest rate of 0.12%.
6.	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amount

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Funds during the first twelve months of investment is the following percentage per annum of the Funds’ average daily NAV, plus the amount of any commissions charged by the investor’s broker:

Name of Fund	Percentage
ProShares Ultra DJ-UBS Natural Gas	1.11%
ProShares Short DJ-UBS Natural Gas	1.06%
ProShares UltraShort DJ-UBS Natural Gas	1.20%

A Fund will break even only if its annual return from trading, plus its annual interest income from high credit quality short-term fixed income securities, equals its fees and expenses per annum.

Organization and Offering Stage

Offering Costs

The Sponsor will not collect its fee in the first year of operations of each Fund in an amount equal to the offering costs incurred by such Fund. The Sponsor will reimburse each Fund to the extent that its offering costs exceed 0.95% of its average daily NAV for the first year of operations. Normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund are paid by the Sponsor.

Operational Stage

Management Fee

The Funds will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of their average daily NAV. No other management fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor will pay Dow Jones—UBS a licensing fee for use of the Index as a benchmark for the Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of the Funds, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of the Funds, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, individual K-1 preparation and mailing fees not exceeding 0.10% per annum of the NAV of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds will pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation.

Brokerage Commissions and Fees

Each Fund pays all of its brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments.

Other Transaction Costs

The Funds will bear other transaction costs including the effects of trading spreads associated with the use of futures contracts and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements). The effects of these other transaction costs are not included in the above breakeven analysis.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company (“DTC”), and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

The Funds will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit of Shares in order to compensate BBH, as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Fund to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “1933 Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” means any day other than a day when any of the NYSE, the NYSE Arca, the CBOE, or the CFE or other exchange material to the valuation or operation of the Funds is closed for regular trading.

Purchase orders must be placed by the cut-off time shown below. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the Funds on the purchase order date plus the applicable transaction fee. Authorized Participants have a cut-off as shown in the table below.

Underlying Index	Create/Redeem Cut-off	NAV Calculation Time
Dow Jones—UBS Natural Gas Sub-IndexSM	1:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of the National Securities Clearing Corporation (“NSCC”), as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (DVP) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the third Business Day following the purchase order date (T+3), such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (1) for any period during which any of the NYSE, the NYSE Arca, the NYMEX or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the Fund’s futures contracts; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	the order would be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the third Business Day immediately following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the NYSE, the NYSE Arca, the NYMEX or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the Fund’s futures contracts; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BBH for services in processing the creation and redemption of Creation Units and to offset some or all of the costs of increasing or decreasing derivative positions, an Authorized Participant is required to pay a fixed transaction fee of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, have been named as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust is also a defendant in this action, along with several others. The complaint alleges that the defendants violated Sections 11 and 15 of the 1933 Act by issuing untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares ETFs, allegedly failing to adequately disclose the funds’ investment objectives and risks. The Trust was added as a defendant in an amendment to the complaint filed on September 24, 2010. The six funds of the Trust named in the complaint are ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Crude Oil, and ProShares UltraShort Silver. The Trust believes the complaint is without merit and that the anticipated outcome will not adversely impact the operation of the Trust or any of its funds.

On or about January 1, 2004, the assets and the accounts of the Global Derivatives Business of Prudential Equity Group, Inc. (f/k/a Prudential Securities Incorporated) were transferred to Prudential Financial Derivatives, LLC, which was renamed Prudential Bache Commodities, LLC in 2007. PBC is registered as an FCM with the CFTC and is a member of the NFA. PBC is a clearing member of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges.

From time to time each of PBC and RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the action described below, each of PBC and RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against either PBC or RBC or any of its respective principals.

In April 2006, one of PBC’s commodities brokers filed an arbitration proceeding in connection with the broker’s termination based upon allegations of sexual harassment. The broker alleged that the termination was a pretext to steal his business without compensation. The claims, brought against an affiliate of PBC, included fraud, breach of contract, unjust enrichment, quantum meruit and defamation. The claimant sought damages in excess of $28 million, of which $25 million was for defamation, and unspecified punitive damages. The parties settled this matter in December 2007, prior to the arbitration hearing scheduled for January 2008. The former employee executed a Settlement Agreement and General Release dismissing the matter with prejudice, essentially in exchange for commissions owed, interest and certain costs associated with the proceeding.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 50,000 Shares, or Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BBH, 50 Milk Street, Boston, Massachusetts 02109.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other Fund. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other Fund or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator and commodity trading advisor.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

ProShare Capital Management LLC, is the Sponsor of the Trust and the Funds. The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust and the Funds. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the NFA and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its registration with the NFA on August 31, 2000 but later re-applied and had its registration subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999 and is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator and commodity trading advisor, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, telephone number (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of Commodity Pools Operated by the Commodity Pool Operator” in this Prospectus.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal Executive Officer of the Trust; Chief Financial Officer and Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust
Todd B. Johnson*	Chief Investment Officer and Principal of the Sponsor
Howard S. Rubin	Director, Portfolio Management and Associated Person of the Sponsor
Michelle Liu	Portfolio Manager and Associated Person of the Sponsor
Ryan Dofflemeyer	Portfolio Manager and Associated Person of the Sponsor
Lisa P. Johnson	Principal of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who participates in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisers registered under the Investment Advisers Act of 1940.

Michael L. Sapir, Chairman, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Chairman, Chief Executive Officer and a member of PFA since April 1997; and Chairman, Chief Executive Officer and a member of PSA since January 2005. As Chairman and Chief Executive Officer of the Sponsor, PSA and PFA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PSA and PFA, respectively.

Louis M. Mayberg, Chief Financial Officer, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997; and a member of PSA, since January 2005. Principal Executive Officer of the Trust since June 2008. As Chief Financial Officer of the Sponsor, Mr. Mayberg’s responsibilities include oversight of the financial matters of the Sponsor. As Principal Executive Officer of the Trust, his responsibilities include oversight of operations of the Trust.

William E. Seale, Ph.D., a member of the Sponsor and a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997; and a member of PSA since April 2005. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has ownership interest in the Sponsor and PSA. The Sapir Family Trust has passive ownership interest in the Sponsor and exercises no management authority over the Fund.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has ownership interest in Sponsor and PFA. Northstar Trust has passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008. Mr. Karpowicz has been employed by PFA since July 2002 as Vice President of Financial Administration.

Todd B. Johnson, a registered associated person of the Sponsor since January 29, 2010, a listed principal of the Sponsor since January 16, 2009 and Chief Investment Officer of the Sponsor since February 27, 2009. In this role, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PSA and PFA since December 2008. Prior to December 2008, Mr. Johnson served at World Asset Management (a financial services firm) – President and Chief Investment Officer, January 2006 to December 2008; Managing Director and Chief Investment Officer, Quantitative Investments, January 2002 to December 2005.

Howard Rubin, CFA, a registered associated person and an NFA associate member of the Sponsor since July 14, 2008 and Director, Portfolio Management of the Sponsor since December 1, 2009. In these roles, Mr. Rubin’s responsibilities include day-to-day portfolio management of the Funds. Mr. Rubin has served as Senior Portfolio Manager of PSA since December 2007 and Senior Portfolio Manager of the Sponsor from November 27, 2008 through November 30, 2009. Mr. Rubin has also served as Senior Portfolio Manager of PFA since November 2004 and Portfolio Manager of PFA from April 2000 through November 2004. Mr. Rubin holds the Chartered Financial Analyst (CFA) designation.

Michelle Liu, a registered associated person and an NFA associate member of the Sponsor since June 12, 2009 and Portfolio Manager of the Sponsor since December 1, 2009. In these roles, Ms. Liu’s responsibilities include day-to-day portfolio management of certain other series of the Trust. Ms. Liu has served as a Portfolio Manager of PSA and PFA since December 2009 and served as Associate Portfolio Manager of PSA from November 2007 to November 2009. Ms. Liu has also served at FINRA as a Senior Market Operations Analyst from July 2006 through November 2007 and as a Fixed Income Domain Lead/Specialist from March 2004 through July 2006.

Ryan Dofflemeyer, a registered associated person and an NFA associate member of the Sponsor since October 26, 2010 and Portfolio Manager of the Sponsor since January 3, 2011. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of the VIX Funds. Mr. Dofflemeyer serves as a Portfolio Manager of PFA since August of 2007 and served as Junior Portfolio Analyst from October of 2003 to August of 2007. Mr. Dofflemeyer also serves as Portfolio Manager for Horizon BetaPro Funds since May of 2008 and Portfolio Manager for PSA since March 2010. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute from September 2001 to August 2003.

Lisa Johnson, a listed principal of the Sponsor since November 11, 2008. Ms. Johnson’s responsibilities include the review and approval of advertising material of the Sponsor. Ms. Johnson has been employed with ProFunds Distributors Inc. (“PDI”) since April 2008 as Head of Compliance. Prior to her employment with PDI, Ms. Johnson was the Senior Corporate Compliance Officer for ICMA Retirement Corporation (a financial services company) where she was employed from February 2005 to April 2008. She served as Senior Compliance Officer for Delaware Investments (a financial services firm) from January 2001 to February 2005. Ms. Johnson is FINRA registered and holds Series 7, 24 and 63 licenses. She also possesses a Certified Regulatory and Compliance Professional designation, from the NASD Institute at Wharton.

Victor Frye, a listed principal of the Sponsor since December 2, 2008. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed by PFA since October 2002 as Chief Compliance Officer.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor owns $400 worth of Shares in each Fund. As of the date of this Prospectus, none of the Principals have an ownership or beneficial interest in any Fund.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund will trade on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.proshares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (“NAV”)

The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open futures contracts and swaps, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV. The NAV of each Fund is calculated at 2:30 p.m. (Eastern Time), on each trading day the Fund is open. Each Fund’s NAV is calculated only once each trading day.

In calculating the indicative NAV of a Fund, the settlement value of the Fund’s swap agreements, if any, is determined by applying the then-current disseminated values for the Index to the terms of such Fund’s swap agreements.

All open futures contracts traded on a U.S. exchange are calculated at their then current market value, which is based upon the settlement price or the last traded price before the NAV time, for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which NAV is being determined; provided, that if a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day.

The current market value of all open futures contracts traded on a non-U.S. exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-U.S. exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on a non-U.S. exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. The Sponsor may, in its sole discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance), value any asset of a Fund pursuant to such other principles as the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards. The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.

The Funds may use a variety of money market instruments to invest excess cash. Short-term debt instruments used in this capacity and expected to be held-to-maturity will be priced for NAV purposes at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of the futures contracts and cash and receivables less liabilities of a Fund at the time the IOPV is disseminated. The NYSE Arca calculates and disseminates every 15 seconds throughout the trading day an updated IOPV. The IOPV is calculated by the NYSE Arca using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of futures contracts and swap agreements held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. Due to non-concurrent trading hours, the IOPV will not change after 2:30p.m.

The NYSE Arca disseminates the IOPV. In addition, the IOPV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the IOPV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of Shares. Investors and market professionals are able throughout the trading day to compare the market price of a Fund and the IOPV. If the market price of the Shares diverges significantly from the IOPV, market professionals may have an incentive to execute arbitrage trades. Such arbitrage trades can tighten the tracking between the market price of a Fund and the IOPV and thus can be beneficial to all market participants.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor has discretionary authority over all distributions made by each Fund. To the extent that a Fund’s actual and projected interest income from its holdings of interest-bearing investments exceeds the actual and projected fees and expenses of the Fund, the Sponsor may make distributions of the amount of such excess. Each Fund currently does not expect to make distributions with respect to capital gains or income. Depending on a Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor receives with respect to such year.

Each Fund will make distributions at the discretion of the Sponsor. Each Fund currently does not expect to make capital gain or income distributions. Income earned from a Fund’s investment is allocated pro rata to each investor based on his, her or its holdings in such Fund. An investor’s income tax liability for his, her or its pro rata share of a Fund’s income and capital gains will, in all likelihood, exceed any distributions such investor receives.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed BBH as the Administrator of the Funds and BBH has entered into an administration and transfer agency services agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Funds) and the Sponsor in connection therewith. In addition, BBH serves as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at BBH’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH prepares and files certain regulatory filings on behalf of the Funds. BBH may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BBH, a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160 – 181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

THE CUSTODIAN

BBH serves as Custodian of the Funds and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE TRANSFER AGENT

BBH serves as the Transfer Agent of the Funds for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

DISTRIBUTOR

SEI serves as Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; telephone number (610) 676-1000.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly-owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

FUTURES COMMISSION MERCHANT

Each of Prudential Bache Commodities, LLC (“PBC”) and RBC Capital Markets Corporation (“RBC”), in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of PBC and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to PBC or RBC, as applicable.

The investor should be advised that neither PBC nor RBC is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, neither PBC nor RBC is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds, or has passed upon the merits of participating in this offering.

Neither PBC nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, neither PBC nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon PBC or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace PBC and/or RBC as the Funds’ clearing broker.

Margin Levels Expected to be Held at the FCMs

The following is based on how the Funds initially will be managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that the Short Fund will ever have futures exposure greater than 100% of the Fund’s assets, or that the Ultra Fund or the UltraShort Fund will ever have futures exposure greater than 200% of the Fund’s assets. Thus the maximum margin held at an FCM would not exceed twice the margin requirement for the Ultra Fund or the UltraShort Fund. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the Funds’ FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Funds may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

Initially, the Ultra Fund expects to have futures contracts with notional amounts equal to approximately 200% of Fund assets. As of March 31, 2011, the minimum margin requirement as a percentage of futures notional was approximately 8%. Thus, the minimum margin held at FCMs was approximately 16% of the Ultra Fund’s assets.

Initially, the Short Fund expects to have futures contracts with notional amounts equal to approximately 100% of Fund assets. As of March 31, 2011, the minimum margin requirement as a percentage of futures notional was approximately 8%. Thus, the minimum margin held at FCMs was approximately 8% of the Short Fund’s assets.

Initially, the UltraShort Fund expects to have futures contracts with notional amounts equal to approximately 200% of Fund assets. As of March 31, 2011, the minimum margin requirement as a percentage of futures notional was approximately 8%. Thus, the minimum margin held at FCMs was approximately 16% of the UltraShort Fund’s assets.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Neither the Sponsor nor any of its principals trade for their own accounts in any commodity interests. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

MATERIAL CONTRACTS

Administrative Agency Agreement

BBH serves as the Funds’ Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including NAV calculations, accounting and other fund administrative services.

BBH serves as the Funds’ Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Funds’ transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon thirty (30) days’ prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, BBH is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH serves as the Funds’ Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custodian Agreement had an initial term of one year. After the initial term, the Custodian Agreement continued and will continue in effect for successive one year periods unless the Trust, on behalf of the Funds, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Funds held by the Custodian or any subcustodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Funds’ investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either: (1) deliver the investment assets held under the Custodian Agreement to the Fund; or (2) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Funds. In the event that investment assets or moneys of the Funds remain in the custody of the Custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its subcustodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement will become effective on the date of the offering of the Shares of the Funds and the Distribution Agreement will continue until June 19, 2012, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Each of PBC and RBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between PBC and the Funds and between RBC and the Funds, the Funds agree to indemnify and hold harmless each of PBC and RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by PBC or RBC, as applicable, in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by PBC or RBC, as applicable, of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by PBC or RBC, as applicable, or its affiliates or agents to comply with the applicable law; and (4) any reliance by PBC or RBC, as applicable, on any instruction, notice or communication that PBC or RBC, as applicable reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to PBC or RBC, as applicable, on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify PBC or RBC, as applicable, for any and all costs, losses, penalties, fines, taxes and damages that PBC or RBC, as applicable may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or PBC or RBC, as applicable, by written notice to the other.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Generally, a partnership is not a taxable entity for U.S. federal income tax purposes and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships are generally taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from regulated futures contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by each Fund, in the opinion of Clifford Chance US LLP, each Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Clifford Chance US LLP has relied are: (1) the Funds have not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of a Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of a Fund for U.S. federal income tax purposes or whether a Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by a Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Sponsor will use its best efforts to cause the operation of a Fund in such manner as is necessary for a Fund to continue to meet the qualifying income exception.

If a Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), that Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to shareholders of the relevant Fund so long as such Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, that Fund would be treated as a corporation for U.S. federal income tax purposes. If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by such Fund would be treated as taxable dividend income, to the extent of such Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its Shares, or taxable capital gain, after the shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares of that Fund.

The discussion below is based on Clifford Chance US LLP’s opinion that each Fund is classified as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of a Fund’s income, gain, loss, deduction and other items for a Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if a Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass-through their items of income, gain and loss to Shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts and certain non-equity options contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Funds’ Profits and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items are determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of a Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. By investing in Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month during which a Fund becomes operational, the shareholders at the close of trading at month-end will also receive that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchase of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Treasury Regulations Section 1.704-3(d).

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made or intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Code Section 754, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in that Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in that Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of a Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “—U.S. Shareholders—Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—U.S. Shareholders—Disposition of Shares” below.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit of Shares. If a Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit of Shares may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. That rate is currently 15%, but is scheduled to increase to 20% for tax years beginning after December 31, 2012. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For tax years beginning after December 31, 2009 and before January 1, 2013, the overall limitation on miscellaneous itemized deductions shall not apply. However, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report such expenses on a pro rata basis to the shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to a Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees that each Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Funds have not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Treasury regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among a Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Trust Agreement, the Sponsor has been appointed the “tax matters partner” of each Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of a Fund, has the authority under the Trust Agreement to conduct any IRS audits of each Fund’s tax returns or other tax-related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Sponsor has the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of a Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to a Fund as well as to the Fund-related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by a Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisers regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Recent U.S. Tax Legislation

Recently enacted legislation would apply a 30% U.S. withholding tax to certain payments made after December 31, 2012. Specifically, the withholding tax generally would apply to U.S. source payments (including interest and, generally, gross proceeds from the sale of US assets) if (1) such payments are made to or through non-U.S. financial institutions and entities that have not entered into certain arrangements with the IRS or (2) to a non-U.S. Shareholder that fails to provide certain information regarding its U.S. owners, if any. Prospective shareholders should consult their tax advisers regarding the application of these rules to them in their particular circumstances.

Regulated Investment Companies

The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified PTP for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

It is generally expected that the Funds will be qualified PTPs. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—U.S. Shareholders—Tax-Exempt Organizations.” In addition, because they are not tax-paying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security,” or the Publicly-Offered Security Exception, and (2) an exception applicable if equity interests purchased by a plan are not significant, or the Insignificant Participation Exception.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares of the Funds will trade on the NYSE Arca under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units (50,000 Shares) to Authorized Participants. It is expected that the initial Authorized Participant will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Units of each Fund at an initial price per Share of $50.00. A Fund will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to that Fund. Following the initial purchases by the initial Authorized Participant, Shares of the Funds will be offered to Authorized Participants in Creation Units at each Fund’s respective NAV. On the day that the initial Authorized Participant purchases the initial Creation Unit of a Fund, such Fund’s initial per Share NAV will be established as of the times indicated under the section entitled “Creation and Redemption of Shares—Creation Procedures—Determination of Required Payment.”

Authorized Participants, including the initial Authorized Participant, may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, BNP Paribas Securities Corp., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., J.P. Morgan Securities Inc., Knight Clearing Services LLC, Newedge USA LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

The initial Authorized Participant with respect to the Funds is expected to be.

Likelihood of Becoming a Statutory Underwriter

Each Fund will issue Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. The initial Authorized Participant or an Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, , as initial Authorized Participant for the Funds would be a statutory underwriter with respect to its purchase of initial Creation Units of the Funds as described above.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA members in connection with the offering of the Shares by a Fund will not exceed 10% of offering proceeds.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds. If the aggregate net assets of all of the Funds combined were to equal $20 billion, the maximum fees payable to SEI would represent 0.005% per annum of the offering proceeds and 0.015% of the offering proceeds for the three years following the date of this Prospectus. For a description of services provided by SEI, see the section entitled “Distributor” in this Prospectus.

The Trust will advise SEI if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

LEGAL MATTERS

Clifford Chance US LLP has advised the Sponsor in connection with the Shares being offered hereby. Clifford Chance US LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and each Fund. Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby. Clifford Chance US LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases by Employee Benefit Plans” with respect to ERISA.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ProShares Trust II’s Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Statements of Financial Condition as of April 5, 2011, included in this Prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-3 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements with respect to the Trust’s other funds in the Trust’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q. The Trust’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q have been incorporated by reference in this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, prior to the date of this Prospectus, do not provide financial information with respect to the Funds because they have not commenced trading and do not have any performance history. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include name, address, and social security number. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus, and later information that is filed with the SEC will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus. The Trust incorporates by reference the documents listed below, and any future filings it may make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2010, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.proshares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

INDEX TO FINANCIAL INFORMATION

Pages
ProShares Trust II

Audited Financial Statement as of April 5, 2011

Report of Independent Registered Public Accounting Firm	F-2

Statement of Financial Condition of ProShares Ultra DJ-UBS Natural Gas	F-3

Statement of Financial Condition of ProShares UltraShort DJ-UBS Natural Gas	F-3

Notes to Financial Statement	F-4

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders of ProShares Trust II:

In our opinion, the accompanying statements of financial condition present fairly, in all material respects, the financial position of ProShares Ultra DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas, two separate series of ProShares Trust II (the “Funds”) at April 5, 2011, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statements of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Columbus, Ohio

April 8, 2011

F-2

PROSHARES TRUST II

STATEMENTS OF FINANCIAL CONDITION

April 5, 2011

	ProShares Ultra DJ-UBS Natural Gas	ProShares UltraShort DJ-UBS Natural Gas
Assets
Cash	$400	$400
Offering Costs (Note 4)	26,624	26,624

Total assets	$27,024	$27,024

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	26,624	26,624

Total liabilities	26,624	26,624

Shareholders’ equity
Shareholders’ equity	$400	$400

Total liabilities and shareholders’ equity	$27,024	$27,024

F-3

PROSHARES TRUST II

NOTES TO FINANCIAL STATEMENTS

April 5, 2011

NOTE 1 – ORGANIZATION

ProShares Trust II (the “Trust”) was organized as a Delaware statutory trust on October 9, 2007 and offers or expects to offer from time-to-time common units of beneficial interest (the “Shares”) in each of its twenty-four series (each, a “Fund”, and collectively, the “Funds”). The twenty-four separate series are: ProShares Ultra DJ-UBS Commodity, ProShares UltraShort DJ-UBS Commodity, ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas, ProShares UltraShort DJ-UBS Natural Gas, ProShares Short Gold, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen ProShares UltraShort Yen, ProShares Ultra VIX Short-Term Futures ETF, ProShares VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF.

Each of the following two Funds, ProShares Ultra DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas (each a “New Natural Gas Fund”, and collectively the “New Natural Gas Funds”), have Statements of Financial Conditions presented in this Prospectus and had no operations prior to April 5, 2011 other than matters relating to their organization, the registration of each series under the Securities Act of 1933, as amended, and the sale and issuance to ProShare Capital Management LLC (the “Sponsor”) of ownership shares at an aggregate purchase price of $400 in each of the two New Natural Gas Funds. Offerings of Shares of the New Natural Gas Funds have not commenced as of the date of this report. The other twenty-two Funds are not the subject of this report.

ProShares Ultra DJ-UBS Natural Gas seeks daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark. ProShares UltraShort DJ-UBS Natural Gas seeks daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of its corresponding benchmark. Each New Natural Gas Fund intends to obtain exposure to its corresponding index by investing in futures contracts based on the New York Mercantile Exchange (the “NYMEX”) natural gas index.

The New Natural Gas Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the New Natural Gas Funds from achieving such results. Accordingly, results over periods of time greater than one day should not be expected to be a simple multiple (+200 or -200%) of the period return of the corresponding benchmark and will likely differ significantly.

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NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by each New Natural Gas Fund in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Federal Income Tax

Each New Natural Gas Fund is registered as a series of a Delaware statutory trust and will be treated as a partnership for U.S. federal income tax purposes. Accordingly, no New Natural Gas Fund expects to incur U.S. federal income tax liability; rather, each beneficial owner of a New Natural Gas Fund’s Shares will be required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

NOTE 3 – AGREEMENTS

Management Fee

Each New Natural Gas Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV of such Fund. For the first year of the New Natural Gas Funds’ operations, the Sponsor will waive the Management Fee to the extent that such amounts cumulatively exceeded the offering costs incurred by the New Natural Gas Funds. The Management Fee will be paid in consideration of the Sponsor’s services as commodity pool operator and commodity trading advisor, and for managing the business and affairs of the New Natural Gas Funds. From the Management Fee, the Sponsor will pay the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and the licensors for the Commodity Index Funds (Dow Jones & Company, Inc. and UBS Securities

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LLC, together, “DJ-UBS”), the routine operational, administrative and other ordinary expenses of each New Natural Gas Fund, and the normal and expected expenses incurred in connection with the continuous offering of Shares of each New Natural Gas Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of a New Natural Gas Fund and Financial Industry Regulatory Authority (“FINRA”) filing fees. Each New Natural Gas will incur and pay, its non-recurring and unusual fees and expenses. No other management fee is paid by the New Natural Gas Funds.

Brokerage Commissions and Fees

Each New Natural Gas Fund will pay its respective brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each New Natural Gas Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments. Brokerage commissions on futures contracts will be recognized on a half-turn basis.

The Administrator

The Sponsor and the Trust, for itself and on behalf of each New Natural Gas Fund, has appointed Brown Brothers Harriman & Co. (“BBH&Co.”) as the Administrator of the New Natural Gas Funds, and the Sponsor, the Trust, on its own behalf and on behalf of each New Natural Gas Fund, and BBH&Co. have entered into an Administrative Agency Agreement (the “Administration Agreement”) in connection therewith. Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor and the Trust, BBH&Co. will prepare and file certain regulatory filings on behalf of the New Natural Gas Funds. BBH&Co. may also perform other services for the New Natural Gas Funds pursuant to the Administration Agreement as mutually agreed upon by the Sponsor, the Trust and BBH&Co. from time to time. Pursuant to the terms of the Administration Agreement, BBH&Co. will also serve as the Transfer Agent of the New Natural Gas Funds. The Administrator’s fees will be paid on behalf of the New Natural Gas Funds by the Sponsor.

The Custodian

BBH&Co. will serve as Custodian of the New Natural Gas Funds, and the Trust, on its own behalf and on behalf of each New Natural Gas Fund, and BBH&Co. have entered into a Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. will be responsible for the holding and safekeeping of assets delivered to it by the New Natural Gas Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the New Natural Gas Funds. The Custodian’s fees are paid on behalf of the New Natural Gas Funds by the Sponsor.

The Distributor

SEI Investments Distribution Co. (“SEI”) will serve as Distributor of the Shares and will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with the requirements of FINRA and/or the NFA in connection with marketing efforts, and reviewing and filing of marketing materials with FINRA and/or the NFA. SEI will retain all marketing materials separately for each New Natural Gas Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Sponsor, on behalf of each New Natural Gas Fund, will enter into a Distribution Services Agreement with SEI.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each New Natural Gas Fund generally, as determined by the Sponsor including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, license, accounting and auditing fees and expenses, tax preparation expenses, non extraordinary legal fees, usual SEC registration fees, FINRA filing fees, non extraordinary individual K-1 preparation and mailing fees, and report preparation and mailing expenses.

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Non-Recurring Fees and Expenses

Each New Natural Gas Fund will pay all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the New Natural Gas Funds. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

NOTE 4 – OFFERING COSTS

Offering costs on the New Geared Funds will be amortized over a twelve month period on a straight-line basis. The Sponsor will not collect any fee in the first year of operation of each New Natural Gas Fund in an amount equal to the offering fees. The Sponsor will reimburse each New Natural Gas Fund to the extent that its offering costs exceed 0.95% of its average daily NAV for the first year of operations. At April 5, 2011, payable for offering costs are reflected in the Statement of Financial Condition for each New Natural Gas Fund.

NOTE 5 – CREATION AND REDEMPTION OF CREATION UNITS

Each New Natural Gas Fund will issue and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a New Natural Gas Fund. Creation Units may be created or redeemed only by Authorized Participants. Authorized Participants may sell the Shares included in the Creation Units they purchase from the New Natural Gas Funds to other investors in the secondary market.

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with a New Natural Gas Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker.

Authorized Participants are required to pay a variable transaction fee of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the New Natural Gas Funds’ financial statements through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in its New Natural Gas Funds’ financial statements through this date.

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APPENDIX A — GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for the Funds

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units of Shares directly from the Funds

BBH	Brown Brothers Harriman & Co.

Business Day	Any day other than a day when any of the NYSE Arca, the NYSE, and as applicable to the Index, the CME, the CBOT, the ICE/NYBOT, the LME or the NYMEX/COMEX division is closed for regular trading.

CBOE	Chicago Board Options Exchange

CBOT	Chicago Board of Trade

CEA	U.S. Commodity Exchange Act of 1936

CFE	CBOE Futures Exchange

CFTC	United States Commodity Futures Trading Commission

CME	Chicago Mercantile Exchange

Creation Unit	A block of 50,000 Shares that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	Brown Brothers Harriman & Co., as custodian for the Funds

Distributor	SEI Investments Distribution Co.

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

FCM	Futures Commission Merchant

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas

Index	Dow Jones—UBS Natural Gas Sub-IndexSM

IRS	United States Internal Revenue Service

NAV	Net Asset Value

NFA	National Futures Association

NSCC	National Securities Clearing Corporation

NYMEX	New York Mercantile Exchange

NYSE	New York Stock Exchange

NYSE Arca	New York Stock Exchange Archipelago

PBC	Prudential Bache Commodities, LLC

RBC	RBC Capital Markets Corporation

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S&P	Standard & Poor’s

S&P 500	S&P 500 Index

SEC	United States Securities & Exchange Commission

SEI	SEI Investments Distribution Co.

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.

Sponsor	ProShare Capital Management LLC

Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for the Funds

Trust	ProShares Trust II

Trustee	Wilmington Trust Company

U.S.	United States of America

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion, dated April 13, 2011

PROSHARES TRUST II

ProShares Ultra VIX Short-Term Futures ETF (    )

ProShares Short VIX Short-Term Futures ETF (    )

ProShares UltraShort VIX Short-Term Futures ETF (    )

ProShares Ultra VIX Mid-Term Futures ETF (    )

ProShares Short VIX Mid-Term Futures ETF (    )

ProShares UltraShort VIX Mid-Term Futures ETF (    )

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF (each, a “Fund” and collectively, the “Funds”) are six series of the Trust. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of the Funds, which represent units of fractional undivided beneficial interest in and ownership of the Funds. Each Fund’s Shares will be offered on a continuous basis from time to time. The Funds have not, prior to the date of this Prospectus, commenced trading and do not have any performance history. The Shares of the Funds will be listed on the New York Stock Exchange Archipelago (the “NYSE Arca”) under the ticker symbols shown above.

The Funds will continuously offer and redeem their Shares in blocks of 50,000 Shares (“Creation Units”). Only Authorized Participants may purchase and redeem Shares from the Funds and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). It is expected that after the date of this Prospectus, the initial Authorized Participant for each Fund will, subject to certain terms and conditions, make minimum initial purchases of at least four initial Creation Units of 50,000 Shares of each Fund at an initial price per Share of $50.00, equal to $2,500,000 per Creation Unit. A Fund will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to that Fund. Following the initial purchases by the initial Authorized Participant, Shares of each Fund will be offered to Authorized Participants in Creation Units at each Fund’s respective net asset value per-Share (“NAV”). Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3.

•	Futures trading is volatile and even a small movement in market prices could cause large losses.

•	The success of a Fund’s trading program depends upon the skill of the Sponsor and its trading principals.

•	Investors could lose all or substantially all of their investment.

•	Investors pay fees in connection with their investment in Shares including a fee of 0.95% per annum of a Fund’s average daily NAV.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant will purchase a minimum of four Creation Units of each Fund at a price of $50.00 per Share, equal to $2,500,000 per Creation Unit. A Fund will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to that Fund.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL, AT PAGE 48, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 49.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 3 THROUGH 17.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF THE FUNDS ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of:

SEI Investments Distribution Co. (“SEI”)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

•

Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

Brown Brothers Harriman & Co. (“BBH”)

50 Milk Street

Boston, Massachusetts 02109

•

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION

(THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

PROSHARES TRUST II

PART ONE

DISCLOSURE DOCUMENT

SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before deciding to invest in any Shares. Please see the section entitled, “Incorporation by Reference of Certain Documents” in this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

Important Information About the Funds

Each Fund seeks investment results for a single day only, not for longer periods. This means that the return of a Fund for a period longer than a single trading day will be the result of each day’s returns compounded over the period, which will very likely differ from 200%, -100% or -200% of the return of the VIX Futures Index (as defined below) to which such Fund is benchmarked. In periods of higher market volatility, the volatility of a VIX Futures Index may be at least as important to a Fund’s return for the period as the return of such VIX Futures Index. The Funds are different from most exchange-traded funds in that they seek leveraged, inverse or leveraged inverse returns and only on a daily basis. Those Funds that are leveraged also are riskier than similarly benchmarked exchange-traded funds that do not use leverage. Accordingly, such Funds may not be suitable for all investors and should be used only by knowledgeable investors who understand the potential consequences of seeking daily leveraged, inverse or leveraged inverse investment results. Shareholders should actively monitor their investments.

Overview

The Funds seek, on a daily basis, to provide investment results (before fees and expenses) that correspond to a multiple, the inverse or an inverse multiple of the performance of an index. The current index for ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF and ProShares UltraShort VIX Short-Term Futures ETF is the S&P 500 VIX Short-Term Futures Index (the “Short-Term Index”), and the current index for ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF is the S&P 500 VIX Mid-Term Futures Index (the “Mid-Term Index” and, together with the Short-Term Index, the “VIX Futures Indexes”). Each of the VIX Futures Indexes seek to offer exposure to market volatility through publicly traded futures markets.

References to Ultra Funds, Short Funds or UltraShort Funds refer to the different Funds based upon their investment objectives, but without distinguishing among the Funds’ indexes.

Each Fund intends to obtain exposure to its index by taking long or short positions in futures contracts (“VIX futures contracts”) based on the Chicago Board Options Exchange (“CBOE”) Volatility Index (the “VIX”). In the event position accountability rules or position limits are reached with respect to VIX futures contracts, the Sponsor may, in its commercially reasonable judgment, cause such Fund to obtain exposure to its index through swaps referencing the relevant VIX Futures Index or particular VIX futures contracts comprising such VIX Futures Index, or invest in other futures contracts or swaps not based on the particular VIX futures contracts comprising such VIX Futures Index if such instruments tend to exhibit trading prices or returns that correlate with the VIX Futures Indexes or any VIX futures contract and will further the investment objective of the Fund. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may serve as collateral for the futures contracts and swap agreements.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor and the Funds is (240) 497-6400.

The Funds

The Funds seek, on a daily basis, results that correspond to twice (200%) the performance of, the inverse (-100%) of the performance of, or twice the inverse (-200%) of the performance of the Short-Term Index or Mid-Term Index (before fees and expenses). The Short-Term Index and Mid-Term Index track the performance of VIX futures contracts comprising the applicable VIX Futures Index; they do not track or directly correspond to the performance of the VIX. The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

Purchases and Sales of Fund Shares in the Secondary Market, on the NYSE Arca

The Shares of each Fund will be listed on the NYSE Arca under the ticker symbols shown on the front cover of this Prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units of Shares in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI (the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash. Except when aggregated in Creation Units, Shares are not redeemable by the Funds. The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with BBH, the custodian of the Funds (the “Custodian”).

Breakeven Amounts

A Fund will be profitable only if annual returns from the Fund’s investments plus any income received on those investments exceed the Fund’s fees, costs and expenses. It is not possible to predict whether a Fund will breakeven at the end of the first twelve months of an investment.

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months of an investment is 1.52% per annum of the Fund’s average daily NAV (or $0.76 for the initial offering price per Share of $50.00) for ProShares Ultra VIX Short-Term Futures ETF, 1.30% per annum of the Fund’s average daily NAV (or $0.65 for the initial offering price per Share of $50.00) for ProShares Short VIX Short-Term Futures ETF, 1.79% per annum of the Fund’s average daily NAV (or $0.90 for the initial offering price per Share of $50.00) for ProShares UltraShort VIX Short-Term Futures ETF, 1.13% per annum of the Fund’s average daily NAV (or $0.57 for the initial offering price per Share of $50.00) for ProShares Ultra VIX Mid-Term Futures ETF, 1.07% per annum of the Fund’s average daily NAV (or $0.54 for the initial offering price per Share of $50.00) for ProShares Short VIX Mid-Term Futures ETF and 1.24% per annum of the Fund’s average daily NAV (or $0.62 for the initial offering price per Share of $50.00) for ProShares UltraShort VIX Mid-Term Futures ETF. See “Charges—Breakeven Table,” on page 48, for detailed Breakeven Amounts and Tables.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference into this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement, post-effective amendment or in other reports we file with the SEC in the future.

Each Fund seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to twice (200%) the performance of, the inverse (-100%) of the performance of, or twice the inverse (-200%) of the performance of its respective VIX Futures Index at all times, even during periods when such VIX Futures Index is flat as well as when the VIX Futures Index is moving in a manner which causes a Fund’s NAV to decline, thereby causing losses to such Fund.

The Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions. Rather, the Sponsor seeks to cause the NAV to track, over a single day, the applicable VIX Futures Index, even during periods in which a VIX Futures Index is flat or moving in a manner which causes the NAV of a Fund to decline. It is possible to lose money over time when an underlying VIX Futures Index is up for the corresponding Ultra Fund, or down for the corresponding Short Fund or UltraShort Fund, due to the effects of daily rebalancing, volatility and compounding.

Due to the compounding of daily returns, the Funds’ returns over periods longer than one day will likely differ in amount and possibly even direction from the Fund multiple times the VIX Futures Index return for the period.

The Funds are designed to provide leveraged (e.g. 200%), inverse (e.g. -100%) or leveraged inverse (e.g. -200%) results on a daily basis (before fees and expenses). The Funds, however, are unlikely to provide a simple multiple (e.g., 2x, -1x or -2x) of a VIX Futures Index’s performance over periods longer than one day.

Each of the Funds are “leveraged” and/or “inverse” funds in the sense that each has an investment objective to match a multiple, the inverse or an inverse multiple of the performance of the applicable VIX Futures Index on a given day. The Funds are subject to a wide variety of correlation risks that may impede the ability to maintain a high degree of correlation to the stated VIX Futures Index. In addition, there is a special form of correlation risk that derives from the daily rebalancing of the Funds, which is that for periods greater than one day, the rebalancing of the Funds’ exposure tends to cause the performance of a Fund to be either greater than, or less than, the applicable VIX Futures Index performance times the stated multiple in the Fund objective.

The hypothetical example below illustrates how a daily leveraged fund returns can behave for periods longer than one day. Take a hypothetical fund XYZ that seeks to double the daily performance of index XYZ. On each day, fund XYZ performs in line with its objective (200% of the index’s daily performance before fees and expenses). Notice that over the entire five-day period, the fund’s total return is considerably less than double that of the period return of the index. For the five-day period, index XYZ gained 5.1% while fund XYZ gained 9.8% (vs. 10.2% or 200% of 5.1%). In other scenarios, the return of a daily rebalanced fund could be greater than double the index’s return.

	Index XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Day 1	100.0	3.0%	6.0%	$106.00
Day 2	103.0	-3.0%	-6.0%	$99.64
Day 3	99.9	4.0%	8.0%	$107.61
Day 4	103.9	-2.5%	-5.0%	$102.23
Day 5	101.3	3.7%	7.4%	$109.80
Total Return	105.1	5.1%	9.8%

This effect is caused by compounding, which exists in all investments, but has a more significant impact in leveraged and inverse funds. In general, during periods of higher index volatility, compounding will cause longer term results to be less than two times the return of the index (or less than -1x or -2x times the return of the VIX Futures Index for Short Funds and the UltraShort Funds, respectively). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower index volatility, fund returns over longer periods can be higher than two times the return of the index. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the index return in addition to the index volatility. Similar effects exist for the Short Funds and the UltraShort Funds.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one year performance of an index compared with the performance of a fund that perfectly achieves its investment objective. The graphs demonstrate that, for periods greater than one day, a leveraged fund is likely to underperform or over-perform (but not match) the index performance (or the inverse of the index performance) times the stated multiple in the fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively monitor their investments. A one year period is used for illustrative purposes only. Deviations from the index return times the fund multiple can occur over periods as short as two days.

To isolate the impact of leverage, these graphs assume a) no dividends paid by the companies included on the index; b) no fund expenses; and c) borrowing/lending rates (to obtain required leverage) of zero percent. If these costs and expenses were included, the fund’s performance would be lower than that shown. Each of the graphs also assumes a volatility rate of 60%, which is an approximate average of the five-year historical volatility rate of the Short-Term Index. An index’s volatility rate is a statistical measure of the magnitude of fluctuations in the returns of an index.

Index	Historical Five-Year Average Volatility Rate as of December 31, 2010
S&P 500 VIX Short-Term Futures Index	57.8%
S&P 500 VIX Mid-Term Futures Index	31.1%

Daily objective leveraged and short funds if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. But investors considering these funds should understand that they are designed to provide a positive multiple, negative correlation or negative multiple of an index on a daily basis and not for greater periods of time. As a result, fund returns will not likely be a simple multiple (e.g., 2x, -1x or -2x) of an index’s return for time periods longer than one day.

Additionally, investors should recognize that the degree of volatility of the underlying index can have a dramatic effect on a fund’s longer-term performance. The greater the volatility, given a particular index return, the greater the downside deviation will be of a fund’s longer-term performance from a simple multiple (e.g., 2x, -1x or -2x) of its index’s longer-term return.

The tables below illustrate the impact of two factors impacting a fund’s performance, index volatility and index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of an index and is calculated as the standard deviation of the natural logarithms of one plus the index return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of index return and index volatility over a one- year period. Assumptions used in the tables include: (1) no fund expenses, (2) borrowing/lending rates (to obtain leverage) of zero percent, (3) no transaction costs and (4) the fund consistently maintaining perfect exposure (200%, -100% or -200%) as of the market close each day. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be lower than shown. The first table below shows an example in which a leveraged fund that has an investment objective to correspond to twice (200%) of the daily performance of an index. The leveraged fund could incorrectly be expected to achieve a 20% return on a yearly basis if the index return was 10%, absent the effects of compounding. However, as the table shows, with an index volatility of 40%, such a fund would return 3.1%, again absent the effects of compounding. In the charts below, shaded areas represent those scenarios where a leveraged fund with the investment objective described will outperform (i.e., return more than) the index performance times the stated multiple in the Fund’s investment objective; conversely areas not shaded represent those scenarios where the Fund will underperform (i.e., return less than) the index performance times the stated multiple in the Fund’s investment objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Twice (200%) the Daily Performance of an Index.

One Year Index Performance	200% One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to the Inverse (-100%) of the Daily Performance of an Index.

One Year Index Performance	Inverse of One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	60%	150.0%	149.4%	147.5%	144.4%	140.2%	134.9%	128.5%	121.2%	113.0%	104.2%	94.7%	84.7%	74.4%
-55%	55%	122.2%	121.7%	120.0%	117.3%	113.5%	108.8%	103.1%	96.6%	89.4%	81.5%	73.1%	64.2%	55.0%
-50%	50%	100.0%	99.5%	98.0%	95.6%	92.2%	87.9%	82.8%	76.9%	70.4%	63.3%	55.8%	47.8%	39.5%
-45%	45%	81.8%	81.4%	80.0%	77.8%	74.7%	70.8%	66.2%	60.9%	54.9%	48.5%	41.6%	34.4%	26.9%
-40%	40%	66.7%	66.3%	65.0%	63.0%	60.1%	56.6%	52.3%	47.5%	42.0%	36.1%	29.8%	23.2%	16.3%
-35%	35%	53.8%	53.5%	52.3%	50.4%	47.8%	44.5%	40.6%	36.1%	31.1%	25.6%	19.8%	13.7%	7.3%
-30%	30%	42.9%	42.5%	41.4%	39.7%	37.3%	34.2%	30.6%	26.4%	21.7%	16.7%	11.3%	5.6%	-0.3%
-25%	25%	33.3%	33.0%	32.0%	30.4%	28.1%	25.3%	21.9%	18.0%	13.6%	8.9%	3.8%	-1.5%	-7.0%
-20%	20%	25.0%	24.7%	23.8%	22.2%	20.1%	17.4%	14.2%	10.6%	6.5%	2.1%	-2.6%	-7.6%	-12.8%
-15%	15%	17.6%	17.4%	16.5%	15.0%	13.0%	10.5%	7.5%	4.1%	0.3%	-3.9%	-8.4%	-13.1%	-17.9%
-10%	10%	11.1%	10.8%	10.0%	8.6%	6.8%	4.4%	1.5%	-1.7%	-5.3%	-9.3%	-13.5%	-17.9%	-22.5%
-5%	5%	5.3%	5.0%	4.2%	2.9%	1.1%	-1.1%	-3.8%	-6.9%	-10.3%	-14.0%	-18.0%	-22.2%	-26.6%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	-5%	-4.8%	-5.0%	-5.7%	-6.9%	-8.5%	-10.5%	-13.0%	-15.7%	-18.8%	-22.2%	-25.8%	-29.6%	-33.6%
10%	-10%	-9.1%	-9.3%	-10.0%	-11.1%	-12.7%	-14.6%	-16.9%	-19.6%	-22.5%	-25.8%	-29.2%	-32.8%	-36.6%
15%	-15%	-13.0%	-13.3%	-13.9%	-15.0%	-16.5%	-18.3%	-20.5%	-23.1%	-25.9%	-29.0%	-32.3%	-35.7%	-39.3%
20%	-20%	-16.7%	-16.9%	-17.5%	-18.5%	-19.9%	-21.7%	-23.8%	-26.3%	-29.0%	-31.9%	-35.1%	-38.4%	-41.9%
25%	-25%	-20.0%	-20.2%	-20.8%	-21.8%	-23.1%	-24.8%	-26.9%	-29.2%	-31.8%	-34.7%	-37.7%	-40.9%	-44.2%
30%	-30%	-23.1%	-23.3%	-23.8%	-24.8%	-26.1%	-27.7%	-29.7%	-31.9%	-34.5%	-37.2%	-40.1%	-43.2%	-46.3%
35%	-35%	-25.9%	-26.1%	-26.7%	-27.6%	-28.8%	-30.4%	-32.3%	-34.5%	-36.9%	-39.5%	-42.3%	-45.3%	-48.3%
40%	-40%	-28.6%	-28.7%	-29.3%	-30.2%	-31.4%	-32.9%	-34.7%	-36.8%	-39.1%	-41.7%	-44.4%	-47.2%	-50.2%
45%	-45%	-31.0%	-31.2%	-31.7%	-32.6%	-33.7%	-35.2%	-37.0%	-39.0%	-41.2%	-43.7%	-46.3%	-49.0%	-51.9%
50%	-50%	-33.3%	-33.5%	-34.0%	-34.8%	-35.9%	-37.4%	-39.1%	-41.0%	-43.2%	-45.6%	-48.1%	-50.7%	-53.5%
55%	-55%	-35.5%	-35.6%	-36.1%	-36.9%	-38.0%	-39.4%	-41.0%	-42.9%	-45.0%	-47.3%	-49.8%	-52.3%	-55.0%
60%	-60%	-37.5%	-37.7%	-38.1%	-38.9%	-40.0%	-41.3%	-42.9%	-44.7%	-46.7%	-49.0%	-51.3%	-53.8%	-56.4%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Twice the Inverse (-200%) of the Daily Performance of an Index.

One Year Index Performance	200% Inverse of One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%

The foregoing tables are intended to isolate the effect of index volatility and index performance on the return of leveraged, inverse or inverse leveraged funds. The Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the preceding risk factor describing correlation risks.

Leveraged and/or short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

The Ultra Funds, Short Funds and the UltraShort Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

Because the Ultra Funds, Short Funds and UltraShort Funds offered hereby include a 200%, -100% or -200% multiplier, a one-day price movement of 50% or more, in the case of Ultra Funds and the UltraShort Funds, and of 100% or more, in the case of Short Funds, in the relevant VIX Futures Index could result in the total loss of an investor’s investment if that price movement is contrary to the investment objective of the Fund in which an investor has invested. This would be the case with downward one-day price movements in an Ultra Fund or upward one-day price movements in a Short Fund or an UltraShort Fund, even though the underlying VIX Futures Index would always have a value greater than zero.

Because liability due to losses will be segregated in each Fund, losses to investors in one Fund should not subject investors in any other Fund to such losses.

The Funds are benchmarked to either the Short-Term Index or Mid-Term Index. They are not benchmarked to the VIX or actual realized volatility of the S&P 500.

The level of each VIX Futures Index is based on the value of the relevant VIX futures contracts comprising the applicable VIX Futures Index. Each Fund is benchmarked to its respective VIX Futures Index and the Funds are not linked to the VIX (which is a measure of implied volatility of the S&P 500 Index over the next 30 days derived from option prices), to realized volatility of the S&P 500 or to the options that underlie the VIX calculation. Each Fund should be expected to perform very differently from the VIX over all periods of time. Furthermore, because each Fund may invest in VIX futures contracts other than the VIX futures contracts comprising the Fund’s VIX Futures Index, the Funds may perform differently than their respective VIX Futures Indexes. In many cases the VIX Futures Indexes will significantly underperform the VIX.

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the futures contracts and other assets held by that Fund. Fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

Several factors may affect the price and/or liquidity of VIX futures contracts and other assets, if any, owned by a Fund, including, but not limited to:

•

Prevailing market prices and forward volatility levels of the U.S. stock markets, the S&P 500 Index, the equity securities included in the S&P 500 Index and prevailing market prices of options on the S&P 500 Index, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 Index and the VIX or VIX futures;

•	Interest rates;

•

Economic, financial, political, regulatory, geographical, biological or judicial events that affect the level of a VIX Futures Index or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500 Index, the S&P 500 Index, the VIX or the relevant futures or option contracts on the VIX;

•	Supply and demand as well as hedging activities in the listed and over-the-counter (“OTC”) equity derivative markets; and

•	Disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500.

These factors interrelate in complex ways, and the effect of one factor on the market value of the Funds may offset or enhance the effect of another factor.

The VIX is a highly volatile index and VIX futures are amongst the most volatile futures contracts. A Fund’s exposure to its VIX Futures Index may subject that Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

The VIX and VIX futures contracts have experienced high volatility in the past and are expected to experience high volatility in the future. Because each VIX Futures Index is comprised of VIX futures contracts, the VIX Futures Indexes, and by extension, the Funds may be subject to greater volatility than investments in traditional securities.

The level of the VIX has historically reverted to a long-term mean level and is subject to the risk associated with reversion to its mean. Accordingly, investors should not expect the Funds to retain any appreciation in value over extended periods of time.

In the past, the level of the VIX has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. It is likely that the spot level of the VIX will continue to be constrained in the future. This means that the level of VIX futures and the VIX Futures Indexes also likely will be constrained within a band and mean reverting over time. Unlike conventional stock-based indexes and funds, it is not expected that the VIX Futures Indexes or the Funds will generally rise over time. Rather the VIX Futures Indexes and the Ultra Funds will rise and fall (or fall and rise) and the Short Funds and UltraShort Funds will fall and rise (or rise and fall) as volatility increases and decreases (or decreases and increases). For most investors this likely implies that the Funds should only be used as a short-term tactical tool or for diversification purposes rather than an investment in anticipation of long-term gains.

When economic uncertainty increases and there is an associated increase in expected volatility, the value of VIX futures contracts will likely also increase and the potential upside of your investment in a Short Fund or UltraShort Fund will correspondingly be limited as a result. Similarly, when economic uncertainty recedes, and there is an associated decrease in expected volatility, the value of VIX futures contracts will likely also decrease and the potential upside of your investment in an Ultra Fund will correspondingly be limited as a result.

Potential negative impact from rolling VIX futures positions.

Each VIX Futures Index is composed of VIX futures contracts with different times to expiration. Certain futures contracts, like those on the VIX, specify a date for settlement in cash based on the price of the underlying asset or index. Once this date is reached, the futures contract “expires.” Because the VIX Futures Indexes maintain a constant weighted average maturity of either one-month or five-months, the VIX futures contracts comprising the applicable VIX Futures Index must be replaced prior to expiry by similar contracts that have a later expiration. This process is referred to as “rolling.”

When the market for these contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is lower than the price of the more distant contract. This pattern of higher futures prices for longer expiration futures contracts is often referred to as “contango.” Since the introduction of VIX futures contracts, there have frequently been periods where VIX futures prices reflect higher expected volatility levels further out in time. This can result in a loss from “rolling” the VIX futures to maintain the constant weighted average maturity of the VIX Futures Index. Losses from exchanging a lower priced VIX futures contract for a higher priced longer-term futures in the rolling process would adversely affect the value of each VIX Futures Index and the Ultra Funds and, accordingly, decrease the return of the Ultra Funds.

Historically rolling has had a material adverse effect on the VIX Futures Indexes over certain periods of time. The impact of rolling is one of many factors that may cause the VIX Futures Indexes and therefore the Funds to experience performance that is much different and frequently much lower than the VIX.

Failure of the VIX or VIX futures contracts, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of the VIX or VIX futures contracts, as the case may be, have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although VIX futures contracts can provide a diversification benefit to investor portfolios because of their low to negative correlation with other financial assets, the fact that the VIX Futures Indexes are not 100% negatively correlated with financial assets such as stocks and bonds means that the Funds cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Funds perform in a manner that correlates with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the Funds and the Funds may produce no gains to offset investors’ losses from other investments.

While close tracking of any Fund to its VIX Futures Index may be achieved, several factors may affect a Fund’s ability to consistently achieve this correlation.

While the Funds expect to meet their investment objectives, several factors may affect their ability to do so. Among these factors are: (1) the Sponsor’s ability to purchase and sell futures contracts or enter into swap agreements in a manner that correlates to twice the performance of the applicable underlying VIX Futures Index, with respect to the Ultra Funds, or correlates to the inverse of or twice the inverse of the performance of the applicable underlying VIX Futures Index, with respect to the Short and UltraShort Funds, respectively; (2) an imperfect correlation between the performance of the futures contracts or swaps held by a Fund and the performance of the applicable underlying VIX Futures Index; (3) bid-ask spreads on such instruments; (4) commission costs; (5) holding instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent; (7) changes to a VIX Futures Index that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions.

Further, in order to achieve a high degree of correlation with the VIX Futures Indexes, the Funds seek to rebalance their portfolios daily to keep exposure consistent with their investment objectives. Being materially over- or under-exposed to the VIX Futures Indexes may prevent the Funds from achieving a high degree of correlation with the VIX Futures Indexes. Market disruptions or closure, regulatory restrictions or extreme market volatility will adversely affect the Funds’ ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the VIX Futures Indexes’ movements. Because of this, it is unlikely that the Funds will be perfectly exposed (i.e. +200%, -100% or -200%, as applicable) at the end of each day, and the likelihood of being materially under- or over-exposed is higher on days when the VIX Futures Index level is volatile near the close of the trading day.

The Funds seek to achieve their investment objective only for a single day and should not be expected to provide returns equal to (or near) the applicable Fund multiple times the VIX Futures Index return over periods greater than one day.

The official closing time for trading in the Shares is different from the NAV calculation time for the Funds.

The Shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time and the VIX futures trade on the CBOE Futures Exchange (“CFE”) from 9:30 a.m. to 4:15 p.m. Eastern Time. Since the closing level of the VIX Futures Indexes, and, by extension, the NAVs for the Funds, are based off of the closing time for VIX futures, the NAVs for the Funds may differ from the closing price of the Shares on the NYSE Arca.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

VIX futures contracts are not directly based on a tradable underlying asset.

The VIX is not directly investable. The settlement price at maturity of VIX futures contracts are based on the calculation that determines the level of the VIX. As a result, the behavior of the VIX futures contracts may be different from traditional futures contracts whose settlement price is based on a specific tradable asset.

The VIX Futures Indexes and VIX futures have limited historical information.

The VIX Futures Indexes were created in December 2008 and Standard & Poor’s (“S&P”) has published limited information about how the VIX Futures Indexes would have performed had they been calculated prior to their creation. In addition, VIX futures contracts have traded freely only since March 26, 2004, and not all futures of all relevant maturities have traded at all times since that date. Because the VIX Futures Indexes and the VIX futures contracts that underlie them are of recent origin and limited or no historical performance data exists with respect to them, your investment in the Fund may involve a greater risk than investing in alternate instruments linked to one or more indexes with an established record of performance. A longer history of actual performance may have been helpful in providing more reliable information on which to assess the validity of the proprietary methodology that the VIX Futures Indexes make use of as the basis for an investment decision.

The policies of S&P and the CBOE and changes that affect the composition and valuation of the S&P 500, the VIX, the Short-Term Index or Mid-Term Index could affect the value of an investment in a Fund’s Shares.

The policies of S&P and the CBOE concerning the calculation of the level of the S&P 500, the VIX, the VIX Futures Indexes, and any additions, deletions or substitutions of equity securities, options or futures contracts in the above indexes, respectively, and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the indexes outlined above, could affect the level of such indexes and, therefore, the value of Fund Shares. S&P can add, delete or substitute the equity securities underlying the S&P 500 or the futures contracts underlying the Short-Term Index and Mid-Term Index, or make other methodological changes that could change the level of the S&P 500 or such Indexes. S&P can also add, delete or substitute the futures contracts underlying the VIX Futures Indexes or make other methodological changes that could change the level of such VIX Futures Indexes. The changing of equity securities included in the S&P 500 may affect the S&P 500, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Such a change may also affect the value of the put and call options used to calculate the level of the VIX. The changing of the futures contracts underlying the Short-Term Index and the Mid-Term Index may affect the performance of the VIX Futures Indexes in similar ways. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P 500 or any of the VIX Futures Indexes. Any of these actions could adversely affect the value of Fund Shares. S&P has no obligation to consider Fund shareholder interests in calculating or revising the S&P 500 or the VIX Futures Indexes. The CBOE can make methodological changes to the calculation of the VIX that could affect the value of VIX futures contracts and, consequently, the value of Fund Shares. There can be no assurance that the CBOE will not change the VIX calculation methodology in a way which may affect the value of Fund Shares. Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the VIX and/or the exercise settlement value. Any of these actions could adversely affect the value of Fund Shares. Calculation of the VIX may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the VIX and/or the Shares, as applicable. Additionally, VIX Futures Index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

The VIX Futures Indexes may in the future include contracts that are not traded on a regulated futures exchange.

The VIX Futures Indexes are currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). If these exchange-traded futures cease to exist, the VIX Futures Indexes may also cease to exist or may in the future include OTC contracts (such as swap contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936 (the “CEA”), or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a VIX Futures Index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

The Funds have no operating history and, as a result, investors have no performance history to serve as a factor for evaluating an investment in the Funds.

The Funds have no operating history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had any performance history, such performance history might (or might not) provide investors with more information on which to evaluate an investment in the Funds. Likewise, the VIX Futures Indexes have a limited history which might (or might not) provide investors with more information on which to evaluate an investment in the Funds. Therefore, investors will have to make their decision to invest in the Funds on the basis of limited information.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns. Such fees and expenses include asset-based fees of 0.95% per annum of each Fund’s average daily NAV, as well as the effects of trading spreads associated with futures contracts and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities. Additional charges may include other fees as applicable.

Possible illiquid markets may exacerbate losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a swap counterparty at a reasonable cost. Swap agreement may entail breakage costs if terminated prior to the final maturity date.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Funds will typically invest in VIX futures contracts.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, New York Stock Exchange (“NYSE”), CBOE, CFE or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Funds decline during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of a Fund changes as fluctuations occur in the market value of a Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares) and similarly the public trading price per Share of a Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares of a Fund at a discount or a premium to the public trading price per Share of that Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of the VIX futures contracts comprising the VIX Futures Indexes at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time to time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by nonconcurrent trading hours between the NYSE Arca and the exchange on which the VIX futures contracts underlying the applicable VIX Futures Index are traded. While the Shares of each Fund will trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. (Eastern Time), the VIX futures contracts may be traded during different time frames. Consequently, liquidity in the VIX futures contracts will be reduced after the close of trading at the applicable exchange. As a result, during the time when the NYSE Arca is open and the applicable exchange is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

An investor may be adversely affected by lack of independent advisers representing investors.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares of a Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will or be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. As the Funds themselves are not registered with the CFTC in any capacity, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Although the Sponsor does not anticipate that such claims will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Funds due to the valuation method employed on the date of NAV calculation.

Calculating the NAV of the Funds includes, in part, any unrealized profits or losses on futures contracts or open swap agreements. Under normal circumstances, the NAV of a Fund reflects the value of the futures contracts and the swap agreements held by a Fund, as of the time the NAV is being calculated. However, if any of the futures contracts or swap agreements held by a Fund could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, a Fund may attempt to calculate the fair value of such instruments. In such a situation, there is a risk that the calculation of the relevant VIX Futures Index, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the futures contracts underlying such VIX Futures Index.

The lack of active trading markets for the Shares of the Funds may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares of the Funds will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Funds will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

The Funds may become subject to counterparty risks, credit risks and other risks associated with swap agreements which could result in significant losses to the Funds.

The Funds may use swap agreements as a means to achieve their investment objective. Swap agreements are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. Investors, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s swap agreements. The markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

Unlike in futures contracts, the counterparty to swap agreements is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to credit risk with respect to the amount it expects to receive from counterparties to swaps entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

A Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and a Fund may obtain only limited recovery or may obtain no recovery in such circumstances. The Funds typically enter into transactions with counterparties whose credit rating is investment grade, as determined by a nationally recognized statistical rating organization, or, if unrated, judged by the Sponsor to be of comparable quality.

Swaps have terms that make them less marketable than futures contracts. Swaps are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. Swap agreements may entail breakage costs if terminated prior to the final maturity date.

The Shares of the Funds are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded.

NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g. Dow Jones Industrial Average) or in the price of a Fund’s Shares. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if its Shares are delisted.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor).

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee.

Under the Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more of the Funds.

Although the Shares of the Funds are limited liability investments, certain circumstances such as bankruptcy of a Fund will increase a shareholder’s liability.

The Shares of the Funds are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Failure of the FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Funds as margin with the FCM may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. Each FCM may, from time to time, have been the subject of certain regulatory and private causes of action.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and thereby potentially exposing assets in one Fund to the liabilities of another Fund.

Each Fund is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act (the “DSTA”) provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each Fund and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets in one Fund to the liabilities of another Fund.

Shareholders of each Fund are subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Shareholders of each Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the United States Internal Revenue Service (“IRS”) does not accept the assumptions or conventions used by that Fund in allocating Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Funds apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to shareholders of a Fund in a manner that reflects shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”) and/or the Treasury regulations promulgated thereunder (the “Regulations”) and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects investors.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to increase to 20% for tax years beginning after December 31, 2012.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass-through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures or swaps transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law by President Obama on July 21, 2010. The Act will make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for over-the-counter (“OTC”) derivatives, including Financial Instruments, such as swaps, in which the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the forced use of clearinghouse mechanisms for many OTC derivative transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in OTC contracts.

The CFTC, SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. Because there is a one-year period prescribed in which most of the mandated rulemaking and regulations will be implemented, it is not possible at this time to gauge the exact nature and scope of the impact of the Dodd-Frank Act on any of the Funds. The new law and the rules to be promulgated may negatively impact a Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on a Fund or its counterparties may impact that Fund’s ability to invest in a manner that efficiently meets its investment objective, and new requirements, including capital and mandatory clearing, may increase the cost of a Fund’s investments and cost of doing business, which could adversely affect investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE FUNDS’ INDEXES

The Funds’ Indexes – the S&P 500 VIX Short-Term Futures Index and S&P 500 VIX Mid-Term Futures Index (the “VIX Futures Indexes”)

The Funds seek to offer exposure to forward equity market volatility by obtaining exposure to the VIX Futures Indexes, which are based on publicly traded VIX futures contracts. The VIX, which is not the Funds’ index, is calculated based on the prices of put and call options on the S&P 500. The VIX Futures Indexes are intended to reflect the returns that are potentially available through an unleveraged investment in the VIX futures contracts comprising each VIX Futures Index.

The Short-Term Index employs rules for selecting VIX futures contracts comprising the Short-Term Index and a formula to calculate a level for that index from the prices of these VIX futures contracts. Specifically, the VIX futures contracts comprising the Short-Term Index represent the prices of two near-term VIX futures contracts, replicating a position that rolls the nearest month VIX futures to the next month VIX futures on a daily basis in equal fractional amounts. This results in a constant weighted average maturity of one-month. The roll period begins on the Tuesday prior to the monthly CBOE VIX futures settlement and runs through the Tuesday prior to the subsequent month’s CBOE VIX futures settlement date.

The Mid-Term Index also employs rules for selecting its VIX futures contracts comprising the Mid-Term Index and a formula to calculate a level for that index from the prices of these VIX futures contracts. Specifically, the VIX futures contracts comprising the Mid-Term Index represent the prices for four contract months of VIX futures, representing a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts. The Mid-Term Index rolls continuously throughout each month while maintaining positions in the fifth and sixth month contracts. This results in a constant weighted average maturity of five-months.

The level of each VIX Futures Index is calculated in accordance with the method described in “Composition and Calculation of the VIX Futures Indexes—Composition of the VIX Futures Indexes” below. The level of each VIX Futures Index in real time and at the close of trading on each VIX Futures Index business day will be published by Bloomberg L.P. under the following ticker symbols:

Index	Bloomberg Ticker Symbol

S&P 500 VIX Short-Term Futures Index	SPVXSPID
S&P 500 VIX Mid-Term Futures Index	SPVXMPID

The performance of the VIX Futures Indexes is influenced by the S&P 500 (and options thereon) and the VIX. A description of the S&P 500, the VIX and VIX futures contracts follows:

The S&P 500

The S&P 500 is an index that measures large-cap U.S. stock market performance. It is a float-adjusted market capitalization weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as liquidity, price, market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis. As of December 31, 2010, the S&P 500 included companies with capitalizations between $1.3 billion and $368 billion. The average capitalization of the companies comprising the S&P 500 was approximately $23 billion.

S&P publishes the S&P 500. The daily calculation of the current value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average initial market value of the common stocks of 500 similar companies at the time of the inception of the S&P 500 Index. The 500 companies are not the 500 largest publicly traded companies and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500 with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.
THE FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE FUNDS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN

SECURITIES GENERALLY OR IN THE FUNDS PARTICULARLY OR THE ABILITY OF THE INDEXES TO TRACK THE PERFORMANCE OF CERTAIN FINANCIAL MARKETS AND/OR SECTIONS THEREOF AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES. S&P’S AND CBOE’S ONLY RELATIONSHIP TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE FUNDS. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE OWNERS OF THE FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEXES. S&P AND CBOE ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUNDS OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUNDS OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUNDS.

NEITHER S&P, ITS AFFILIATES NOR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN AND S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P AND CBOE MAKE NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIM ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The VIX

The VIX is an index designed to measure the implied volatility of the S&P 500 over 30 days in the future, and is calculated based on the prices of certain put and call options on the S&P 500. The VIX is reflective of the premium paid by investors for certain options linked to the level of the S&P 500. During periods of rising investor uncertainty, including periods of market instability, the implied level of volatility of the S&P 500 typically increases and, consequently, the prices of options linked to the S&P 500 typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to increase. The VIX has historically had a negative correlation to the S&P 500. The VIX was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the VIX. The VIX is reported by Bloomberg L.P. under the ticker symbol “VIX.”

The calculation of the VIX involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500 Index (“SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions. Although the VIX measures the 30-day forward volatility of the S&P 500 as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX level, a broad range of out-of-the money SPX Options expiring on the two closest nearby months (“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the VIX rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

VIX Futures Contracts

Both the Short-Term Index and the Mid-Term Index are comprised of VIX futures contracts. VIX futures contracts were first launched for trading by the CBOE in 2004. VIX futures have expirations ranging from the front month consecutively out to the tenth month. VIX futures contracts allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VIX. Investors that believe the implied volatility of the S&P 500 will increase may buy VIX futures, expecting that the level of the VIX will increase. Conversely, investors that believe that the implied volatility of the S&P 500 will decline may sell VIX futures, expecting that the level of the VIX will fall. VIX futures are reported by Bloomberg L.P. under the ticker symbol “VX.”

While the VIX represents a measure of the current expected volatility of the S&P 500 over the next 30 days, the prices of VIX futures contracts are based on the current expectation of what the expected 30-day volatility will be at a particular time in the future (on the expiration date). To illustrate, on January 31, 2011, the VIX was 19.53 and the price of the February 2011 VIX futures contracts expiring on February 16, 2011 was 19.10. In this example, the price of the VIX represented the 30-day implied, or “spot,” volatility (the volatility expected for the period from January 31, 2011 to March 2, 2011) of the S&P 500 and the February VIX futures contracts represented forward implied volatility (the volatility expected for the period from February 16, 2011 to March 16, 2011) of the S&P 500. The spot/forward relationship between the VIX and VIX futures has two noteworthy consequences: (1) the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX; and (2) you cannot create a position equivalent to one in VIX futures contracts by buying the VIX and holding the position to the futures expiration date while financing the transaction.

The Futures Markets

At any given time, the VIX Futures Indexes are comprised of VIX futures contracts. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”). VIX futures contracts may be traded on any one or a combination of regulated futures exchanges, in the OTC market and on various types of electronic trading facilities and markets. At present, all of the contracts included in the VIX Futures Indexes are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price. Because the VIX is not a tangible item that can be purchased and sold directly, a VIX futures contract provides for the payment and receipt of cash based on the level of the VIX at settlement or liquidation of the contract.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract. Current margin requirements for VIX futures contracts are $6,250 per contract for the initial margin and $5,000 per contract for the maintenance margin.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a FCM, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November VIX futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Composition and Calculation of the VIX Futures Indexes

Composition of the VIX Futures Indexes

The VIX Futures Indexes represent a daily rolling long position in VIX futures contracts of specified maturities and are intended to reflect the returns that are potentially available through an unleveraged investment in those contracts. The Short-Term Index measures the return from a rolling long position in the first and second month VIX futures contracts. The Short-Term Index rolls continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract. The Mid-Term Index measures the return from a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts. The Mid-Term Index rolls continuously throughout each month from the fourth month contract into the seventh month contract while maintaining positions in the fifth month and sixth month contracts.

The VIX Futures Indexes roll on a daily basis. One of the effects of daily rolling is to maintain a constant weighted average maturity for the underlying futures contracts. Certain futures contracts, like those on the VIX, specify a date for settlement in cash based on the price of the underlying asset or index. Once this date is reached, the futures contract “expires.” As described in more detail below, the VIX Futures Indexes operate by, on a daily basis, selling VIX futures contracts with a nearby settlement date and purchasing VIX futures contracts which settle on a later date. The roll for each contract occurs on each VIX Futures Index business day according to a pre-determined schedule that has the effect of keeping constant the weighted average maturity of the relevant futures contracts. The constant weighted average maturity for the futures underlying the Short-Term Index is one month and for the futures underlying the Mid-Term Index is five months. Rolling futures contracts may have certain adverse consequences as described in the section entitled “Risk Factors.”

Calculation of the VIX Futures Indexes

On any business day, t, the VIX Futures Index is calculated as follows:

(1)

where:

IndexERt-1 = The Index Excess Return on the preceding business day, defined as any date on which the index is calculated.

CDRt = Contract Daily Return, as determined by the following formula:

(2)

where:

t-1 = the preceding business day.

TDWOt = Total Dollar Weight Obtained on t, as determined by the following formula for each of the VIX Futures Indexes:

(3)

TDWIt-1 = Total Dollar Weight Invested on t-1, as determined by the following formula for each of the VIX Futures Indexes:

(4)

where:

CRWi,t = Contract Roll Weight of the ith VIX futures contract on date t.

DCRPi,t = Daily Contract Reference Price of the ith VIX futures contract on date t.

m = For the S&P 500 VIX Short-Term Futures Index m =1. For the S&P 500 VIX Mid-Term Futures Index m =4.

n = For the S&P 500 VIX Short-Term Futures Index n = 2. For the S&P 500 VIX Mid-Term Futures Index n =7.

Contract Rebalancing

The roll period starts on the Tuesday prior to the monthly VIX futures settlement date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s VIX futures settlement date. Thus, the VIX Futures Indexes are rolling on a continual basis. On the business date after the current roll period ends the following roll period will begin.

In calculating the Excess Return of each of the VIX Futures Indexes, the Contract Roll Weights (CRWi,t) of each of the contracts in the VIX Futures Indexes, on a given day, t, are determined as follows:

S&P 500 VIX Short-Term Futures Index

where:

CRWi,t = Contract Roll Weight of the ith VIX futures contract on date t.

	dt	=	The total number of business days in the current roll period beginning with, and including, the starting VIX futures settlement date and ending with, but excluding, the following VIX futures settlement date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

	dr	=	The total number of business days within a roll period beginning with, and including, the following business day and ending with, but excluding, the following VIX futures settlement date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday, corresponding to the start of the roll period, all of the weight is allocated to the first month contract. Then on each subsequent business day a fraction of the first month VIX futures holding is sold and an equal notional amount of the second month VIX futures is bought. The fraction, or quantity, is proportional to the number of first month VIX futures contracts as of the previous VIX Futures Index roll day, and inversely proportional to the length of the current roll period. In this way the initial position in the first month contract is progressively moved to the second month one over the course of the month, until the following Roll Period starts when the old second month VIX futures contract becomes the new first month VIX futures contract and gets sold every day afterward as the process begins again.

In addition to the transactions described above, the weight of each VIX futures contract comprising the Short-Term Index is also adjusted every day to ensure that the change in total dollar exposure for the Short-Term Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

S&P 500 VIX Mid-Term Futures Index

where:

CRW[i,t] = Contract Roll Weight of the ith VIX futures contract on date t.

	dt	=	The total number of business days in the current roll period beginning with, and including, the starting VIX futures settlement date and ending with, but excluding, the following VIX futures settlement date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

	dr	=	The total number of business days within a roll period beginning with, and including, the following business day and ending with, but excluding, the following VIX futures settlement date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday, corresponding to the start of the roll period, an equal weight is allocated to the fourth, fifth and sixth month contracts. Then on each subsequent business day a fraction of the fourth month VIX futures holding is sold and an equal notional amount of the seventh month VIX futures is bought. The fraction, or quantity, is proportional to the number of fourth month VIX futures contracts as of the previous index roll day, and inversely proportional to the length of the current roll period. In this way the initial position in the fourth month contract is progressively moved to the seventh month contract over the course of the month, until the following roll period start when the old fifth month VIX futures contract becomes the new fourth month VIX futures contract and gets sold every day afterwards as the process begins again. In addition to the transactions described above, the weight of each VIX futures contracts comprising the Mid-Term Index is also adjusted every day to ensure that the change in total dollar exposure for the Mid-Term Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Each Fund seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to twice (200%) the performance of, the inverse (-100%) of the performance of, or twice the inverse (-200%) of the performance of a VIX Futures Index. The current index for ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF and ProShares UltraShort VIX Short-Term Futures ETF is the Short-Term Index and the current index for ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF is the Mid-Term Index. Each VIX Futures Index seeks to offer exposure to forward equity market volatility through publicly traded futures markets.

Investment Objective of the “Ultra Funds”:

“Ultra” Funds are different from most exchange-traded funds in that they seek leveraged returns on a daily basis (i.e. 2x the return of a VIX Futures Index on each trading day). The Ultra Funds seek daily results that match twice (200%) the daily performance of a VIX Futures Index (before fees and expenses). If an Ultra Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as the level of its corresponding VIX Futures Index when it rises. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the level of its corresponding VIX Futures Index when it declines. Each Ultra Fund acquires long exposure through VIX futures contracts, such that each Ultra Fund has exposure intended to approximate twice (200%) its VIX Futures Index at the time of its NAV calculation. The VIX Futures Indexes track the performance of VIX futures contracts; they do not track the performance of the VIX, and the Ultra Funds should not be expected to match twice (200%) the daily performance of the VIX.

Investment Objective of the “Short Funds”:

“Short” Funds are different from most exchange-traded funds in that they seek inverse returns on a daily basis (i.e. -1x the return of a VIX Futures Index on each trading day). The Short Funds seek daily results that match the inverse (-100%) of the daily performance of a VIX Futures Index (before fees and expenses). If a Short Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as the level of its corresponding VIX Futures Index when it declines. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the level of its corresponding VIX Futures Index when it rises. Each Short Fund acquires exposure through VIX futures contracts, such that each Short Fund has exposure intended to approximate the inverse (-100%) of its VIX Futures Index at the time of its NAV calculation. The VIX Futures Indexes track the performance of VIX futures contracts; they do not track the performance of the VIX, and the Short Funds should not be expected to match the inverse (-100%) of the daily performance of the VIX.

Investment Objective of the “UltraShort Funds”:

“UltraShort” Funds are different from most exchange-traded funds in that they seek inverse leveraged returns on a daily basis (i.e. -2x the return of a VIX Futures Index on each trading day). The UltraShort Funds seek daily results that match twice the inverse (-200%) of the daily performance of a VIX Futures Index (before fees and expenses). If an UltraShort Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as the level of its corresponding VIX Futures Index when it declines. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the level of its corresponding VIX Futures Index when it rises. Each UltraShort Fund acquires exposure through VIX futures contracts, such that each UltraShort Fund has exposure intended to approximate twice the inverse (-200%) of the VIX Futures Index at the time of its NAV calculation. The VIX Futures Indexes track the performance of VIX futures contracts; they do not track the performance of the VIX, and the UltraShort Funds should not be expected to match twice the inverse (-200%) of the daily performance of the VIX.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results. Results for the Funds over periods of time greater than one day should not be expected to be a simple inverse (-100%), multiple (200%) or inverse multiple (-200%) of the period return of the corresponding VIX Futures Index and will likely differ significantly from such.

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective.

Each Fund intends to obtain exposure to its VIX Futures Index by taking long or short positions in VIX futures contracts. In the event position accountability rules or position limits are reached with respect to VIX futures contracts, the Sponsor may, in its commercially reasonable judgment, cause such Fund to obtain exposure to its VIX Futures Index through swaps referencing the relevant VIX Futures Index or particular VIX futures contracts comprising such VIX Futures Index, or invest in other futures contracts or swaps not based on the particular VIX futures contracts comprising such VIX Futures Index if such instruments tend to exhibit trading prices or returns that correlate with the VIX Futures Indexes or any VIX futures contract and will further the investment objective of the Fund. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may serve as collateral for the futures contracts and swap agreements.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, nor does it conduct conventional volatility research or analysis, or forecast market movement or trends, in managing the assets of the Funds. The Funds seek to remain fully exposed at all times to the Funds’ underlying VIX Futures Index without regard to market conditions, trends or direction.

At the close of the U.S. trading markets each trading day, each Fund will seek to position its portfolio so that its exposure to its VIX Futures Index is consistent with its investment objective. The impact of the VIX Futures Indexes’ movements during the day will affect whether the Fund’s portfolio needs to be re-positioned. For example, if the VIX Futures Index for an Ultra Fund has risen on a given day, net assets of the Fund should rise, meaning the Fund’s long exposure will need to be increased. Conversely, if the VIX Futures Index has fallen on a given day, net assets of the Ultra Fund should fall, meaning the Fund’s long exposure will need to be decreased. Net assets of the Short and UltraShort Funds will generally decrease when the VIX Futures Index rises, meaning the Funds’ short exposure will need to be decreased. Conversely, if the VIX Futures Index has fallen on a given day, net assets of the Short and UltraShort Funds should rise, meaning the Funds’ short exposure will need to be increased.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place or alternatively may call for cash settlement as is the case with VIX futures contracts. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The size and length of futures contracts on a particular underlying reference are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash with an FCM for its open positions in futures contracts. Such deposits are generally held for the benefit of the counterparty at the FCM to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the futures contract, the Fund will seek withdrawal of this deposit from the FCM and may incur certain costs exercising its right with respect to the deposited cash.

Certain futures contracts, such as VIX futures contracts, as well as stock index contracts and certain commodity futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying reference. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

U.S. Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the CBOE (which includes the CFE), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”), the New York Mercantile Exchange (“NYMEX”) and the Intercontinental Exchange (“ICE”)).

Each futures exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Non-U.S. Futures Exchanges

Foreign futures exchanges differ in certain respects from their U.S. counterparts. Non-U.S. futures exchanges are not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. futures exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Regulations

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency currently regulates the OTC foreign exchange markets.)

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor, and requires commodity trading advisors to maintain current and accurate records within the United States. If the registration of a Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. The Funds themselves are not registered with the CFTC in any capacity. Therefore, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges) limit the amount of fluctuation in some futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. As of the date of this Prospectus, there were no daily limits in place for VIX futures contracts.

Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading or to maintain an open position in futures contracts. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index in exchange for a fixed or floating rate of return (interest rate leg) in respect of a predetermined notional amount. In the case of futures contracts based indices, such as the VIX Futures Indexes, the reference interest rate is zero. The gross returns to be exchanged are calculated with respect to a notional amount and the VIX Futures Index returns to which the swap is linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Assets and Liabilities. The notional amounts of the agreement reflect the extent of each Ultra Fund’s total investment exposure under the swap agreement. Each of the Short Funds’ and UltraShort Funds’ exposure is not limited by the notional amount and its exposure is in theory potentially infinite as there is no fixed limit on the increase in any VIX Futures Index value. The primary risks associated with the use of swap agreements arise from the imperfect correlation between movements in the notional amount and the price of the underlying investments and the inability of counterparties to perform. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swap agreements only with large, established and well capitalized financial institutions that meet certain credit quality standards and monitoring policies. Each Fund that invests in swaps may use various techniques to minimize credit risk including early termination or reset and payment, using different counterparties and limiting the net amount due from any individual counterparty.

Each Fund that invests in swaps generally collateralizes swap agreements with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the custodian to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the swap transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. Each Fund remains subject to credit risk with respect to the amount it expects to receive from counterparties, as those amounts are generally not similarly collateralized by the counterparty. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding and may obtain only limited recovery or may obtain no recovery in such circumstances.

PERFORMANCE OF COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. No performance information is presented with respect to the Funds, which have not traded prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of the Funds are purchased by the initial Authorized Participant for the Funds (all as described in the “Plan of Distribution” section of this Prospectus). The performance of the Funds will differ materially in certain respects from the performance of the following funds which are included herein.

The below funds, the performance of which are summarized herein, are materially different in certain respects from the Funds and the past performance summary of such funds are generally not representative of how the Funds might perform in the future.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$41,711,516
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$12,220,328
Net Asset Value as of February 28, 2011:	$20,854,777
Net Asset Value per Share[4] as of February 28, 2011:	$37.92
Worst Monthly Loss:[5]	-14.51%
(January 2010)
Worst Peak-to-Valley Loss:[6]	-28.90%
(Inception – February 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:1

	2008	2009	2010	2011
January		-11.51%	-14.51%	1.63%
February		-9.37%	6.89%	2.58%
March		5.85%	-2.89%
April		0.66%	3.56%
May		26.77%	-13.83%
June		-4.85%	0.16%
July		5.57%	13.55%
August		-1.97%	-5.36%

[1]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

September		2.33%	14.71%
October		5.82%	9.65%
November	-1.59%	6.47%	-1.44%
December	-9.91%	3.47%	22.04%
Annual	-11.34%	27.26%	28.95%	N/A
Year-to-Date	N/A	N/A	N/A	4.25%

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$12,050,212
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$5,655,168
Net Asset Value as of February 28, 2011:	$2,714,607
Net Asset Value per Share[4] as of February 28, 2011:	$45.24
Worst Monthly Loss:[5]	-23.20%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-70.99%
(February 2009 – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:2

	2008	2009	2010	2011
January		8.25%	15.02%	-2.66%
February		7.52%	-8.21%	-3.16%
March		-10.44%	1.86%
April		-3.46%	-4.33%
May		-23.20%	14.14%
June		0.93%	-1.55%
July		-8.52%	-12.92%
August		-0.65%	4.72%
September		-4.80%	-13.42%
October		-7.91%	-10.27%
November	1.14%	-7.92%	-1.01%
December	5.97%	-4.66%	-19.03%
Annual	7.18%	-45.43%	-34.35%	N/A
Year-to-Date	N/A	N/A	N/A	-5.74%

[2]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$2,909,958,253
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$63,983,454
Net Asset Value as of February 28, 2011:	$353,963,171
Net Asset Value per Share[4] as of February 28, 2011:	$49.16
Worst Monthly Loss:[5]	-40.05%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-69.39%
(Inception – April 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:3

	2008	2009	2010	2011
January		-29.62%	-17.41%	-0.76%
February		-22.51%	16.44%	-0.93%
March		6.57%	9.05%
April		-10.92%	6.28%
May		58.86%	-30.86%
June		7.46%	-1.02%
July		-5.61%	6.72%
August		-6.46%	-16.13%
September		-1.64%	17.69%
October		16.57%	1.00%
November	-1.38%	-1.68%	4.12%
December	-40.05%	-2.91%	17.17%
Annual	-40.88%	-14.59%	-0.99%	N/A
Year-to-Date	N/A	N/A	N/A	-1.68%

[3]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$1,086,224,644
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$93,607,767
Net Asset Value as of February 28, 2011:	$92,163,103
Net Asset Value per Share[4] as of February 28, 2011:	$49.29
Worst Monthly Loss:[5]	-40.18%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-75.72%
(February 2009 – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:4

	2008	2009	2010	2011
January		20.65%	19.06%	-1.93%
February		15.74%	-17.55%	-1.17%
March		-23.29%	-9.94%
April		2.31%	-7.28%
May		-40.18%	37.38%
June		-11.11%	-2.10%
July		-1.14%	-8.74%
August		3.15%	16.03%
September		-4.21%	-16.55%
October		-17.10%	-3.48%
November	-2.35%	-1.21%	-6.34%
December	19.09%	1.00%	-15.66%
Annual	16.28%	-52.91%	-25.70%	N/A
Year-to-Date	N/A	N/A	N/A	-3.08%

[4]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$313,690,772
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$116,392,898
Net Asset Value as of February 28, 2011:	$238,654,992
Net Asset Value per Share[4] as of February 28, 2011:	$69.18
Worst Monthly Loss:[5]	-15.05%
(December 2009)
Worst Peak-to-Valley Loss:[6]	-16.93%
(November 2009 – January 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:5

	2008	2009	2010	2011
January		10.61%	-2.22%	-11.26%
February		6.21%	4.96%	12.66%
March		-8.60%	0.81%
April		-7.93%	11.30%
May		21.19%	4.29%
June		-8.76%	5.47%
July		0.44%	-12.14%
August		3.04%	13.12%
September		7.95%	9.62%
October		8.54%	5.68%
November		26.93%	4.89%
December	23.30%	-15.05%	2.65%
Annual	23.30%	42.95%	57.02%	N/A
Year-to-Date	N/A	N/A	N/A	-0.02%

[5]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$249,146,262
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$167,770,265
Net Asset Value as of February 28, 2011:	$101,596,698
Net Asset Value per Share[4] as of February 28, 2011:	$27.91
Worst Monthly Loss:[5]	-22.76%
(November 2009)
Worst Peak-to-Valley Loss:[6]	-77.67%
(Inception – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return6:

	2008	2009	2010	2011
January		-12.44%	0.61%	11.62%
February		-8.58%	-6.45%	-11.95%
March		4.35%	-2.01%
April		6.15%	-11.01%
May		-18.90%	-5.46%
June		8.14%	-6.70%
July		-1.67%	12.44%
August		-4.12%	-12.50%
September		-8.81%	-9.53%
October		-9.09%	-6.43%
November		-22.76%	-6.35%
December	-22.47%	15.24%	-4.06%
Annual	-22.47%	-45.91%	-45.83%	N/A
Year-to-Date	N/A	N/A	N/A	-1.71%

[6]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Silver[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$555,653,136
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$310,670,791
Net Asset Value as of February 28, 2011:	$717,984,846
Net Asset Value per Share[4] as of February 28, 2011:	$181.77
Worst Monthly Loss:[5]	-20.90%
(June 2009)
Worst Peak-to-Valley Loss:[6]	-25.55%
(May 2009 – July 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return7:

	2008	2009	2010	2011
January		30.91%	-9.19%	-19.29%
February		10.07%	-3.77%	44.19%
March		-3.39%	16.36%
April		-8.72%	11.87%
May		48.18%	-2.78%
June		-20.90%	0.64%
July		-5.87%	-12.07%
August		11.41%	13.00%
September		25.22%	35.55%
October		-0.05%	16.11%
November		17.86%	25.47%
December	14.42%	-13.40%	25.30%
Annual	14.42%	99.56%	173.63%	N/A
Year-to-Date	N/A	N/A	N/A	16.37%

[7]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$478,340,815
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$316,059,029
Net Asset Value as of February 28, 2011:	$134,930,717
Net Asset Value per Share[4] as of February 28, 2011:	$31.42
Worst Monthly Loss:[5]	-37.42%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-96.86%
(Inception – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return8:

	2008	2009	2010	2011
January		-30.75%	6.25%	17.54%
February		-12.75%	-1.65%	-33.03%
March		-3.04%	-17.28%
April		4.15%	-13.65%
May		-37.42%	-3.39%
June		18.90%	-5.63%
July		0.97%	10.64%
August		-16.54%	-14.05%
September		-26.33%	-28.05%
October		-4.39%	-18.10%
November		-19.82%	-26.17%
December	-21.60%	11.08%	-24.65%
Annual	-21.60%	-76.00%	-78.79%	N/A
Year-to-Date	N/A	N/A	N/A	-21.29%

[8]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Euro [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$27,964,079
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$6,868,400
Net Asset Value as of February 28, 2011:	$8,219,864
Net Asset Value per Share[4] as of February 28, 2011:	$27.40
Worst Monthly Loss:[5]	-16.10%
(January 2009)
Worst Peak-to-Valley Loss:[6]	-34.40%
(November 2009 – June 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return9:

	2008	2009	2010	2011
January		-16.10%	-6.28%	4.70%
February		-2.14%	-3.74%	1.57%
March		9.48%	-1.78%
April		-0.98%	-2.97%
May		14.01%	-15.18%
June		-1.71%	-0.90%
July		3.03%	13.32%
August		1.01%	-5.63%
September		4.06%	15.54%
October		1.04%	4.08%
November	-3.10%	4.00%	-13.15%
December	20.70%	-9.23%	5.95%
Annual	16.96%	3.03%	-14.48%	N/A
Year-to-Date	N/A	N/A	N/A	6.34%

[9]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Euro [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$931,930,642
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$451,547,078
Net Asset Value as of February 28, 2011:	$426,995,607
Net Asset Value per Share[4] as of February 28, 2011:	$18.89
Worst Monthly Loss:[5]	-18.61%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-33.83%
(November 2008 – November 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return10:

	2008	2009	2010	2011
January		17.58%	6.32%	-5.04%
February		1.29%	3.37%	-1.95%
March		-9.86%	1.30%
April		0.18%	2.58%
May		-12.88%	16.81%
June		0.93%	0.30%
July		-3.45%	-12.37%
August		-1.43%	5.33%
September		-4.24%	-14.03%
October		-1.41%	-4.60%
November	2.93%	-4.32%	14.26%
December	-18.61%	9.68%	-6.11%
Annual	-16.22%	-10.84%	8.66%	N/A
Year-to-Date	N/A	N/A	N/A	-6.89%

[10]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Yen [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$8,303,033
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$2,090,740
Net Asset Value as of February 28, 2011:	$3,292,219
Net Asset Value per Share[4] as of February 28, 2011:	$32.92
Worst Monthly Loss:[5]	-15.60%
(February 2009)
Worst Peak-to-Valley Loss:[6]	-18.31%
(January 2009 – March 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return11:

	2008	2009	2010	2011
January		1.67%	6.21%	-2.25%
February		-15.60%	2.89%	0.55%
March		-3.21%	-9.78%
April		0.49%	-1.08%
May		6.81%	6.40%
June		-2.48%	5.51%
July		3.30%	4.39%
August		3.19%	5.59%
September		7.30%	0.99%
October		-0.79%	7.47%
November	3.03%	8.35%	-7.64%
December	10.44%	-14.04%	5.91%
Annual	13.79%	-8.11%	28.13%	N/A
Year-to-Date	N/A	N/A	N/A	-1.71%

[11]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Yen [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$497,403,739
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$381,441,211
Net Asset Value as of February 28, 2011:	$333,899,945
Net Asset Value per Share[4] as of February 28, 2011:	$15.82
Worst Monthly Loss:[5]	-10.60%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-38.72%
(March 2009 – October 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:12

	2008	2009	2010	2011
January		-2.56%	-6.25%	1.85%
February		17.12%	-3.39%	-0.87%
March		2.07%	10.27%
April		-1.17%	0.74%
May		-7.18%	-7.31%
June		1.58%	-5.58%
July		-3.95%	-4.67%
August		-3.66%	-5.79%
September		-7.28%	-1.61%
October		0.16%	-7.23%
November	-3.07%	-8.10%	7.93%
December	-10.60%	15.36%	-6.09%
Annual	-13.35%	-1.10%	-26.84%	N/A
Year-to-Date	N/A	N/A	N/A	0.96%

[12]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Short-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$20,992,531
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$13,860,937
Net Asset Value as of February 28, 2011:	$13,063,960
Net Asset Value per Share[4] as of February 28, 2011:	$65.32
Worst Monthly Loss:[5]	-6.37%
(February 2011)
Worst Peak-to-Valley Loss:[6]	-18.39%
(Inception – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28,2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:13

2011
January	-12.84%
February	-6.37%
March
April
May
June
July
August
September
October
November
December
Year-to-Date	-18.39%

[13]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of February 28, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Mid-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of February 28, 2011:	$11,229,275
Aggregate Net Capital Subscriptions[3] as of February 28, 2011:	$7,521,915
Net Asset Value as of February 28, 2011:	$6,859,852
Net Asset Value per Share[4] as of February 28, 2011:	$68.60
Worst Monthly Loss:[5]	-3.79%
(February 2011)
Worst Peak-to-Valley Loss:[6]	-14.25%
(Inception – February 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of February 28, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:14

2011
January	-10.88%
February	-3.79%
March
April
May
June
July
August
September
October
November
December
Year-to-Date	-14.25%

[14]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

Liquidity and Capital Resources

Prior to the date of this Prospectus, the Funds have not begun trading activities. In order to collateralize derivatives positions, a significant portion of the NAV of each Fund will be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements). A portion of these investments may serve as collateral for the Fund’s trading in futures contracts and swap agreements. The percentage that U.S. Treasury securities and other short-term fixed-income securities will bear to the shareholders’ equity of each Fund will vary from period to period as the market values of the underlying futures contracts and swap agreements change.

The futures contracts and swaps, if any, held by a Fund may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. In the case of futures contracts, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no futures trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in such futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Fund from promptly liquidating its futures positions. Currently VIX futures contracts do not have daily limits.

Entry into swap agreements may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties, do not have uniform terms and conditions, and generally are not transferable without the consent of the counterparty. Therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments.

As of the date of this Prospectus, the Trust is unaware of any other trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs.

Because the Funds will trade futures contracts and enter into swap agreements, their capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Results of Operations

During the time period from January 1, 2011 to April 5, 2011, the Funds had not yet commenced investment activities nor issued Shares. The Funds did not purchase or own futures contracts or swap agreements during this period. There were no receipts or disbursements of cash to or from the Funds during this period. The Funds did not receive any revenue, capital gains (losses), or incur any expenses, during this time period.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this Prospectus, the Funds have not used, nor do they expect to use in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While the Funds’ exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Funds’ financial position.

Management fee payments made to the Sponsor will be calculated as a fixed percentage of each Fund’s NAV. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date. The agreement with the Sponsor may be terminated by either party upon 30 days written notice to the other party. One officer of the Trust also serves as an officer and owner of the Sponsor.

Market Risk

Each Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the VIX futures contracts it holds are traded and the relationships among the contracts held. The inherent uncertainty of each Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Funds enter into futures contracts or swap agreements, the Funds will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Funds.

It is expected that swap agreements will be contracted for directly with counterparties. Swap agreements do not generally involve the delivery of securities or other underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, a Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. Swap counterparty risk will be generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery collateral posted in segregated tri-party accounts at the Fund’s custodian bank.

The FCM for the Funds, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to each Fund, all assets of each Fund relating to domestic futures trading, and the FCM will not be allowed to commingle such assets with other assets of the FCM. In addition, CFTC regulations will also require the FCM to hold in a secure account assets of each Fund related to foreign futures trading.

Critical Accounting Policies

The Funds’ critical accounting policies will be as follows:

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments and actual results may differ from the estimates used.

The Funds will have significant exposure to futures contracts and swaps, each of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

The use of fair value to measure futures contracts, with related unrealized gains or losses recognized in earnings in each period, will be fundamental to the Funds’ financial statements. The fair value of a futures contract is the amount that would be expected to be received/paid when the contract is traded in an orderly transaction between market participants at the measurement date (the exit price).

For financial reporting purposes, the Funds value transactions based upon the final closing price in their primary markets.

Short-term investments are valued at market price.

Derivatives (e.g., futures and swaps) are generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts will be generally valued at the settlement price on the applicable exchange on which that future trades If a settlement price and/or index value are not available, the Sponsor may value an asset of a Fund pursuant to the policies the Sponsor has adopted, which are consistent with normal industry standards.

Fair value pricing may require subjective determinations about the value of an investment. While the Funds’ policy is intended to result in a calculation of each Fund’s NAV that fairly reflects investment values as of the time of pricing, a Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that the Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Swaps will be generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor.

Realized gains (losses) and changes in unrealized gain (loss) on open positions will be determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

Each Fund pays its respective brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments. Brokerage commissions on futures contracts are recognized on a half-turn basis.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of the Funds will be used to enter into VIX futures contracts and swap agreements, if applicable, in combination with cash or cash equivalents and/or U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements) that may be deposited with the FCMs as margin in connection with any futures transactions. To the extent, if any, that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures contract positions.

The Sponsor has selected Prudential Bache Commodities, LLC (“PBC”) and RBC Capital Markets Corporation (“RBC”) as its initial FCMs. Each of PBC and RBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of PBC and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to PBC or RBC, as applicable.

On or about January 1, 2004, the assets and the accounts of the Global Derivatives Business of Prudential Equity Group, Inc. (f/k/a Prudential Securities Incorporated) were transferred to Prudential Financial Derivatives, LLC, which was renamed Prudential Bache Commodities, LLC in 2007. Each of PBC and RBC is registered as a FCM with the CFTC and is a member of the NFA. PBC and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Neither PBC nor RBC is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee, BBH (the “Administrator”) or the Custodian. Neither PBC nor RBC is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. Neither PBC nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Neither PBC nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon PBC or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace PBC and/or RBC as the Funds’ clearing broker.

To the extent, if any, that the Funds enter into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the futures contracts as described above.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Funds, the analysis assumes that the average daily NAV per Fund is $50.00.

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares Ultra VIX Short-Term Futures ETF		ProShares Short VIX Short-Term Futures ETF		ProShares UltraShort VIX Short-Term Futures ETF
	$	%	$	%	$	%
Selling price per share	50.00		50.00		50.00
Management fee[2]	0.46	0.95%	0.46	0.95%	0.46	0.95%
Brokerage commissions and fees[3]	0.29	0.57%	0.18	0.35%	0.42	0.84%
Other expenses[4]	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.76	1.52%	0.65	1.30%	0.90	1.79%
Interest income[5]	(0.06)	(0.12)%	(0.06)	(0.12)%	(0.06)	(0.12)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[6]	0.70	1.40%	0.59	1.18%	0.84	1.67%

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares Ultra VIX Mid-Term Futures ETF		ProShares Short VIX Mid-Term Futures ETF		ProShares UltraShort VIX Mid-Term Futures ETF
	$	%	$	%	$	%
Selling price per share	50.00		50.00		50.00
Management fee[2]	0.46	0.95%	0.46	0.95%	0.46	0.95%
Brokerage commissions and fees[3]	0.09	0.18%	0.06	0.12%	0.15	0.29%
Other expenses[4]	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.57	1.13%	0.54	1.07%	0.62	1.24%
Interest income[5]	(0.06)	(0.12)%	(0.06)	(0.12)%	(0.06)	(0.12)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[6]	0.51	1.01%	0.48	0.95%	0.56	1.12%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month end NAV and is based on $50.00 as the NAV per Share of each of the Funds. The initial price per Share to be paid by the initial Authorized Participants is $50.00 per Share. The actual NAV of each of the Funds will differ after the initial purchases by the initial Authorized Participants and is likely to change on a daily basis.
2.	From the Management Fee, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers.
3.	The Funds are subject to brokerage commissions including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The effects of trading spreads, financing costs/fees associated with VIX futures contracts and swaps, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities are not included in this analysis.
4.	In connection with orders to create and redeem Creation Units, Authorized Participants pay a fixed transaction fee in the amount of up to $500 per order. In connection with orders to create and redeem Creation Units, the Funds may also receive a variable fee of up to 0.10% of the value of the Creation Units that are purchased or sold from Authorized Participants. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Creation Unit-by-Creation Unit basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
5.	Based on current U.S. Treasury securities yields and anticipated investment levels in the various Funds, the breakeven analysis assumes an interest rate of 0.12%.
6.	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amount

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Funds during the first twelve months of investment is the following percentage per annum of the Funds’ average daily NAV, plus the amount of any commissions charged by the investor’s broker:

Name of Fund	Percentage
ProShares Ultra VIX Short-Term Futures ETF	1.52%
ProShares Short VIX Short-Term Futures ETF	1.30%
ProShares UltraShort VIX Short-Term Futures ETF	1.79%
ProShares Ultra VIX Mid-Term Futures ETF	1.13%
ProShares Short VIX Mid-Term Futures ETF	1.07%
ProShares UltraShort VIX Mid-Term Futures ETF	1.24%

A Fund will break even only if its annual return from trading, plus its annual interest income from high credit quality short-term fixed income securities, equals its fees and expenses per annum.

Organization and Offering Stage

Offering Costs

The Sponsor will not collect its fee in the first year of operations of each Fund in an amount equal to the offering costs incurred by such Fund. The Sponsor will reimburse each Fund to the extent that its offering costs exceed 0.95% of its average daily NAV for the first year of operations. Normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund are paid by the Sponsor.

Operational Stage

Management Fee

The Funds will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of their average daily NAV. No other management fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor will pay S&P a licensing fee for use of the VIX Futures Indexes as an index for the Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of the Funds, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of the Funds, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, individual K-1 preparation and mailing fees not exceeding 0.10% per annum of the NAV of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds will pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation.

Brokerage Commissions and Fees

Each Fund pays all of its brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments.

Other Transaction Costs

The Funds will bear other transaction costs including the effects of trading spreads associated with the use of futures contracts and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements). The effects of these other transaction costs are not included in the above breakeven analysis.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company (“DTC”), and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

The Funds will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit of Shares in order to compensate BBH, as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Fund to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “1933 Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” means any day other than a day when any of the NYSE, the NYSE Arca, the CBOE, or the CFE or other exchange material to the valuation or operation of the Funds, or the calculation of the VIX or VIX futures contracts is closed for regular trading.

Purchase orders must be placed by the cut-off time shown below. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the Funds on the purchase order date plus the applicable transaction fee. Authorized Participants have a cut-off as shown in the table below.

Underlying Index	Create/Redeem Cut-off	NAV Calculation Time
S&P 500 VIX Short-Term Futures Index	12:00 p.m. (Eastern Time)	4:15 p.m. (Eastern Time)
S&P 500 VIX Mid-Term Futures Index	12:00 p.m. (Eastern Time)	4:15 p.m. (Eastern Time)

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of the National Securities Clearing Corporation (“NSCC”), as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (DVP) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the third Business Day following the purchase order date (T+3), such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (1) for any period during which any of the NYSE, the NYSE Arca, the CBOE, or the CFE or other exchange material to the valuation or operation of the Fund, or the calculation of the VIX or VIX futures contracts, is closed or when trading is suspended or restricted on such exchanges in any of the Funds’ futures contracts; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	the order would be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the third Business Day immediately following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of the NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the NYSE, the NYSE Arca, the CBOE, or the CFE or other exchange material to the valuation or operation of the Fund, or the calculation of the VIX or VIX futures contracts, is closed or when trading is suspended or restricted on such exchanges in any of the Fund’s futures contracts; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BBH for services in processing the creation and redemption of Creation Units and to offset some or all of the costs of increasing or decreasing derivative positions, an Authorized Participant is required to pay a fixed transaction fee of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, have been named as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust is also a defendant in this action, along with several others. The complaint alleges that the defendants violated Sections 11 and 15 of the 1933 Act by issuing untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares ETFs, allegedly failing to adequately disclose the funds’ investment objectives and risks. The Trust was added as a defendant in an amendment to the complaint filed on September 24, 2010. The six funds of the Trust named in the complaint are ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Crude Oil, and ProShares UltraShort Silver. The Trust believes the complaint is without merit and that the anticipated outcome will not adversely impact the operation of the Trust or any of its funds.

On or about January 1, 2004, the assets and the accounts of the Global Derivatives Business of Prudential Equity Group, Inc. (f/k/a Prudential Securities Incorporated) were transferred to Prudential Financial Derivatives, LLC, which was renamed Prudential Bache Commodities, LLC in 2007. PBC is registered as an FCM with the CFTC and is a member of the NFA. PBC is a clearing member of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges.

From time to time each of PBC and RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the action described below, each of PBC and RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against either PBC or RBC or any of its respective principals.

In April 2006, one of PBC’s commodities brokers filed an arbitration proceeding in connection with the broker’s termination based upon allegations of sexual harassment. The broker alleged that the termination was a pretext to steal his business without compensation. The claims, brought against an affiliate of PBC, included fraud, breach of contract, unjust enrichment, quantum meruit and defamation. The claimant sought damages in excess of $28 million, of which $25 million was for defamation, and unspecified punitive damages. The parties settled this matter in December 2007, prior to the arbitration hearing scheduled for January 2008. The former employee executed a Settlement Agreement and General Release dismissing the matter with prejudice, essentially in exchange for commissions owed, interest and certain costs associated with the proceeding.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 50,000 Shares, or Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BBH, 50 Milk Street, Boston, Massachusetts 02109.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other Fund. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other Fund or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator and commodity trading advisor.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

ProShare Capital Management LLC, is the Sponsor of the Trust and the Funds. The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust and the Funds. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the NFA and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its registration with the NFA on August 31, 2000 but later re-applied and had its registration subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999 and is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator and commodity trading advisor, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, telephone number (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of Commodity Pools Operated by the Commodity Pool Operator” in this Prospectus.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal Executive Officer of the Trust; Chief Financial Officer and Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust
Todd B. Johnson*	Chief Investment Officer and Principal of the Sponsor
Howard S. Rubin	Director, Portfolio Management and Associated Person of the Sponsor
Michelle Liu	Portfolio Manager and Associated Person of the Sponsor
Ryan Dofflemeyer	Portfolio Manager and Associated Person of the Sponsor
Lisa P. Johnson	Principal of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who participates in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisers registered under the Investment Advisers Act of 1940.

Michael L. Sapir, Chairman, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Chairman, Chief Executive Officer and a member of PFA since April 1997; and Chairman, Chief Executive Officer and a member of PSA since January 2005. As Chairman and Chief Executive Officer of the Sponsor, PSA and PFA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PSA and PFA, respectively.

Louis M. Mayberg, Chief Financial Officer, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997; and a member of PSA, since January 2005. Principal Executive Officer of the Trust since June 2008. As Chief Financial Officer of the Sponsor, Mr. Mayberg’s responsibilities include oversight of the financial matters of the Sponsor. As Principal Executive Officer of the Trust, his responsibilities include oversight of operations of the Trust.

William E. Seale, Ph.D., a member of the Sponsor and a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997; and a member of PSA since April 2005. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has ownership interest in the Sponsor and PSA. The Sapir Family Trust has passive ownership interest in the Sponsor and exercises no management authority over the Fund.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has ownership interest in Sponsor and PFA. Northstar Trust has passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008. Mr. Karpowicz has been employed by PFA since July 2002 as Vice President of Financial Administration.

Todd B. Johnson, a registered associated person of the Sponsor since January 29, 2010, a listed principal of the Sponsor since January 16, 2009 and Chief Investment Officer of the Sponsor since February 27, 2009. In this role, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PSA and PFA since December 2008. Prior to December 2008, Mr. Johnson served at World Asset Management (a financial services firm) – President and Chief Investment Officer, January 2006 to December 2008; Managing Director and Chief Investment Officer, Quantitative Investments, January 2002 to December 2005.

Howard Rubin, CFA, a registered associated person and an NFA associate member of the Sponsor since July 14, 2008 and Director, Portfolio Management of the Sponsor since December 1, 2009. In these roles, Mr. Rubin’s responsibilities include day-to-day portfolio management of the Funds. Mr. Rubin has served as Senior Portfolio Manager of PSA since December 2007 and Senior Portfolio Manager of the Sponsor from November 27, 2008 through November 30, 2009. Mr. Rubin has also served as Senior Portfolio Manager of PFA since November 2004 and Portfolio Manager of PFA from April 2000 through November 2004. Mr. Rubin holds the Chartered Financial Analyst (CFA) designation.

Michelle Liu, a registered associated person and an NFA associate member of the Sponsor since June 12, 2009 and Portfolio Manager of the Sponsor since December 1, 2009. In these roles, Ms. Liu’s responsibilities include day-to-day portfolio management of certain other series of the Trust. Ms. Liu has served as a Portfolio Manager of PSA and PFA since December 2009 and served as Associate Portfolio Manager of PSA from November 2007 to November 2009. Ms. Liu has also served at FINRA as a Senior Market Operations Analyst from July 2006 through November 2007 and as a Fixed Income Domain Lead/Specialist from March 2004 through July 2006.

Ryan Dofflemeyer, a registered associated person and an NFA associate member of the Sponsor since October 26, 2010 and Portfolio Manager of the Sponsor since January 3, 2011. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of the VIX Funds. Mr. Dofflemeyer serves as a Portfolio Manager of PFA since August of 2007 and served as Junior Portfolio Analyst from October of 2003 to August of 2007. Mr. Dofflemeyer also serves as Portfolio Manager for Horizon BetaPro Funds since May of 2008 and Portfolio Manager for PSA since March 2010. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute from September 2001 to August 2003.

Lisa Johnson, a listed principal of the Sponsor since November 11, 2008. Ms. Johnson’s responsibilities include the review and approval of advertising material of the Sponsor. Ms. Johnson has been employed with ProFunds Distributors Inc. (“PDI”) since April 2008 as Head of Compliance. Prior to her employment with PDI, Ms. Johnson was the Senior Corporate Compliance Officer for ICMA Retirement Corporation (a financial services company) where she was employed from February 2005 to April 2008. She served as Senior Compliance Officer for Delaware Investments (a financial services firm) from January 2001 to February 2005. Ms. Johnson is FINRA registered and holds Series 7, 24 and 63 licenses. She also possesses a Certified Regulatory and Compliance Professional designation, from the NASD Institute at Wharton.

Victor Frye, a listed principal of the Sponsor since December 2, 2008. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed by PFA since October 2002 as Chief Compliance Officer.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor owns $400 worth of Shares in each Fund. As of the date of this Prospectus, none of the Principals have an ownership or beneficial interest in any Fund.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund will trade on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.proshares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (“NAV”)

The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open futures contracts and swaps, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV. The NAV of each Fund is calculated at 4:15 p.m. (Eastern Time), on each trading day the Fund is open. Each Fund’s NAV is calculated only once each trading day.

In calculating the indicative NAV of a Fund, the settlement value of the Fund’s swap agreements, if any, is determined by applying the then-current disseminated values for the applicable VIX Futures Index to the terms of such Fund’s swap agreements.

All open futures contracts traded on a U.S. exchange are calculated at their then current market value, which is based upon the settlement price or the last traded price before the NAV time, for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which NAV is being determined; provided, that if a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day.

The current market value of all open futures contracts traded on a non-U.S. exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-U.S. exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on a non-U.S. exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. The Sponsor may, in its sole discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance), value any asset of a Fund pursuant to such other principles as the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards. The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.

The Funds may use a variety of money market instruments to invest excess cash. Short-term debt instruments used in this capacity and expected to be held-to-maturity will be priced for NAV purposes at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of the futures contracts and cash and receivables less liabilities of a Fund at the time the IOPV is disseminated. The NYSE Arca calculates and disseminates every 15 seconds throughout the trading day an updated IOPV. The IOPV is calculated by the NYSE Arca using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of futures contracts and swap agreements held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares.

The NYSE Arca disseminates the IOPV. In addition, the IOPV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the IOPV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of Shares. Investors and market professionals are able throughout the trading day to compare the market price of a Fund and the IOPV. If the market price of the Shares diverges significantly from the IOPV, market professionals may have an incentive to execute arbitrage trades. Such arbitrage trades can tighten the tracking between the market price of a Fund and the IOPV and thus can be beneficial to all market participants.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor has discretionary authority over all distributions made by each Fund. To the extent that a Fund’s actual and projected interest income from its holdings of interest-bearing investments exceeds the actual and projected fees and expenses of the Fund, the Sponsor may make distributions of the amount of such excess. Each Fund currently does not expect to make distributions with respect to capital gains or income. Depending on a Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor receives with respect to such year.

Each Fund will make distributions at the discretion of the Sponsor. Each Fund currently does not expect to make capital gain or income distributions. Income earned from a Fund’s investment is allocated pro rata to each investor based on his, her or its holdings in such Fund. An investor’s income tax liability for his, her or its pro rata share of a Fund’s income and capital gains will, in all likelihood, exceed any distributions such investor receives.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed BBH as the Administrator of the Funds and BBH has entered into an administration and transfer agency services agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Funds) and the Sponsor in connection therewith. In addition, BBH serves as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at BBH’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH prepares and files certain regulatory filings on behalf of the Funds. BBH may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BBH, a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160 – 181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

THE CUSTODIAN

BBH serves as Custodian of the Funds and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE TRANSFER AGENT

BBH serves as the Transfer Agent of the Funds for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

DISTRIBUTOR

SEI serves as Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; telephone number (610) 676-1000.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly-owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

FUTURES COMMISSION MERCHANT

Each of Prudential Bache Commodities, LLC (“PBC”) and RBC Capital Markets Corporation (“RBC”), in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of PBC and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to PBC or RBC, as applicable.

The investor should be advised that neither PBC nor RBC is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, neither PBC nor RBC is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds, or has passed upon the merits of participating in this offering.

Neither PBC nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, neither PBC nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon PBC or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace PBC and/or RBC as the Funds’ clearing broker.

Margin Levels Expected to be Held at the FCMs

The following is based on how the Funds initially will be managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that the Short Funds will ever have futures exposure greater than 100% of the Fund’s assets, or that the Ultra Funds or the UltraShort Funds will ever have futures exposure greater than 200% of the Funds’ assets. Thus the maximum margin held at an FCM would not exceed twice the margin requirement for an Ultra Fund or an UltraShort Fund. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the Funds’ FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Funds may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

Initially, each Ultra Fund expects to have futures contracts with notional amounts equal to approximately 200% of Fund assets. As of February 28, 2011, the minimum margin requirement as a percentage of futures notional was approximately 19%. Thus, the minimum margin held at FCMs was approximately 38% of an Ultra Fund’s assets.

Initially, each Short Fund expects to have futures contracts with notional amounts equal to approximately -100% of Fund assets. As of February 28, 2011, the minimum margin requirement as a percentage of futures notional was approximately 19%. Thus, the minimum margin held at FCMs was approximately 19% of a Short Fund’s assets.

Initially, each UltraShort Fund expects to have futures contracts with notional amounts equal to approximately -200% of Fund assets. As of February 28, 2011, the minimum margin requirement as a percentage of futures notional was approximately 19%. Thus, the minimum margin held at FCMs was approximately 38% of an UltraShort Fund’s assets.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Neither the Sponsor nor any of its principals trade for their own accounts in any commodity interests. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

MATERIAL CONTRACTS

Administrative Agency Agreement

BBH serves as the Funds’ Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including NAV calculations, accounting and other fund administrative services.

BBH serves as the Funds’ Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Funds’ transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon thirty (30) days’ prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, BBH is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH serves as the Funds’ Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custodian Agreement had an initial term of one year. After the initial term, the Custodian Agreement continued and will continue in effect for successive one year periods unless the Trust, on behalf of the Funds, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Funds held by the Custodian or any subcustodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Funds’ investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either: (1) deliver the investment assets held under the Custodian Agreement to the Fund; or (2) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Funds. In the event that investment assets or moneys of the Funds remain in the custody of the Custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its subcustodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement will become effective on the date of the offering of the Shares of the Funds and the Distribution Agreement will continue until June 19, 2012, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Each of PBC and RBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between PBC and the Funds and between RBC and the Funds, the Funds agree to indemnify and hold harmless each of PBC and RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by PBC or RBC, as applicable, in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by PBC or RBC, as applicable, of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by PBC or RBC, as applicable, or its affiliates or agents to comply with the applicable law; and (4) any reliance by PBC or RBC, as applicable, on any instruction, notice or communication that PBC or RBC, as applicable reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to PBC or RBC, as applicable, on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify PBC or RBC, as applicable, for any and all costs, losses, penalties, fines, taxes and damages that PBC or RBC, as applicable may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or PBC or RBC, as applicable, by written notice to the other.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Generally, a partnership is not a taxable entity for U.S. federal income tax purposes and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships are generally taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from regulated futures contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by each Fund, in the opinion of Clifford Chance US LLP, each Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Clifford Chance US LLP has relied are: (1) the Funds have not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of a Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of a Fund for U.S. federal income tax purposes or whether a Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by a Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Sponsor will use its best efforts to cause the operation of a Fund in such manner as is necessary for a Fund to continue to meet the qualifying income exception.

If a Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), that Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to shareholders of the relevant Fund so long as such Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, that Fund would be treated as a corporation for U.S. federal income tax purposes. If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by such Fund would be treated as taxable dividend income, to the extent of such Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its Shares, or taxable capital gain, after the shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares of that Fund.

The discussion below is based on Clifford Chance US LLP’s opinion that each Fund is classified as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of a Fund’s income, gain, loss, deduction and other items for a Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if a Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. It is not possible to predict what changes, if any, will be made or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass-through their items of income, gain and loss to Shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts and certain non-equity options contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Funds’ Profits and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items are determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of a Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. By investing in Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month during which a Fund becomes operational, the shareholders at the close of trading at month-end will also receive that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchase of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Treasury Regulations Section 1.704-3(d).

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made or intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of

Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Code Section 754, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in that Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in that Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of a Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “—U.S. Shareholders—Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—U.S. Shareholders—Disposition of Shares” below.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit of Shares. If a Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit of Shares may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. That rate is currently 15%, but is scheduled to increase to 20% for tax years beginning after December 31, 2012. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S.

Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For tax years beginning after December 31, 2009 and before January 1, 2013, the overall limitation on miscellaneous itemized deductions shall not apply. However, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report such expenses on a pro rata basis to the shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to a Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees that each Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Funds have not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Treasury regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among a Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Trust Agreement, the Sponsor has been appointed the “tax matters partner” of each Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of a Fund, has the authority under the Trust Agreement to conduct any IRS audits of each Fund’s tax returns or other tax-related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Sponsor has the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of a Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to a Fund as well as to the Fund-related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by a Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisers regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Recent U.S. Tax Legislation

Recently enacted legislation would apply a 30% U.S. withholding tax to certain payments made after December 31, 2012. Specifically, the withholding tax generally would apply to U.S. source payments (including interest and, generally, gross proceeds from the sale of US assets) if (1) such payments are made to or through non-U.S. financial institutions and entities that have not entered into certain arrangements with the IRS or (2) to a non-U.S. Shareholder that fails to provide certain information regarding its U.S. owners, if any. Prospective shareholders should consult their tax advisers regarding the application of these rules to them in their particular circumstances.

Regulated Investment Companies

The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified PTP for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

Although it is not entirely clear, it is generally expected that the Funds will not be qualified PTPS. However, prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—U.S. Shareholders—Tax-Exempt Organizations.” In addition, because they are not tax-paying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security,” or the Publicly-Offered Security Exception, and (2) an exception applicable if equity interests purchased by a plan are not significant, or the Insignificant Participation Exception.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares of the Funds will trade on the NYSE Arca under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units (50,000 Shares) to Authorized Participants. It is expected that the initial Authorized Participant will, subject to certain terms and conditions, make minimum initial purchases of at least four initial Creation Units of each Fund at an initial price per Share of $50.00. A Fund will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to that Fund. Following the initial purchases by the initial Authorized Participant, Shares of the Funds will be offered to Authorized Participants in Creation Units at each Fund’s respective NAV. On the day that the initial Authorized Participant purchases the initial Creation Unit of a Fund, such Fund’s initial per Share NAV will be established as of the times indicated under the section entitled “Creation and Redemption of Shares—Creation Procedures—Determination of Required Payment.”

Authorized Participants, including the initial Authorized Participant, may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, BNP Paribas Securities Corp., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., J.P. Morgan Securities Inc., Knight Clearing Services LLC, Newedge USA LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

The initial Authorized Participant with respect to the Funds is expected to be             .

Likelihood of Becoming a Statutory Underwriter

Each Fund will issue Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. The initial Authorized Participant or an Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example,                     , as initial Authorized Participant for the Funds would be a statutory underwriter with respect to its purchase of initial Creation Units of the Funds as described above.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA members in connection with the offering of the Shares by a Fund will not exceed 10% of offering proceeds.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds. If the aggregate net assets of all of the Funds combined were to equal $20 billion, the maximum fees payable to SEI would represent 0.005% per annum of the offering proceeds and 0.015% of the offering proceeds for the three years following the date of this Prospectus. For a description of services provided by SEI, see the section entitled “Distributor” in this Prospectus.

The Trust will advise SEI if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

LEGAL MATTERS

Clifford Chance US LLP has advised the Sponsor in connection with the Shares being offered hereby. Clifford Chance US LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and each Fund. Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby. Clifford Chance US LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases by Employee Benefit Plans” with respect to ERISA.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ProShares Trust II’s Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Statements of Financial Condition as of April 5, 2011, included in this Prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-3 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements with respect to the Trust’s other funds in the Trust’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q. The Trust’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q have been incorporated by reference in this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, prior to the date of this Prospectus, do not provide financial information with respect to the Funds because they have not commenced trading and do not have any performance history. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include name, address, and social security number. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus, and later information that is filed with the SEC will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus. The Trust incorporates by reference the documents listed below, and any future filings it may make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2010, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.proshares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

Report of Independent Registered Public Accounting Firm

To the Shareholders of ProShares Trust II:

In our opinion, the accompanying statements of financial condition present fairly, in all material respects, the financial position of ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF, six separate series of ProShares Trust II (the “Funds”) at April 5, 2011, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statements of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Columbus, Ohio

April 8, 2011

PROSHARES TRUST II

STATEMENTS OF FINANCIAL CONDITION

April 5, 2011

	ProShares Ultra VIX Short-Term Futures ETF	ProShares Short VIX Short-Term Futures ETF	ProShares UltraShort VIX Short-Term Futures ETF
Assets
Cash	$400	$400	$400
Offering Costs (Note 4)	28,764	28,764	18,478

Total assets	$29,164	$29,164	$18,878

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	28,764	28,764	18,478

Total liabilities	28,764	28,764	18,478

Shareholders’ equity
Shareholders’ equity	$400	$400	$400

Total liabilities and shareholders’ equity	$29,164	$29,164	$18,878

	ProShares Ultra VIX Mid-Term Futures ETF	ProShares Short VIX Mid-Term Futures ETF	ProShares UltraShort VIX Mid-Term Futures ETF
Assets
Cash	$400	$400	$400
Offering Costs (Note 4)	18,478	18,478	18,478

Total assets	$18,878	$18,878	$18,878

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	18,478	18,478	18,478

Total liabilities	18,478	18,478	18,478

Shareholders’ equity
Shareholders’ equity	$400	$400	$400

Total liabilities and shareholders’ equity	$18,878	$18,878	$18,878

PROSHARES TRUST II

NOTES TO FINANCIAL STATEMENTS

April 5, 2011

NOTE 1 – ORGANIZATION

ProShares Trust II (the “Trust”) was organized as a Delaware statutory trust on October 9, 2007 and offers or expects to offer from time-to-time common units of beneficial interest (the “Shares”) in each of its twenty-four series (each, a “Fund”, and collectively, the “Funds”). The twenty-four separate series are: ProShares Ultra DJ-UBS Commodity, ProShares UltraShort DJ-UBS Commodity, ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas, ProShares UltraShort DJ-UBS Natural Gas, ProShares Short Gold, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen ProShares UltraShort Yen, ProShares Ultra VIX Short-Term Futures ETF, ProShares VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF.

Each of the following six Funds, ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF (each a “New VIX Fund”, collectively, the “New VIX Funds”), have Statements of Financial Conditions presented in this Prospectus and had no operations prior to April 5, 2011 other than matters relating to their organization, the registration of each series under the Securities Act of 1933, as amended, and the sale and issuance to ProShare Capital Management LLC (the “Sponsor”) of ownership shares at an aggregate purchase price of $400 in each of the six New VIX Funds. Offerings of Shares of those New VIX Funds have not commenced as of the date of this report. The other eighteen Funds are not the subject of this report.

Each “Ultra” New VIX Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark. Each “Short” New VIX Fund seeks daily investment results (before fees and expenses) that correspond to the inverse (opposite) of the daily performance of its corresponding benchmark. Each “UltraShort” New VIX Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of its corresponding benchmark. Each New VIX Fund intends to obtain exposure to its corresponding index by investing in futures contracts based on the Chicago Board Options Exchange (“CBOE”) Volatility Index (the “VIX”).

The New VIX Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the New VIX Funds from achieving such results. Accordingly, results over periods of time greater than one day should not be expected to be a simple multiple (+200, -100 or -200%) of the period return of the corresponding benchmark and will likely differ significantly.

The current benchmark for “Short-Term” New VIX Funds is the S&P 500 Short-Term Index (the “Short-Term Index”) and the current benchmark for “Mid-Term” New VIX Funds is the S&P 500 Mid-Term Index (the “Mid-Term Index”).

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by each New VIX Fund in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Federal Income Tax

Each New VIX Fund is registered as a series of a Delaware statutory trust and will be treated as a partnership for U.S. federal income tax purposes. Accordingly, no New VIX Fund expects to incur U.S. federal income tax liability; rather, each beneficial owner of a New VIX Fund’s Shares will be required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

NOTE 3 – AGREEMENTS

Management Fee

Each New VIX Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV of such Fund. For the first year of the New VIX Funds’ operations, the Sponsor will waive the Management Fee to the extent that such amounts cumulatively exceeded the offering costs incurred by the New VIX Funds. The Management Fee will be paid in consideration of the Sponsor’s services as commodity pool operator and commodity trading advisor, and for managing the business and affairs of the New VIX Funds. From the Management Fee, the Sponsor will pay the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and the licensors for the Commodity Index Funds (Dow Jones & Company, Inc. and UBS Securities LLC, together, “DJ-UBS”), the routine operational, administrative and other ordinary expenses of each New VIX Fund, and the normal and expected expenses incurred in connection with the continuous offering of Shares of each New VIX Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of a New VIX Fund and Financial Industry Regulatory Authority (“FINRA”) filing fees. Each New VIX will incur and pay, its non-recurring and unusual fees and expenses. No other management fee is paid by the New VIX Funds.

Brokerage Commissions and Fees

Each New VIX Fund will pay its respective brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each New VIX Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments. Brokerage commissions on futures contracts will be recognized on a half-turn basis.

The Administrator

The Sponsor and the Trust, for itself and on behalf of each New VIX Fund, has appointed Brown Brothers Harriman & Co. (“BBH&Co.”) as the Administrator of the New VIX Funds, and the Sponsor, the Trust, on its own behalf and on behalf of each New VIX Fund, and BBH&Co. have entered into an Administrative Agency Agreement (the “Administration Agreement”) in connection therewith. Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor and the Trust, BBH&Co. will prepare and file certain regulatory filings on behalf of the New VIX Funds. BBH&Co. may also perform other services for the New VIX Funds pursuant to the Administration Agreement as mutually agreed upon by the Sponsor, the Trust and BBH&Co. from time to time. Pursuant to the terms of the Administration Agreement, BBH&Co. will also serve as the Transfer Agent of the New VIX Funds. The Administrator’s fees will be paid on behalf of the New VIX Funds by the Sponsor.

The Custodian

BBH&Co. will serve as Custodian of the New VIX Funds, and the Trust, on its own behalf and on behalf of each New VIX Fund, and BBH&Co. have entered into a Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. will be responsible for the holding and safekeeping of assets delivered to it by the New VIX Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the New VIX Funds. The Custodian’s fees are paid on behalf of the New VIX Funds by the Sponsor.

The Distributor

SEI Investments Distribution Co. (“SEI”) will serve as Distributor of the Shares and will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with the requirements of FINRA and/or the NFA in connection with marketing efforts, and reviewing and filing of marketing materials with FINRA and/or the NFA. SEI will retain all marketing materials separately for each New VIX Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Sponsor, on behalf of each New VIX Fund, will enter into a Distribution Services Agreement with SEI.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each New VIX Fund generally, as determined by the Sponsor including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, license, accounting and auditing fees and expenses, tax preparation expenses, non extraordinary legal fees, usual SEC registration fees, FINRA filing fees, non extraordinary individual K-1 preparation and mailing fees, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

Each New VIX Fund will pay all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the New VIX Funds. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

NOTE 4 – OFFERING COSTS

Offering costs on the New VIX Funds will be amortized over a twelve month period on a straight-line basis. The Sponsor will not collect any fee in the first year of operation of each New VIX Fund in an amount equal to the offering fees. The Sponsor will reimburse each New VIX Fund to the extent that its offering costs exceed 0.95% of its average daily NAV for the first year of operations. At April 5, 2011, payable for offering costs are reflected in the Statement of Financial Condition for each New VIX Fund.

NOTE 5 – CREATION AND REDEMPTION OF CREATION UNITS

Each New VIX Fund will issue and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a New VIX Fund. Creation Units may be created or redeemed only by Authorized Participants. Authorized Participants may sell the Shares included in the Creation Units they purchase from the New VIX Funds to other investors in the secondary market.

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with a New VIX Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker.

Authorized Participants are required to pay a variable transaction fee of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the New VIX Funds’ financial statements through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in its New VIX Funds’ financial statements through this date.

APPENDIX A — GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for the Funds

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units of Shares directly from the Funds

BBH	Brown Brothers Harriman & Co.

Business Day	Any day other than a day when any of the NYSE Arca, the NYSE, and as applicable to the underlying VIX Futures Index, the CME, the CBOT, the ICE/NYBOT, the LME or the NYMEX/COMEX division is closed for regular trading.

CBOE	Chicago Board Options Exchange

CBOT	Chicago Board of Trade

CEA	U.S. Commodity Exchange Act of 1936

CFE	CBOE Futures Exchange

CFTC	United States Commodity Futures Trading Commission

CME	Chicago Mercantile Exchange

Creation Unit	A block of 50,000 Shares that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	Brown Brothers Harriman & Co., as custodian for the Funds

Distributor	SEI Investments Distribution Co.

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

FCM	Futures Commission Merchant

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF and ProShares UltraShort VIX Mid-Term Futures ETF

IRS	United States Internal Revenue Service

NAV	Net Asset Value

NFA	National Futures Association

NSCC	National Securities Clearing Corporation

NYMEX	New York Mercantile Exchange

NYSE	New York Stock Exchange

NYSE Arca	New York Stock Exchange Archipelago

PBC	Prudential Bache Commodities, LLC

RBC	RBC Capital Markets Corporation

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S&P	Standard & Poor’s

S&P 500	S&P 500 Index

SEC	United States Securities & Exchange Commission

SEI	SEI Investments Distribution Co.

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.

Sponsor	ProShare Capital Management LLC

Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for the Funds

Trust	ProShares Trust II

Trustee	Wilmington Trust Company

U.S.	United States of America

VIX	CBOE Volatility Index

VIX Futures Index(es)	S&P 500 VIX Short-Term Futures Index and/or the S&P 500 VIX Mid-Term Futures Index

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PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Security to be Registered	Proposed Maximum Aggregate Offering Price Per Fund	Title of Security to be Registered	Proposed Maximum Aggregate Offering Price Per Fund
ProShares Ultra DJ-UBS Commodity (UCD)	$300,000,000	ProShares Ultra Silver (AGQ)	$1,000,000,000
ProShares UltraShort DJ-UBS Commodity (CMD)	$300,000,000	ProShares UltraShort Silver (ZSL)	$1,000,000,000
ProShares Ultra DJ-UBS Crude Oil (UCO)	$3,000,000,000	ProShares Ultra Euro (ULE)	$500,000,000
ProShares UltraShort DJ-UBS Crude Oil (SCO)	$1,500,000,000	ProShares UltraShort Euro (EUO)	$1,403,506,872
ProShares Short DJ-UBS Natural Gas (NGP)	$1,000,000,000	ProShares Ultra Yen (YCL)	$500,000,000
ProShares Ultra Gold (UGL)	$1,000,000,000	ProShares UltraShort Yen (YCS)	$500,000,000
ProShares Short Gold (SAU)	$500,000,000	ProShares VIX Short-Term Futures ETF (VIXY)	$800,000,000
ProShares UltraShort Gold (GLL)	$1,000,000,000	ProShares VIX Mid-Term Futures ETF (VIXM)	$500,000,000

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or all of the sixteen series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust identified in the future by supplement to this prospectus (each a “Future Fund”), which represent units of fractional undivided beneficial interest in and ownership of only that Fund or Future Fund, as applicable. Each Fund’s Shares will be offered separately on a continuous basis from time to time. Of the sixteen Funds listed above, ProShares Short DJ-UBS Natural Gas, ProShares Short Gold (each, a “Short Fund” and collectively, the “Short Funds”), ProShares VIX Short-Term Futures ETF and ProShares VIX Mid-Term Futures ETF (each, a “VIX Fund” and collectively, the “VIX Funds”) have not, prior to the date of this Prospectus, commenced trading and do not have any performance history. The Shares of each Short Fund and each VIX Fund will be listed on the New York Stock Exchange Archipelago (the “NYSE Arca”) as set forth in this Prospectus. The VIX Funds and the Short Funds are expected to be offered beginning in the first and second quarters of 2011, respectively.

The Shares of ProShares Ultra DJ-UBS Commodity, ProShares UltraShort DJ-UBS Commodity, ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen and ProShares UltraShort Yen (each, an “Leveraged Fund” and collectively, the “Leveraged Funds”) are listed on the NYSE Arca under the ticker symbols shown above.

Each “Short” Fund seeks daily investment results (before fees and expenses) that correspond to the inverse (opposite) of the daily performance of its corresponding benchmark. We refer to such Funds as the “Short Funds” and, together with the Leveraged Funds, the “Geared Funds.” Each “Ultra” Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark. We refer to such Funds as the “Ultra Funds.” Each “UltraShort” Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of its corresponding benchmark. We refer to such Funds as the “UltraShort Funds.” Each of the Geared Funds generally invests or will invest in Financial Instruments (i.e., commodity-based or currency-based instruments whose value is derived from the value of an underlying asset, rate or index, including futures contracts and options on futures contracts, swap agreements, forward contracts and other commodity-based or currency-based options contracts) as a substitute for investing directly in a commodity or currency in order to gain exposure to the commodity index, commodity or currency. The Financial Instruments in which ProShares Short DJ-UBS Natural Gas will invest are limited to futures contracts. Financial Instruments also are used to produce economically “leveraged” or “inverse” investment results for the Geared Funds.

Each “VIX” Fund seeks to provide investment results (before fees and expenses) that match the performance of a benchmark. We refer to such Funds as the “VIX Funds.” Each VIX Fund intends to obtain exposure to its VIX Futures Index (as defined herein) by investing in futures contracts (“VIX futures contracts”) based on the Chicago Board Options Exchange (“CBOE”) Volatility Index (the “VIX”).

The Geared Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents such Funds from achieving such results. Accordingly, results over periods of time greater than one day should not be expected to be a simple inverse correlation (-100%) or multiple (+200 or -200%) of the period return of the corresponding benchmark and will likely differ significantly. The VIX Funds seek to achieve their stated investment objective both over a single day and over time.

ProShares Ultra DJ-UBS Commodity, ProShares UltraShort DJ-UBS Commodity, ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil and ProShares Short DJ-UBS Natural Gas each have a benchmark designed to track the performance of futures-based commodities indexes. The daily performance of these indexes and the corresponding funds will likely be very different from the daily performance of the price of the related physical commodities.

        Each Geared Fund continuously offers and redeems its Shares in blocks of 50,000 Shares and each VIX Fund continuously offers and redeems its Shares in blocks of 25,000 Shares (each such block, a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with one or more of the Funds. It is expected that the initial Authorized Participant will, subject to certain terms and conditions, make initial purchases of two or more Creation Units of each Short Fund and four or more Creation Units of each VIX Fund at an initial price per share of $50.00 and $80.00, respectively. Shares of the Leveraged Funds are offered and, following the initial purchases by the initial Authorized Participant, Shares of the Short and VIX Funds will be offered, to Authorized Participants in Creation Units at each Fund’s respective net asset value per Share (“NAV”). Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares from the same Creation Unit may be offered at different times and may have different offering prices based upon the above factors. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants do not receive from any Fund, ProShare Capital Management LLC (the “Sponsor”), or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 20.

•	Financial Instrument trading prices are volatile and even a small movement in market prices could cause large losses.

•	The success of each Fund’s trading program depends upon the skill of the Sponsor and its trading principals.

•	Investors could lose all or substantially all of their investment.

•	Investors pay fees in connection with their investment in Shares including a management fee based on a Fund’s average daily NAV.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. None of the Funds is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and none is subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

December 27, 2010

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant with respect to the Short Funds will purchase two or more Creation Units at a price of $50.00 per Share, equal to $2,500,000 per Creation Unit and the initial Authorized Participant with respect to the VIX Funds will purchase four or more Creation Units at a price of $80.00 per Share, equal to $2,000,000 per Creation Unit.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 81 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 83.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 20 THROUGH 40.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

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THE BOOKS AND RECORDS OF EACH FUND ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of:

SEI Investments Distribution Co. (“SEI”)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

•

Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

Brown Brothers Harriman & Co. (“BBH”)

50 Milk Street

Boston, Massachusetts 02109

•

All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports) are maintained at each Fund’s principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE UNITED STATES COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE FUNDS WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

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THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

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PROSHARES TRUST II

PART ONE

DISCLOSURE DOCUMENT

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SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K before deciding to invest in any Shares. Please see the section entitled, “Incorporation by Reference of Certain Documents” on page 127 of this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

THE SHORT AND VIX FUNDS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY. NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THE ABOVE DISCLOSURE IS LIMITED TO INVESTMENT POOLS AND ACCOUNTS THAT TRADE IN COMMODITY FUTURES.

Important Information About the Geared Funds

Each Geared Fund seeks investment results for a single day only, not for longer periods. This means that the return of such Fund for a period longer than a single trading day will be the result of each day’s returns compounded over the period, which will very likely differ from 200%, -100% or -200% of the return of the index to which such Fund is benchmarked for that period. In periods of higher market volatility, the volatility of the benchmark may be at least as important to a Geared Fund’s return for the period as the return of the benchmark. The Geared Funds are different from most exchange-traded funds in that they seek leveraged, inverse or inverse leveraged returns and only on a daily basis. Those Funds that are leveraged also are riskier than similarly benchmarked exchange-traded funds that do not use leverage. Accordingly, such Funds may not be suitable for all investors and should be used only by knowledgeable investors who understand the potential consequences of seeking daily leveraged, inverse or inverse leveraged investment results. Shareholders should actively monitor their investments.

Overview

The Geared Funds offer investors the opportunity to obtain leveraged or short exposure to commodities indices, particular commodities or particular currencies. Each Geared Fund and targets a multiple, the inverse or an inverse multiple of the daily return of such benchmarks, rather than targeting a multiple, the inverse or an inverse multiple of the benchmark returns over longer periods of time.

Each Geared Fund generally invests or will invest in Financial Instruments (i.e., commodity-based or currency-based instruments whose value is derived from the value of an underlying asset, rate or index, including futures contracts and options on futures contracts, swap agreements, forward contracts and other commodity-based or currency-based options contracts) as a substitute for investing directly in a commodity or currency in order to gain exposure to the commodity index, commodity or currency. The Financial Instruments in which ProShares Short DJ-UBS Natural Gas will invest are limited to futures contracts. Financial Instruments also are used to produce economically “leveraged” or “inverse” investment results for the Geared Funds.

The VIX Funds seek to provide investment results (before fees and expenses) that match the performance of a benchmark. The current benchmark for ProShares VIX Short-Term Futures ETF is the S&P 500 VIX Short-Term Futures Index (the “Short-Term Index”), and the current benchmark for ProShares VIX Mid-Term Futures ETF is the S&P 500 VIX Mid-Term Futures Index (the “Mid-Term Index” and, together with the Short-Term Index, the “VIX Futures Indexes”). Each VIX Futures Index seeks to offer exposure to market volatility through publicly traded futures markets. The VIX Funds seek to achieve their stated investment objective both over a single day and over time.

Groups of Funds are collectively referred to in two different ways. References to Ultra ProShares, Short ProShares or UltraShort ProShares refer to the different Funds based upon their investment objectives, but without distinguishing among the Funds’ benchmarks. References to Commodity Index Funds, Commodity Funds and Currency Funds refer to the different Funds according to their general benchmark categories without distinguishing among the Funds’ investment objectives or Fund-specific benchmarks. References to VIX ProShares or VIX Funds refer to the different Funds based upon both their investment objectives and their general benchmark categories.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The principal office of the Sponsor and each of the Funds is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.

The Ultra ProShares

Each Ultra Fund seeks to provide daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark shown below. The Ultra ProShares do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

Ultra ProShares Fund Name	Benchmark
ProShares Ultra DJ-UBS Commodity	Dow Jones—UBS Commodity IndexSM
ProShares Ultra DJ-UBS Crude Oil	Dow Jones—UBS Crude Oil Sub-IndexSM
ProShares Ultra Gold	The daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London
ProShares Ultra Silver	The daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London
ProShares Ultra Euro	The U.S. Dollar price of the Euro
ProShares Ultra Yen	The U.S. Dollar price of the Japanese Yen

The Short ProShares

Each Short Fund seeks to provide daily investment results (before fees and expenses) that correspond to the inverse (opposite) of the daily performance of the corresponding benchmark shown below. The Short Funds are expected to be offered beginning in the second quarter of 2011. The Short ProShares do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

Short ProShares Fund Name	Benchmark
ProShares Short DJ-UBS Natural Gas	Dow Jones—UBS Natural Gas Sub-IndexSM
ProShares Short Gold	The daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London

The UltraShort ProShares

Each UltraShort Fund seeks to provide daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of the corresponding benchmark shown below. The UltraShort ProShares do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

UltraShort ProShares Fund Name	Benchmark
ProShares UltraShort DJ-UBS Commodity	Dow Jones—UBS Commodity IndexSM
ProShares UltraShort DJ-UBS Crude Oil	Dow Jones—UBS Crude Oil Sub-IndexSM
ProShares UltraShort Gold	The daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London
ProShares UltraShort Silver	The daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London
ProShares UltraShort Euro	The U.S. Dollar price of the Euro
ProShares UltraShort Yen	The U.S. Dollar price of the Japanese Yen

The VIX ProShares

Each VIX Fund seeks to provide investment results (before fees and expenses) that match the performance of the corresponding benchmark shown below. The VIX Funds are expected to be offered beginning in the first quarter of 2011. The Funds seek to achieve their stated investment objective both over a single day and over time.

VIX ProShares Fund Name	Benchmark
ProShares VIX Short-Term Futures ETF	S&P 500 VIX Short-Term Futures Index
ProShares VIX Mid-Term Futures ETF	S&P 500 VIX Mid-Term Futures Index

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares of each Fund shown below are listed on the NYSE Arca under the following symbols:

Fund	Ticker Symbol
ProShares Ultra DJ-UBS Commodity	UCD
ProShares UltraShort DJ-UBS Commodity	CMD
ProShares Ultra DJ-UBS Crude Oil	UCO
ProShares UltraShort DJ-UBS Crude Oil	SCO
ProShares Ultra Gold	UGL
ProShares UltraShort Gold	GLL
ProShares Ultra Silver	AGQ
ProShares UltraShort Silver	ZSL
ProShares Ultra Euro	ULE
ProShares UltraShort Euro	EUO
ProShares Ultra Yen	YCL
ProShares UltraShort Yen	YCS

An application has been made to list the Shares of each Fund shown below on the NYSE Arca under the following symbols:

Fund	Ticker Symbol
ProShares Short DJ-UBS Natural Gas	NGP
ProShares Short Gold	SAU
ProShares VIX Short-Term Futures ETF	VIXY
ProShares VIX Mid-Term Futures ETF	VIXM

Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges. The Shares of each Leveraged Fund trade, and the Shares of each Short and VIX Fund will trade, on the NYSE Arca, like any other exchange-listed security.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units of Shares in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI (the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash. Except when aggregated in Creation Units, Shares are not redeemable by the Funds. The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to (1) deposit cash with BBH, the custodian of the Funds (the “Custodian”), and (2) if permitted by the Sponsor in its sole discretion with respect to a VIX Fund, enter into or arrange for an exchange of futures contract for related position (“EFCRP”) or block trade with the VIX Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded VIX futures contracts at or near the closing settlement price for such contracts on the purchase order date.

EFCRP is a technique (originated in physical commodity markets) permitted by the rules of the applicable futures exchange that, as utilized by a VIX Fund, would allow such Fund to take a position in a VIX futures contract from an Authorized Participant rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially, and because the futures position that a VIX Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a VIX Fund. A block trade is a technique that permits the VIX Fund to obtain a futures position without going through the market auction system and can generally be viewed as transactions beneficial to the VIX Fund.

Breakeven Table

See “Charges—Breakeven Table” on page 81 of this Prospectus for detailed Breakeven Tables.

Breakeven Amounts

The Funds will be profitable only if their annual returns from a Fund’s investments plus any income received on those investments exceed a Fund’s fees, costs and expenses. It is not possible to predict whether a Fund will breakeven at the end of the first twelve months of an investment.

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months of an investment is 0.95% (or $0.24 for the initial offering price per Share of $25.00) for each of the Leveraged Funds, except the ProShares Ultra DJ-UBS Crude Oil Fund, the ProShares UltraShort DJ-UBS Crude Oil Fund, the ProShares UltraShort Gold Fund, the ProShares Ultra Silver Fund and the ProShares UltraShort Silver Fund. The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the ProShares Ultra DJ-UBS Crude Oil Fund, the ProShares UltraShort DJ-UBS Crude Oil Fund, the ProShares UltraShort Gold Fund, the ProShares Ultra Silver Fund and the ProShares UltraShort Silver Fund during the first twelve months of an investment is 1.04% (or $0.26 for the initial offering price per Share of $25.00), 1.07% (or $0.27 for the initial offering price per Share of $25.00), 0.96% (or $0.24 for the initial offering price per Share of $25.00), 0.96% (or $0.24 for the initial offering price per Share of $25.00) and 0.96% (or $0.24 for the initial offering price per Share of $25.00), respectively.

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the ProShares Short DJ-UBS Natural Gas Fund and the ProShares Short Gold Fund during the first twelve months of an investment is 1.01% (or $0.51 for the initial offering price per Share of $50.00) and 0.96% (or $0.48 for the initial offering price per Share of $50.00), respectively.

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in the VIX Fund during the first twelve months of an investment is 0.85% (or $0.68 for the initial offering price per Share of $80.00).

See “Charges—Breakeven Table,” on page 81, for detailed Breakeven Amounts and Tables.

Risk Factors

An investment in the Shares has risks. The “Risk Factors” section of this Prospectus contains a detailed discussion of the most important risks. Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below and other risks of investment in the Shares.

You should carefully consider the risk factors incorporated by reference in this Prospectus and any accompanying prospectus supplements, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “1934 Act”). For more information, see “Where Investors Can Find More Information” in this Prospectus.

Risks Related to the Funds’ Operations and Management

•	There is risk that the objectives of the Funds will not be met.

•

The Leveraged Funds have limited operating history and the Short and VIX Funds have no operating history, and, as a result, investors have only a limited performance history, if any, to serve as a factor for evaluating an investment in any Fund.

•	While close tracking of any Fund to its benchmark may be achieved, several factors may affect their ability to consistently achieve this correlation.

•

Over time, the cumulative percentage increase or decrease in the NAV of the Shares of a Geared Fund may diverge significantly from a multiple, the inverse or an inverse multiple of the cumulative percentage decrease or increase in the relevant benchmark due to the risks associated with the use of leverage, correlation risk and compounding risk.

•

Price volatility, which is exacerbated by the use of leverage in the case of the Leveraged Funds, may possibly cause the total loss of an investor’s investment and may adversely impact performance over periods longer than one day.

•	Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

•	Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

•	An investor may be adversely affected by lack of independent advisers representing investors.

•	Possibility of termination of the Funds may adversely affect an investor’s portfolio.

•

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

•

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

•	In the case of the Geared Funds, the use of leverage and/or short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

•	The number of commodities or currencies to which a Fund is benchmarked may impact volatility, which could adversely affect an investment in the Shares.

•

Failure of the commodity, currency or volatility markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

•	Trading on commodity exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

•	An investment in the Shares may be adversely affected by competition from other methods of obtaining exposure to commodities, currencies or volatility investing in commodities or currencies.

•

The presence of “contango” in the market prices of benchmark commodity futures contracts will generally adversely affect the value of Ultra Funds and the VIX Funds, and the presence of “backwardation” in the market prices of benchmark commodity futures contracts will generally adversely affect the value of Short and UltraShort Funds.

•

The Geared Funds, other than ProShares Short DJ-UBS Natural Gas, are subject to counterparty risks, credit risks and other risks associated with swap agreements and forward contracts, which could result in significant losses to such Funds.

•

Each Fund seeks to match or track a multiple, the inverse or an inverse multiple of a benchmark on a daily basis (and, with respect to the VIX Funds, over time) at all times even during periods in which the applicable benchmark is flat as well as when a benchmark is moving in a manner which causes a Fund’s NAV to decline, thereby causing losses to such Fund.

•	Investors may not be able to profit if the market value of the underlying benchmark moves against such investment.

•

A Geared Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

•	Fees are charged regardless of profitability and may result in depletion of assets.

•	Possible illiquid markets may exacerbate losses.

•	Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

•	Investors may be adversely affected by an overstatement or understatement of the NAV calculation of a Fund due to the valuation method employed on the date of NAV calculation.

Risks Related to the VIX Funds

•	The VIX Funds are benchmarked to either the Short-Term Index or Mid-Term Index. They are not benchmarked to the VIX or actual realized volatility of the S&P 500 Index (“S&P 500”).

•	VIX futures contracts are not directly based on a tradable underlying asset.

•	The VIX Futures Indexes and VIX futures have limited historical information.

•

The policies of Standard & Poor’s (“S&P”) and the CBOE and changes that affect the composition and valuation of the S&P 500, the VIX, the Short-Term Index or Mid-Term Index could affect the value of an investment in a VIX Fund’s Shares.

•	The VIX Futures Indexes may in the future include contracts that are not traded on a regulated futures exchange.

•

The VIX is a highly volatile index and VIX futures are amongst the most volatile futures contracts. A VIX Fund’s exposure to its Index may subject that Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

•

The level of the VIX has historically reverted to a long-term mean level and is subject to the risk associated with reversion to its mean. Accordingly, investors should not expect the VIX Funds to retain any appreciation in value over extended periods of time.

Risks Related to the Funds’ Shares

•	The lack of active trading markets for the Shares of a Fund may result in losses on investors’ investments at the time of disposition of his, her, or its Shares.

•	The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

•	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

•

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

•	NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

•	Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

•	Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

•	The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee or the Sponsor.

•

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

•

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and thereby potentially exposing assets in one Fund to the liabilities of another Fund.

•	Shareholders of each Fund are subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

•

Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the United States Internal Revenue Service (the “IRS”) does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

•	Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Risks Related to Regulatory Requirements and Potential Legislative Changes

•	Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

•	Failure of FCMs to segregate assets may increase losses in the Funds.

Investment Objectives

Investment objectives of the “Ultra ProShares”:

Each “Ultra” Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance of its corresponding benchmark. If an “Ultra” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark rises on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark declines on a given day. Each Ultra Fund acquires long exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Ultra Fund’s benchmark, such that each Ultra Fund has approximately 200% exposure to the corresponding benchmark at the time of the NAV calculation.

Investment objectives of the “Short ProShares”:

Each “Short” Fund seeks daily investment results (before fees and expenses) that correspond to the inverse (opposite) of the daily performance of its corresponding benchmark. If a “Short” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day. Each Short Fund acquires short exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Short Fund’s benchmark, such that each Short Fund has approximately 100% exposure to the corresponding benchmark at the time of the NAV calculation.

Investment objectives of the “UltraShort ProShares”:

Each “UltraShort” Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance of its corresponding benchmark. If an “UltraShort” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day. Each UltraShort Fund acquires short exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable UltraShort Fund’s benchmark, such that each UltraShort Fund has approximately 200% exposure to the corresponding benchmark at the time of the NAV calculation.

Investment objectives of the “VIX ProShares”:

Each “VIX” Fund seeks to provide investment results (before fees and expenses) that match the performance of a benchmark. Each VIX Futures Index seeks to offer exposure to market volatility through publicly traded futures markets. Each VIX Fund intends to obtain exposure to its Index by investing in VIX futures contracts based on the CBOE Volatility Index.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Geared Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Geared Funds from achieving such results. Results for the Geared Funds over periods of time greater than one day should not be expected to be a simple inverse correlation (-100%) or multiple (+200 or -200%) of the period return of the corresponding benchmark and will likely differ significantly from such. A VIX Fund may not necessarily invest in VIX futures contracts with the same expirations as those underlying the Index, so the results of the VIX Fund may vary from the results of the Index for any given time period and may differ significantly from such. The VIX Funds seek to achieve their stated investment objective both over a single day and over time.

Principal Investment Strategies

In seeking to achieve each Fund’s daily investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with a Fund’s objective. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning each Fund’s investments in accordance with its investment objectives. Each Geared Fund invests or will invest principally in any one of or combinations of the Financial Instruments described below with respect to the applicable Fund’s benchmark to the extent determined appropriate by the Sponsor. The types of commodity or currency interests in which each Commodity Fund, Commodity Index Fund or Currency Fund invests may vary daily. The Funds do not currently intend to invest directly in any commodity or currency but may invest directly in U.S. Treasury securities.

Each VIX Fund intends to obtain exposure to its Index by investing in VIX futures contracts. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that may be used as margin or serve as collateral for the Financial Instruments.

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index as well as a fixed or floating rate of return (interest rate leg) in respect of a predetermined notional amount. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by a the ProShares Short Gold Fund or an UltraShort Fund, absent fees, transaction costs and interest, such Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases. In a typical swap agreement entered into by an Ultra Fund, absent fees, transaction costs and interest, the Ultra Fund would be entitled to settlement payments in the event the benchmark increases and would be required to make payments to the swap counterparty in the event the benchmark decreases. In the case of futures contracts based indices, such as those used by the Commodity Index Funds, no interest rate leg is payable.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity or currency at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter (“OTC”) markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place or alternatively may call for cash settlement as is the case with VIX futures contracts. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The size and length of futures contracts on a particular underlying reference are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

Certain futures contracts, such as VIX futures contracts (including the futures contracts that comprise each of the Short-Term Index and Mid-Term Index), as well as stock index contracts and certain commodity futures contracts, settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying reference. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Options

Option contracts grant one party a right, for a price, either to buy or sell forward contracts, futures contracts or currencies at a fixed price during a specified period or on a specified day.

How the Funds Expect to Obtain Exposure to the Corresponding Benchmark

Each of the Funds attempts to have total exposure to the corresponding benchmark that equals 100% of the Fund assets for the VIX Funds, 200% of Fund assets for the Ultra Funds, -100% of Fund assets for the Short Funds and -200% of Fund assets for the UltraShort Funds, at the time NAV is calculated.

To achieve this, each Geared Fund holds and is expected to hold some combination of Financial Instruments (swap contracts, futures contracts, forward contracts, option contracts) that in combination with cash equivalents, result in total long notional exposure equal to 200% of Fund assets for the Ultra Funds, total short notional exposure equal to -100% of Fund assets for the Short Funds and total short notional exposure equal to -200% of Fund assets for the UltraShort Funds. Each VIX Fund is expected to hold VIX futures contracts based on the CBOE Volatility Index that in combination with cash equivalents, result in a total long notional exposure equal to 100% of the Fund assets.

Each of the Financial Instruments held in a particular Fund has or will have an underlying benchmark that is substantially the same as the underlying benchmark for the particular Fund. Furthermore, each of the Financial Instruments held (with the exception of certain options) has or will have a beta of approximately one so that the return of the Financial Instrument is essentially equivalent to the return of the Index. As such, for each dollar invested in the Fund, one dollar of long exposure in VIX futures contracts are sought for the VIX Funds, two dollars of long exposure in Financial Instruments are sought for the Ultra Funds, one dollar of short exposure in Financial Instruments is sought for the Short Funds and two dollars of short exposure in Financial Instruments are sought for the UltraShort Funds.

By way of example, the benchmark for ProShares Ultra DJ-UBS Crude Oil is the Dow Jones—UBS Crude Oil Sub IndexSM. The index is in turn based on the price of futures contracts of sweet, light crude oil traded on the New York Mercantile Exchange (“NYMEX”). Any swap held by the Fund would be based on the performance of the Index and futures contracts held by the Fund would be the NYMEX crude oil futures contract that underlie the Index. Using a $7 million purchase for this Fund as an example, the Sponsor would seek to obtain $14 million in exposure to the Index either directly through long swap positions or indirectly through long futures positions. The particular ratio of swap, futures and other Financial Instruments held may vary greatly overtime depending on which instruments the Sponsor believes will best meet the investment objective of the Fund. One example of a possible portfolio composition follows:

Fund Holdings:	Index Exposure	Market Value*
DJ-UBS Crude Oil Sub Index Swap (Long)	$11,200,000	$0.00
NYMEX crude oil futures contracts (Long)	$2,800,000	$0.00
Cash or Cash Equivalents	$0.00	$7,000,000	**
Totals	$14,000,000	$7,000,000

Similarly, ProShares UltraShort DJ-UBS Crude Oil might have the following holdings after the initial purchase:

Fund Holdings:	Index Exposure	Market Value*
DJ-UBS Crude Oil Sub Index Swap (Short)	$(11,200,000)	$0.00
NYMEX crude oil futures contracts (Short)	$(2,800,000)	$0.00
Cash or Cash Equivalents	$0.00	$7,000,000	**
Totals	$(14,000,000)	$7,000,000

The benchmark for ProShares Short DJ-UBS Natural Gas is the Dow Jones—UBS Natural Gas Sub IndexSM. The index is in turn based on the price of futures contracts of natural gas traded on the NYMEX. Any futures contracts held by the Fund would be the NYMEX natural gas futures contract (or a substantially equivalent futures contract) that underlie the Index. Using a $7 million purchase for this Fund as an example, the Sponsor would seek to obtain $7 million in exposure to the Index either directly indirectly through long futures positions. One example of a possible portfolio composition follows:

Fund Holdings:	Index Exposure	Market Value*
NYMEX natural gas futures contracts (Short)	$(7,000,000)	$0.00
Cash or Cash Equivalents	$0.00	$7,000,000	**
Totals	$(7,000,000)	$7,000,000

*	Absent transaction costs, initially upon entering into a futures contract or swap agreement, there is no market value until the index moves away from the level at which it was at when the agreement was entered into.
**	As described below, certain cash or cash equivalents are held in segregated accounts at the FCM. The remainder is held at the Custodial Bank. Interest earned on all cash and cash equivalents accrues to the Fund.

The Sponsor

ProShare Capital Management LLC, a Maryland limited liability company formed on May 11, 1999, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The Sponsor and its trading principals do not have established experience in operating commodity pools and managing futures trading accounts. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC, and is a member of the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the U.S. Commodity Exchange Act of 1936 (the “CEA”), and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA.

Under the Trust Agreement (as defined below), the Sponsor has exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Each Geared Fund pays the Sponsor a management fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV. Each VIX Fund pays the Sponsor a management fee, monthly in arrears, in an amount equal to 0.85% per annum of its average daily NAV. The Management Fee is paid in consideration of the Sponsor’s trading advisory services.

The Administrator, Custodian and Transfer Agent

BBH serves as the administrator (the “Administrator”), the Custodian and transfer agent (the “Transfer Agent”) of each Fund and its Shares and has entered into an administration and transfer agency services agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of each Fund) and the Sponsor and a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of each Fund) in connection therewith. In such capacities, BBH, among other things, performs various fund accounting services; performs legal and regulatory administration support services; holds each Fund’s assets pursuant to the Custodian Agreement; and maintains books and records relating to ownership of Fund Shares.

BBH, a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160 – 181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

The Distributor

SEI serves as Distributor of the Shares and assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. SEI retains all marketing materials separately for each Fund, at c/o SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. The Trust has entered into a distribution agreement (the “Distribution Agreement”) with SEI.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. Under an Amended and Restated Trust Agreement, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee does not have the power and authority to manage the Trust’s business and affairs and has only nominal duties and liabilities to the Trust.

Futures Commission Merchant

The Sponsor has selected Prudential Bache Commodities, LLC (“PBC”) and RBC Capital Markets Corporation (“RBC”) as its initial Futures Commission Merchants and has entered into a Futures Account Agreement with each of PBC and RBC. Each of PBC and RBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and each Fund and as such arranges for the execution and clearing of each Fund’s futures and options on futures transactions. Each of PBC and RBC acts as clearing broker for many other funds and individuals.

Limitation of Liabilities

Investors’ investment in a Fund is part of the assets of that Fund, and it is therefore only subject to the risks of that Fund’s trading. Investors cannot lose more than their investment in a Fund, and they are not subject to the losses or liabilities of a Fund in which they have not invested. The Trust has received an opinion of counsel that each Fund is entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act (the “DSTA”). Each Share, when purchased in accordance with the Trust Agreement of the Trust, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of a particular Fund are enforceable against the assets of that Fund only, and not against the assets of other Funds or the assets of the Trust generally, and, unless otherwise provided in the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof are enforceable against the assets of such Fund, as the case may be.

Creation and Redemption of Shares

The Funds create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Geared Fund, or a block of 25,000 Shares of a VIX Fund. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants may pay fixed and variable transaction fees in connection with each order to create or redeem a Creation Unit. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units of Shares and for the delivery of cash required for such creations or redemptions.

See “Creation and Redemption of Shares” for more details.

The Offering

Each Fund issues, or will issue, Shares in Creation Units to Authorized Participants in the manner described in “Creation and Redemption of Shares.” The proceeds from sales of Shares are invested after cash is received from Authorized Participants.

It is expected that on and after the date on which Shares of the Short and VIX Funds are offered to the public, the initial Authorized Participant with respect to such Funds will, subject to certain terms and conditions, make initial purchases of two or more initial Creation Units of 50,000 Shares of each Short Fund at an initial price per share of $50.00 and four or more initial Creation Units of 25,000 Shares of each VIX Fund at an initial price per share of $80.00. The Shares of the Short and VIX Funds are expected to begin trading on the day following the purchase of the initial Creation Units of such Funds by the initial Authorized Participant.

Authorized Participants

Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company (“DTC”), and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement). A list of the current Authorized Participants can be obtained from the Distributor. See “Creation and Redemption of Shares” for more details.

Net Asset Value

The NAV means the total assets of a Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. NAV is calculated at the following times:

Fund	NAV Calculation Time
ProShares Ultra Silver	7:00 a.m. (Eastern Time)*
ProShares UltraShort Silver
ProShares Ultra Gold	10:00 a.m. (Eastern Time)*
ProShares Short Gold
ProShares UltraShort Gold
ProShares Ultra DJ-UBS Commodity	2:30 p.m. (Eastern Time)
ProShares UltraShort DJ-UBS Commodity
ProShares Ultra DJ-UBS Crude Oil	2:30 p.m. (Eastern Time)
ProShares UltraShort DJ-UBS Crude Oil
ProShares Short DJ-UBS Natural Gas	2:30 p.m. (Eastern Time)
ProShares Ultra Euro	4:00 p.m. (Eastern Time)
ProShares UltraShort Euro
ProShares Ultra Yen	4:00 p.m. (Eastern Time)
ProShares UltraShort Yen
ProShares VIX Short-Term Futures ETF	4:15 p.m. (Eastern Time)
ProShares VIX Mid-Term Futures ETF

*	For silver and gold this time may vary due to differences in when daylight savings time is effective between London and New York. The actual times equate to noon London time for silver, and 3 p.m. London time for gold.

The NAV is calculated as described under “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for more details.

Clearance and Settlement

The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of a Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Use of Proceeds

Substantially all of the proceeds of the offering of the Shares of each Geared Fund are, or will be, used by each such Fund to enter into Financial Instruments relating to that Fund’s benchmark. Substantially all of the proceeds of the offering of the Shares of each VIX Fund will be used by such Fund to invest in VIX futures contracts. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that may be used as margin or serve as collateral for Financial Instruments relating to that Fund’s benchmark with a view to achieving, before fees and expenses, the Fund’s investment objective. The Sponsor has selected PBC and RBC as its initial FCMs. See “Use of Proceeds” for more details.

Fees and Expenses

Management Fee	Each Geared Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV. Each VIX Fund pays the Sponsor a management fee, monthly in arrears, in an amount equal to 0.85% per annum of its average daily NAV.

Brokerage Commissions and Fees	Each Geared Fund pays all brokerage commissions, including applicable exchange fees, NFA fees and give-up fees. The Sponsor will pay brokerage commissions on futures contracts for the VIX Funds.

Other Transaction Costs	The Funds bear other transaction costs including the effects of trading spreads, financing costs/fees and costs of obtaining exposure through the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund).

Routine Operational, Administrative and Other Ordinary Expenses	The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor and Transfer Agent, fees payable to licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding .021% per annum of the NAV of a Fund, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, individual K-1 preparation and mailing fees not exceeding .10% per annum of the NAV of a Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses	Each Fund pays all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

Each Fund may impose on an Authorized Participant transaction fees to offset, or partially offset, transfer and other transaction costs associated with the issuance and redemption of Creation Units. There is a fixed and a variable component to the total transaction fee on transactions in Creation Units. A fixed transaction fee of up to $500 may be applied to each creation and redemption transaction, regardless of the number of Creation Units transacted. In connection with orders to create and redeem Creation Units, the Funds may also receive a variable transaction fee up to 0.10% of the value of each Creation Unit that are purchased from or sold to Authorized Participants. Investors who use the services of a broker or other such intermediary to purchase Shares of a Fund may pay additional fees for such services.

Distributions

Each Fund makes distributions at the discretion of the Sponsor. The Funds currently do not expect to make distributions with respect to capital gains or income. Depending on the applicable Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor receives with respect to such year.

Fiscal Year

The fiscal year of each Fund ends on December 31 of each year.

Financial Information

The Funds have only recently been organized and have limited financial history, in the case of the Leveraged Funds and, in the case of the Short and VIX Funds, no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” none of the Funds currently are classified as an association taxable as a corporation. Instead, each Fund is classified as a partnership for U.S. federal income tax purposes. Accordingly, no Fund incurs U.S. federal income tax liability; rather, each beneficial owner of a Fund’s Shares is required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

The treatment of an investment in a Fund by an entity that is classified as a regulated investment company (“RIC”) for U.S. federal income tax purposes will depend, in part, on whether the corresponding Fund is classified as a qualified publicly traded partnership, or a qualified PTP, for purposes of the RIC rules. Prospective RIC investors should refer to the discussion in “Material U.S. Federal Income Tax Considerations—U.S. Shareholders—Regulated Investment Companies” and consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares in a Fund.

Incorporation by Reference of Certain Documents

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus, and later information that is filed with the SEC will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus. The Trust incorporates by reference the documents listed below, and any future filings it may make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31,

•	2009;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2009, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.proshares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website is not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds.

Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus and the documents incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement, post-effective amendment or in other reports we file with the SEC in the future.

Risks Related to the Funds’ Operations and Management

There is risk that the objectives of the Funds will not be met.

The success of the Funds depends on a number of conditions that are beyond the control of the Funds. There is risk that the investment objectives of the Funds will not be met. The Sponsor has a relatively short history managing publicly offered commodity pools. If the experience of the Sponsor and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

The Leveraged Funds have limited operating history and the Short and VIX Funds have no operating history, and, as a result, investors have only a limited performance history, if any, to serve as a factor for evaluating an investment in any Fund.

The Leveraged Funds have limited performance history and the Short and VIX Funds have no operating history, upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had longer performance histories in the case of the Leveraged Funds, or any performance history in the case of the Short or VIX Funds, such performance histories might (or might not) provide investors with more information on which to evaluate an investment in a Fund. Likewise, each benchmark has a limited history which might (or might not) be indicative of the future results of such benchmark, or of the future performance of each applicable Fund. Therefore, investors will have to make their decision to invest in each Fund on the basis of limited information.

While close tracking of any Fund to its benchmark may be achieved, several factors may affect their ability to consistently achieve this correlation.

While the Funds expect to meet their investment objectives, several factors may affect their ability to do so. Among these factors are: (1) a Fund’s expenses, including fees, transaction costs and the cost of the investment techniques employed by that Fund (such as costs related to the purchase, sale and storage of the commodities or currencies and the cost of leverage, all of which may be embedded in financial instruments used by a Fund); (2) less than all of the commodities in the relevant benchmark index being held by a Commodity Index Fund or its weighting of investment exposure to such commodities being different from that of the relevant benchmark index; (3) an imperfect correlation between the performance of instruments held by a Fund, such as swaps, futures contracts and/or forward contracts, and the performance of the applicable underlying commodities indices, commodities or currencies in the cash market; (4) bid-ask spreads; (5) holding instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s share prices being rounded to the nearest cent; (7) changes to a benchmark index that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions.

Over time, the cumulative percentage increase or decrease in the NAV of the Shares of a Geared Fund may diverge significantly from a multiple, the inverse or an inverse multiple of the cumulative percentage decrease or increase in the relevant benchmark due to the risks associated with the use of leverage, correlation risk and compounding risk.

Each of the Geared Funds use investment techniques that may be considered aggressive, including the use of futures contracts, options on futures contracts, securities and indexes, forward contracts, swap agreements and similar instruments. The Geared Funds’ investment in Financial Instruments may involve a small investment relative to the amount of investment exposure assumed and may result in losses exceeding the amounts invested. Such instruments, particularly when used to create leverage, may expose such Funds to potentially dramatic changes (losses or gains) in the value of the instruments and imperfect correlation between the value of the instruments and the security or index. The use of aggressive investment techniques also exposes the Geared Funds to risks different from, or possibly greater than, the risks associated with investing directly in securities contained in an index underlying a Fund’s benchmark, including: (1) the risk that there may be imperfect correlation between the price of Financial Instruments and movements in the prices of the underlying securities; (2) the risk that a Financial Instrument is mispriced; (3) credit or counterparty risk on the amount the Fund expects to receive from a counterparty; (4) the risk that securities prices, interest rates and currency markets will move adversely and the Fund will incur significant losses; (5) the risk that the cost of holding a Financial Instrument might exceed its total return; (6) the risk of the Fund not achieving its daily investment objective will be more acute when the index to which a Fund is benchmarked has an extreme one-day move approaching 50% and (7) the possible absence of a liquid secondary market for any particular Financial Instrument and/or possible exchange-imposed price fluctuation limits, which may make it difficult or impossible to adjust a Fund’s position in a particular Financial Instrument when desired.

A number of factors may affect a Geared Fund’s ability to achieve a high degree of correlation with its benchmark, and there can be no guarantee that a Fund will achieve a high degree of correlation. Failure to achieve a high degree of correlation may prevent Geared Fund from achieving its investment objective. A number of factors may adversely affect a Geared Fund’s correlation with its benchmark, including fees, expenses, transaction costs, costs and risks associated with the use of leveraged investment techniques, income items, accounting standards and disruptions or illiquidity in the markets for the securities or Financial Instruments in which a Fund invests. A Geared Fund may not have investment exposure to all of the commodities or currencies comprising its underlying benchmark, or its weighting of investment exposure to such commodities or currencies may be different from that of the index. In addition, a Geared Fund may invest in commodities or currencies or Financial Instruments not comprising its benchmark. A Geared Fund may be subject to large movements of assets into and out of the Fund, potentially resulting in the Fund being over- or under-exposed to its benchmark. Activities surrounding annual index reconstitutions and other index rebalancing or reconstitution events may hinder a Geared Fund’s ability to meet its daily investment objective on that day. Each Geared Fund seeks to rebalance its portfolio daily to keep leverage consistent with its daily investment objective.

The Geared Funds are “geared” funds in the sense that they have investment objectives to match a multiple, the inverse or a multiple of the inverse of the performance of an index on a given day. These Funds are subject to all of the correlation risks described above. In addition, there is a special form of correlation risk that derives from such Funds’ having a single day investment objective, which is that for periods greater than one day, the effect of compounding may cause the performance of a Fund to be either greater than or less than the index performance (or the inverse of the index performance) times the stated multiple in the Fund objective, before accounting for fees and fund expenses. This effect can be even more significant in the case of the Leveraged Funds due to the use of leverage. The Geared Funds are designed to provide leveraged (e.g. 200%), inverse (e.g. -100%) or inverse leveraged (e.g. -200%) results on a daily basis (before fees and expenses).

The hypothetical example below illustrates how Geared Fund returns can behave for periods longer than one day. Take a hypothetical fund XYZ that seeks to double the daily performance of index XYZ. On each day, fund XYZ performs in line with its objective (200% of the index’s daily performance before fees and expenses). Notice that over the entire five-day period, the fund’s total return is considerably less than double that of the period return of the index. For the five-day period, index XYZ gained 5.1% while fund XYZ gained 9.8% (vs. 2x5.1% or 10.2%). In other scenarios, the return of a daily rebalanced fund could be greater than double the index’s return.

	Index XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Day 1	100.0	3.0%	6.0%	$106.00
Day 2	103.0	-3.0%	-6.0%	$99.64
Day 3	99.9	4.0%	8.0%	$107.61
Day 4	103.9	-2.5%	-5.0%	$102.23
Day 5	105.1	3.7%	7.4%	$109.80
Total Return		5.1%	9.8%

This effect is caused by compounding, which exists in all investments, but has a more significant impact in a Leveraged Fund. In general, during periods of higher index volatility, compounding will cause longer term results to be less than two times (or minus two times) the return of the index. This effect becomes more pronounced as volatility increases. Conversely, in periods of lower index volatility, fund returns over longer periods can be higher than two times (or minus two times) the return of the index. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the index return in addition to the index volatility. Similar effects exist for Short Funds.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one year performance of an index compared with the performance of a fund that perfectly achieves its investment objective. The graphs demonstrate that, for periods greater than one day, a leveraged fund is likely to underperform or over-perform (but not match) the index performance (or the inverse of the index performance) times the stated multiple in the fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively monitor their investments. A one year period is used for illustrative purposes only. Deviations from the index return times the fund multiple can occur over periods as short as two days.

To isolate the impact of leverage, these graphs assume a) no dividends paid by the companies included on the index; b) no fund expenses; and c) borrowing/lending rates (to obtain required leverage) of zero percent. If these costs and expenses were included, the fund’s performance would be lower than that shown. Each of the graphs also assumes a volatility rate of 25%, which is an approximate average of the five-year historical volatility rate of the S&P 500® Index, S&P MidCap 400™ Index, Russell 2000® Index, NASDAQ-100® Index and Dow Jones Industrial Average™. An index’s volatility rate is a statistical measure of the magnitude of fluctuations in the returns of an index. Indexes to which the Geared Funds are benchmarked have different historical volatility rates; certain of the Geared Funds’ historical volatility rates are substantially in excess of 25%.

One-Year Simulation: Index Flat (0%)

(Annualized Index Volatility 25%)

One-Year Simulation: Index Up 15%

(Annualized Index Volatility 25%)

One-Year Simulation: Index Down 15%

(Annualized Index Volatility 25%)

Index	Historical Five-Year Average Volatility Rate as of March 31, 2010
Dow Jones—UBS Commodity IndexSM	21.49%
Dow Jones—UBS Crude Oil Sub-IndexSM	39.05%
Dow Jones—UBS Natural Gas Sub-IndexSM	49.44%
The daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London	22.38%
The daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London	38.67%
The U.S. Dollar price of the Euro	10.11%
The U.S. Dollar price of the Japanese Yen	11.48%

Daily objective leveraged funds if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. But investors considering these funds should understand that they are designed to provide a positive or negative multiple of an index on a daily basis and not for greater periods of time. As a result, fund returns will not likely be a simple multiple (e.g., 2x or -2x) or the inverse (e.g., -1x) of an index’s return for time periods longer than one day.

Additionally, investors should recognize that the degree of volatility of the underlying index can have a dramatic effect on a fund’s longer-term performance. The greater the volatility, given a particular index return, the greater the downside deviation will be of a fund’s longer-term performance from a simple multiple (e.g., 2x, -2x) or the inverse (e.g., -1x) of its index’s longer-term return. As shown in the first example, it is even possible that a fund may move in opposite direction as the index.

Price volatility, which is exacerbated by the use of leverage in the case of the Leveraged Funds, may possibly cause the total loss of an investor’s investment and may adversely impact performance over periods longer than one day.

Swap agreements, futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes, which will be magnified by the leveraged positions of the Geared Funds. Consequently, investors could lose all or substantially all of their investment in such a Fund.

Each of the Leveraged and Short Funds are “geared” funds in the sense that each has an investment objective to match a multiple, the inverse or an inverse multiple of the performance of a benchmark on a given day. These Funds are subject to the correlation risks described in the preceding risk factor. In addition, as described above, there is a special form of correlation risk that derives from daily rebalancing of the Geared Funds, which is that for periods greater than one day, the daily rebalancing of a Geared Fund’s exposure tends to cause the performance of a Geared Fund to be either greater than, or less than, the benchmark performance times the stated multiple in the fund objective.

The fund performance for a Leveraged Fund can be estimated given certain assumptions. The tables below illustrate the impact of two factors, benchmark volatility and benchmark performance, on a leveraged fund. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark performance and benchmark volatility over a one year period. Assumptions used in the tables include: a) no fund expenses and b) borrowing/lending rates (to obtain leverage) of zero percent. If fund expenses were included, the fund’s performance would be lower than shown. The first table below shows an example in which a leveraged fund that has an investment objective to correspond to twice (200%) of the daily performance of a benchmark. The leveraged fund could be expected to achieve a 20% return on a yearly basis if the benchmark performance was 10%, absent any costs or the correlation risk or other factors described above. However, as the table shows, with a benchmark volatility of 20%, such a fund would return 16.3%, again absent any costs or other factors described above. In the charts below, shaded areas represent those scenarios where a leveraged fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the fund’s investment objective; conversely areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the benchmark performance times the stated multiple in the fund’s investment objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fund Fees and Expenses and Leverage Costs, that Correspond to Twice (200%) the Daily Performance of an Index.

One Year Index Performance	200% One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to the Inverse of the Daily Performance of an Index.

One Year Index Performance	Inverse of One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	60%	150.0%	149.4%	147.5%	144.4%	140.2%	134.9%	128.5%	121.2%	113.0%	104.2%	94.7%	84.7%	74.4%
-55%	55%	122.2%	121.7%	120.0%	117.3%	113.5%	108.8%	103.1%	96.6%	89.4%	81.5%	73.1%	64.2%	55.0%
-50%	50%	100.0%	99.5%	98.0%	95.6%	92.2%	87.9%	82.8%	76.9%	70.4%	63.3%	55.8%	47.8%	39.5%
-45%	45%	81.8%	81.4%	80.0%	77.8%	74.7%	70.8%	66.2%	60.9%	54.9%	48.5%	41.6%	34.4%	26.9%
-40%	40%	66.7%	66.3%	65.0%	63.0%	60.1%	56.6%	52.3%	47.5%	42.0%	36.1%	29.8%	23.2%	16.3%
-35%	35%	53.8%	53.5%	52.3%	50.4%	47.8%	44.5%	40.6%	36.1%	31.1%	25.6%	19.8%	13.7%	7.3%
-30%	30%	42.9%	42.5%	41.4%	39.7%	37.3%	34.2%	30.6%	26.4%	21.7%	16.7%	11.3%	5.6%	-0.3%
-25%	25%	33.3%	33.0%	32.0%	30.4%	28.1%	25.3%	21.9%	18.0%	13.6%	8.9%	3.8%	-1.5%	-7.0%
-20%	20%	25.0%	24.7%	23.8%	22.2%	20.1%	17.4%	14.2%	10.6%	6.5%	2.1%	-2.6%	-7.6%	-12.8%
-15%	15%	17.6%	17.4%	16.5%	15.0%	13.0%	10.5%	7.5%	4.1%	0.3%	-3.9%	-8.4%	-13.1%	-17.9%
-10%	10%	11.1%	10.8%	10.0%	8.6%	6.8%	4.4%	1.5%	-1.7%	-5.3%	-9.3%	-13.5%	-17.9%	-22.5%
-5%	5%	5.3%	5.0%	4.2%	2.9%	1.1%	-1.1%	-3.8%	-6.9%	-10.3%	-14.0%	-18.0%	-22.2%	-26.6%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	-5%	-4.8%	-5.0%	-5.7%	-6.9%	-8.5%	-10.5%	-13.0%	-15.7%	-18.8%	-22.2%	-25.8%	-29.6%	-33.6%
10%	-10%	-9.1%	-9.3%	-10.0%	-11.1%	-12.7%	-14.6%	-16.9%	-19.6%	-22.5%	-25.8%	-29.2%	-32.8%	-36.6%
15%	-15%	-13.0%	-13.3%	-13.9%	-15.0%	-16.5%	-18.3%	-20.5%	-23.1%	-25.9%	-29.0%	-32.3%	-35.7%	-39.3%
20%	-20%	-16.7%	-16.9%	-17.5%	-18.5%	-19.9%	-21.7%	-23.8%	-26.3%	-29.0%	-31.9%	-35.1%	-38.4%	-41.9%
25%	-25%	-20.0%	-20.2%	-20.8%	-21.8%	-23.1%	-24.8%	-26.9%	-29.2%	-31.8%	-34.7%	-37.7%	-40.9%	-44.2%
30%	-30%	-23.1%	-23.3%	-23.8%	-24.8%	-26.1%	-27.7%	-29.7%	-31.9%	-34.5%	-37.2%	-40.1%	-43.2%	-46.3%
35%	-35%	-25.9%	-26.1%	-26.7%	-27.6%	-28.8%	-30.4%	-32.3%	-34.5%	-36.9%	-39.5%	-42.3%	-45.3%	-48.3%
40%	-40%	-28.6%	-28.7%	-29.3%	-30.2%	-31.4%	-32.9%	-34.7%	-36.8%	-39.1%	-41.7%	-44.4%	-47.2%	-50.2%
45%	-45%	-31.0%	-31.2%	-31.7%	-32.6%	-33.7%	-35.2%	-37.0%	-39.0%	-41.2%	-43.7%	-46.3%	-49.0%	-51.9%
50%	-50%	-33.3%	-33.5%	-34.0%	-34.8%	-35.9%	-37.4%	-39.1%	-41.0%	-43.2%	-45.6%	-48.1%	-50.7%	-53.5%
55%	-55%	-35.5%	-35.6%	-36.1%	-36.9%	-38.0%	-39.4%	-41.0%	-42.9%	-45.0%	-47.3%	-49.8%	-52.3%	-55.0%
60%	-60%	-37.5%	-37.7%	-38.1%	-38.9%	-40.0%	-41.3%	-42.9%	-44.7%	-46.7%	-49.0%	-51.3%	-53.8%	-56.4%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Twice (200%) the Inverse of the Daily Performance of an Index.

One Year Index Performance	200% Inverse of One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of a leveraged fund. The Geared Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the preceding risk factor describing correlation risks.

Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be willing or able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. As the Funds themselves are not registered with the CFTC in any capacity, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Funds may, in their discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, New York Stock Exchange (“NYSE”), Chicago Mercantile Exchange (“CME”), Chicago Board of Trade (“CBOT”), Intercontinental Exchange (“ICE”)/New York Board of Trade (“NYBOT”), London Metal Exchange (“LME”), NYMEX/Commodity Exchange (“COMEX”), CBOE or CBOE Futures Exchange (“CFE”) is closed, other than for customary holidays or weekends, or when trading is restricted or suspended or restricted on such exchanges in any of the underlying commodities, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, (3) any period during which the gold bullion U.S. Dollar p.m. fixing price for delivery in London has not been established or (4) such other period as the Sponsor determines to be necessary for the protection of the shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how Fund Shares are traded and arbitraged on the Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

An investor may be adversely affected by lack of independent advisers representing investors.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares of a Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Possibility of termination of the Funds may adversely affect an investor’s portfolio.

The Sponsor may withdraw from the Funds upon 30 days’ notice, which would also cause the Funds to terminate unless a substitute sponsor were obtained. If the Sponsor withdraws, investors who wish to continue to invest in a Fund’s corresponding benchmark through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as such Fund.

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

With regard to the Commodity Index Funds or the Commodity Funds, several factors may affect the price of a commodity underlying a Commodity Index Fund or a Commodity Fund, and in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:

•	The recent proliferation of commodity linked exchange traded products and their unknown effect on the commodity markets.

•

Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of crude oil. If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of Shares based upon a benchmark related to that commodity will be affected.

•

Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence commodities prices.

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities.

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for energy commodities. Technological factors may include such developments as substitutes for energy or other industrial commodities.

•

A significant increase or decrease in commodity hedging activity by commodity producers. Should there be an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, it could cause a change in world prices of any given commodity, causing the price of Shares based upon a benchmark related to that commodity to be affected.

•

A significant change in the attitude of speculators and investors towards a commodity. Should the speculative community take a negative or positive view towards any given commodity, it could cause a change in world prices of any given commodity, the price of Shares based upon a benchmark related to that commodity will be affected.

The impact of changes in the price of a physical commodity will affect investors differently depending upon the Fund in which investors invest. Daily increases in the price of an underlying commodity will negatively impact the daily performance of Shares of a Short Fund and an UltraShort Fund and daily decreases in the price of an underlying commodity will negatively impact the daily performance of Shares of an Ultra Fund. For information regarding how the volatility of an index can have a negative effect on performance over time, see “—Price volatility, which is exacerbated by the use of leverage, may possibly cause the total loss of an investor’s investment and may adversely impact performance over periods longer than one day.”

With regard to the Currency Funds, several factors may affect the value of the foreign currencies or the U.S. Dollar, and in turn, the swap agreements, futures contracts, forward contracts thereof and other assets, if any, owned by a Fund, including, but not limited to:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations; and

•	Sovereign action to set or restrict currency conversion.

The impact of changes in the price of a currency will affect investors differently depending upon the Fund in which investors invest. Daily increases in the price of a currency will negatively impact the daily performance of Shares of an UltraShort Fund and daily decreases in the price of a currency will negatively impact the daily performance of Shares of an Ultra Fund. For information regarding how the volatility of an index can have a negative effect on performance over time, see “—Price volatility, which is exacerbated by the use of leverage, may possibly cause the total loss of an investor’s investment and may adversely impact performance over periods longer than one day.”

With regard to the VIX Funds, several factors may affect the price and/or liquidity of VIX futures contracts and other assets, if any, owned by a Fund, including, but not limited to:

•

Prevailing market prices and forward volatility levels of the U.S. stock markets, the equity securities included in the S&P 500 and the S&P 500 and prevailing market prices of options on the S&P 500, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 and the VIX or VIX futures;

•	Interest rates;

•

Economic, financial, political, regulatory, geographical, biological or judicial events that affect the level of an Index or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500, the S&P 500, the VIX or the relevant futures or option contracts on the VIX;

•	Supply and demand as well as hedging activities in the listed and OTC equity derivative markets; and

•	Disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500.

These factors interrelate in complex ways, and the effect of one factor on the market value of the VIX Funds may offset or enhance the effect of another factor.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per share of the Shares of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares of a Geared Fund, and 25,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares of a VIX Fund) and similarly the public trading price per Share of the Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying commodity or the VIX futures contracts comprising the applicable VIX Futures Index at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of the Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by nonconcurrent trading hours between the NYSE Arca and the exchange on which the futures contracts or commodities underlying the applicable benchmark are traded. While the Shares of each Leveraged Fund trade and the Shares of each Short and VIX Fund will trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. (Eastern Time), the futures contracts or commodities underlying a benchmark may be traded during different time frames. Consequently, liquidity in the futures contracts or commodities underlying the applicable benchmark will be reduced after the close of trading at the applicable commodities exchange. As a result, during the time when the NYSE Arca is open and the applicable commodities exchange is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

In the case of the Geared Funds, the use of leverage and/or short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

The Leveraged Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Leveraged Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

Because the Ultra and UltraShort Funds offered hereby include a 200% multiplier, a one-day price movement of 50% or more in a relevant benchmark could result in the total loss of an investor’s investment if that price movement is contrary to the investment objective of the Fund in which an investor has invested. This would be the case with downward one-day price movements in an Ultra Fund, even though the underlying benchmark would always have a value greater than zero. In addition to the leveraged risk in which a one-day 50% upward move in a benchmark underlying an UltraShort Fund would result in the total loss of an investor’s investment, a benchmark could, in theory, rise infinitely in a one-day period, so a bearish swap agreement or short position in related futures or forward contracts would expose an UltraShort Fund to theoretically unlimited liability.

Because liability due to losses will be segregated in each Fund, losses to investors in one Fund will not subject investors in any other Fund to such losses.

The number of commodities or currencies to which a Fund is benchmarked may impact volatility, which could adversely affect an investment in the Shares.

Each of the benchmark indices for the Commodity Index Funds is concentrated in terms of the number of commodities represented, and some of the sub-indices are highly concentrated in a single commodity. The Commodity Funds and the Currency Funds are concentrated solely on their single benchmark physical commodity or currency. Investors should be aware that other commodities benchmarks are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in a benchmark and the NAV of the Fund which tracks a benchmark under specific market conditions and over time.

Failure of the commodity, currency or volatility markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of the commodity markets, currency markets, VIX or VIX futures contracts, as the case may be, have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity or currency futures trading and VIX futures contracts can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that a benchmark is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset their losses from other investments. Furthermore, there is no historical data regarding the correlation of daily rebalanced leveraged and short investments in commodities and/or currencies to other asset classes.

Trading on commodity exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

Some of the Funds’ trading may be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. Dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

An investment in the Shares may be adversely affected by competition from other methods of obtaining exposure to commodities, currencies or volatility investing in commodities or currencies.

A Fund constitutes a new, and thus untested, type of investment vehicle. A Fund competes with other financial vehicles, including other commodity or currency pools, as the case may be, hedge funds, traditional debt and equity securities issued by companies in the commodities or currency industry, other securities backed by or linked to such commodities or currency, and direct investments in the underlying commodities or currency, commodity or currency futures contracts or VIX futures contracts. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities or currencies or in the VIX futures contracts comprising the applicable VIX Futures Index directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The presence of “contango” in the market prices of benchmark commodity future contracts will generally adversely affect the value of Ultra Funds and the VIX Funds, and the presence of “backwardation” in the market prices of benchmark commodity future contracts will generally adversely affect the value of Short and UltraShort Funds.

In Funds that hold futures contracts, as the futures contracts near expiration, they are generally replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2010 may specify an October 2010 expiration. For an Ultra Fund and a VIX Fund, as that contract nears expiration, it may be replaced by selling the October 2010 contract and purchasing the contract expiring in December 2010. This process is referred to as “rolling.” Rolling may have a positive or negative impact on performance. For example, historically, the prices of certain types of futures contracts have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2010 contract would take place at a price that is higher than the price at which the December 2010 contract is purchased, thereby creating a gain in connection with rolling. While certain types of futures contracts have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The presence of contango (where prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors) in certain futures contracts at the time of rolling would be expected to adversely affect an Ultra Fund or a VIX Fund that invests in such futures and positively affect an UltraShort Fund or Short Fund that invests in such futures. Similarly, the presence of backwardation in certain futures contracts at the time of rolling would be expected to adversely affect an UltraShort Fund or a Short Fund that invests in such futures and positively affect an Ultra Fund or a VIX Fund that invests in such futures.

Since the introduction of VIX futures contracts, there have frequently been periods where VIX futures prices reflect higher expected volatility levels further out in time. This can result in a loss from “rolling” the VIX futures to maintain the constant weighted average maturity of the VIX futures index. Losses from exchanging a lower priced VIX future for a higher priced longer-term futures in the rolling process would adversely affect the value of each VIX Futures Index and the VIX Funds and, accordingly, decrease the return of the VIX Funds.

Gold and silver historically exhibit persistent “contango” markets rather than backwardation. Natural gas, like crude oil, moves in and out of backwardation and contango but historically has been in contango most commonly. It is generally believed this is because the market needs to build inventories for most of the year in order to have enough in storage to make it through a normal winter. Periods of backwardation are typically thought to be caused by demand shocks or supply shortages such as an unusually cold winder or a hurricane.

The Geared Funds, other than ProShares Short DJ-UBS Natural Gas, are subject to counterparty risks, credit risks and other risks associated with swap agreements and forward contracts, which could result in significant losses to such Funds.

Some of the Funds use swap agreements and/or forward contracts as a means to achieve their investment objective. These investment vehicles are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. Investors, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s swap agreements or forward contracts. The markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

Unlike in futures contracts, the counterparty to swap agreements or forward contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to credit risk with respect to the amount it expects to receive from counterparties to Financial Instruments entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

A Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and a Fund may obtain only limited recovery or may obtain no recovery in such circumstances. The Funds typically enter into transactions with counterparties whose credit rating is investment grade, as determined by a nationally recognized statistical rating organization, or, if unrated, judged by the Sponsor to be of comparable quality.

Swaps or forward contracts have terms that make them less marketable than futures contracts. Swaps or forward contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

Each Fund seeks to match or track a multiple, the inverse or an inverse multiple of a benchmark on a daily basis (and, with respect to the VIX Funds, over time) at all times even during periods in which the applicable benchmark is flat as well as when a benchmark is moving in a manner which causes a Fund’s NAV to decline, thereby causing losses to such Fund.

The Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions. Rather, the Sponsor seeks to cause the NAV to track, on a daily basis, the inverse of a benchmark, in the case of the Short Funds, or in the case of the Ultra Funds or the UltraShort Funds a multiple or an inverse multiple of a Fund’s benchmark at all times, even during periods in which a benchmark is flat or moving in a manner which causes the NAV of the Funds to decline. Similarly, the Sponsor seeks to cause the NAV of the VIX Funds to track, over a single day and over time, the applicable VIX Futures Index, even during periods in which a VIX Futures Index is flat or moving in a manner which causes the NAV of a Fund to decline. It is possible to lose money over time when an underlying benchmark is up for the corresponding Ultra Fund, or down for the corresponding Short or UltraShort Fund, due to the effects of daily rebalancing, volatility and compounding.

Investors may not be able to profit if the market value of the underlying benchmark moves against such investment.

An Ultra Fund is expected to rise as a result of any daily upward price movement in its underlying benchmark. The Short Funds and UltraShort Funds are expected to rise as a result of any daily downward price movement in a benchmark.

If the price of a relevant benchmark decreases on a given day, the corresponding Short Fund or UltraShort Fund should generally profit and the Ultra Fund should generally suffer a loss. If the price of a relevant benchmark increases on a given day, the corresponding Ultra Fund should generally profit and the Short Fund or UltraShort Fund should generally suffer a loss. Therefore, the investment experience of investors who plan to invest in any one of the Funds will depend upon selection of the appropriate Fund in light of the price movements of the underlying benchmark. Such selection may become unprofitable in the future if the price of the benchmark changes direction or may even become unprofitable over time regardless of index direction.

Certain investors who decide to invest in any combination of the Ultra Fund Shares, the Short Fund Shares or the UltraShort Fund Shares relating to the same underlying benchmark may, nevertheless, suffer losses if the investor’s investment mix between the Ultra Fund Shares, the Short Fund Shares and the UltraShort Fund Shares is biased in one direction and the market price of the relevant benchmark moves in the opposite direction.

A Geared Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-linked financial instruments or currency-linked financial instruments may be affected by changes in overall market movements, commodity or currency benchmark, as the case may be, volatility, changes in interest rates, or factors affecting a particular industry, commodity or currency, such as drought, floods, fires, weather, livestock disease, pipeline ruptures or spills, embargoes, tariffs and international economic political and regulatory developments.

Fees are charged regardless of profitability and may result in depletion of assets.

Each Fund indirectly is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.95% per annum of each Geared Fund’s average daily NAV, and 0.85% per annum of each VIX Fund’s average daily NAV. Additional charges may include other fees as applicable. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Possible illiquid markets may exacerbate losses.

Swap agreements and forward contracts may entail breakage costs if terminated prior to the final maturity date and futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when governments may take or be subject to political actions which disrupt the markets in their major commodities exports and imports, can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that the Funds only invest in Financial Instruments related to one commodity.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Parties throughout the financial industry could be granted patent applications that would limit the use of methods and systems for creating and administering interests in commodity and currency pools, as well as other elements of the Trust’s exchange-traded funds structure, any or all of which could impede the Funds from achieving their investment objectives.

Although the Sponsor does not anticipate that such filings will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of a Fund due to the valuation method employed on the date of NAV calculation.

Calculating the NAV of each Fund includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV of each Fund reflects the value of its corresponding benchmark and, if applicable, the price of futures contracts held by the Fund, as of the time the NAV is being calculated. However, if a futures contract traded on an exchange could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, the Fund may attempt to calculate the fair value of such instruments. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the futures contracts underlying such benchmark.

Risks Related to the VIX Funds

In addition to the risks described elsewhere in this “Risk Factors” section, the following risks apply to the VIX Funds.

The VIX Funds are benchmarked to either the Short-Term Index or Mid-Term Index. They are not benchmarked to the VIX or actual realized volatility of the S&P 500.

The level of each VIX Futures Index is based on the value of the relevant VIX futures contracts comprising such VIX Futures Index. Each VIX Fund is benchmarked to its respective VIX Futures Index and the VIX Funds are not linked to the VIX (which is a measure of implied volatility of the S&P 500 over the next 30 days derived from option prices), to realized volatility of the S&P 500 or to the options that underlie the VIX calculation. Each VIX Fund should be expected to perform very differently from the VIX over all periods of time. Furthermore, because each VIX Fund may invest in VIX futures contracts other than the VIX futures contracts comprising the applicable VIX Futures Index, the VIX Funds may perform differently than their respective VIX Futures Indexes. In many cases the VIX Futures Indexes, and by extension the VIX Funds, will significantly underperform the VIX.

VIX futures contracts are not directly based on a tradable underlying asset.

The VIX is not directly investable. The settlement price at maturity of VIX futures contracts are based on the calculation that determines the level of the VIX. As a result, the behavior of the VIX futures contracts may be different from traditional futures contracts whose settlement price is based on a specific tradable asset.

The VIX Futures Indexes and VIX futures have limited historical information.

The VIX Futures Indexes were created in December 2008 and S&P has published limited information about how the VIX Futures Indexes would have performed had they been calculated in the past. In addition, VIX futures contracts have traded freely only since March 26, 2004, and not all futures of all relevant maturities have traded at all times since that date. Because the VIX Futures Indexes and the VIX futures that underlie them are of recent origin and limited or no historical performance data exists with respect to them, your investment in A VIX Fund may involve a greater risk than investing in alternate instruments linked to one or more indexes with an established record of performance. A longer history of actual performance may have been helpful in providing more reliable information on which to assess the validity of the proprietary methodology that the Indexes make use of as the basis for an investment decision.

The policies of S&P and the CBOE and changes that affect the composition and valuation of the S&P 500, the VIX, the Short-Term Index or Mid-Term Index could affect the value of an investment in a VIX Fund’s Shares.

The policies of S&P and the CBOE concerning the calculation of the level of the S&P 500, the VIX, Short-Term Index and Mid-Term Index, and any additions, deletions or substitutions of equity securities, options or futures contracts in the above indexes, respectively, and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the indexes outlined above, could affect the level of such indexes and, therefore, the value of VIX Fund Shares. S&P can add, delete or substitute the equity securities underlying the S&P 500 or make other methodological changes that could change the level of the S&P 500. S&P can also add, delete or substitute the futures contracts underlying the Short-Term Index and Mid-Term Index or make other methodological changes that could change the level of such Indexes. The changing of equity securities included in the S&P 500 may affect the S&P 500, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Such a change may also affect the value of the put and call options used to calculate the level of the VIX. The changing of the futures contracts underlying the Short-Term Index and the Mid-Term Index may affect the performance of the Indexes in similar ways. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P 500 or any of the VIX Futures Indexes. Any of these actions could adversely affect the value of VIX Fund Shares. S&P has no obligation to consider shareholder interests in calculating or revising the S&P 500 or the VIX Futures Indexes. The CBOE can make methodological changes to the calculation of the VIX that could affect the value of VIX futures contracts and, consequently, the value of VIX Fund Shares. There can be no assurance that the CBOE will not change the VIX calculation methodology in a way which may affect the value of VIX Fund Shares. Additionally, the CBOE may alter, discontinue or suspend calculation or dissemination of the VIX and/or the exercise settlement value. Any of these actions could adversely affect the value of VIX Fund Shares. Calculation of the VIX may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the VIX and/or the Shares, as applicable. Additionally, Index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

The VIX Futures Indexes may in the future include contracts that are not traded on a regulated futures exchange.

The VIX Futures Indexes are currently based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). If these exchange-traded futures cease to exist, the VIX Futures Indexes may also cease to exist or may in the future include OTC contracts (such as swap contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the CEA, or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a VIX Futures Index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

The VIX is a highly volatile index and VIX futures are amongst the most volatile futures contracts. A VIX Fund’s exposure to its Index may subject that Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

The VIX and VIX futures contracts have experienced high volatility in the past and are expected to experience high volatility in the future. Because each VIX Futures Index is comprised of VIX futures contracts, the VIX Futures Indexes, and by extension, the VIX Funds may be subject to greater volatility than investments in traditional securities.

The level of the VIX has historically reverted to a long-term mean level and is subject to the risk associated with reversion to its mean. Accordingly, investors should not expect the VIX Funds to retain any appreciation in value over extended periods of time.

In the past, the level of the VIX has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. It is likely that the spot level of the VIX will continue to be constrained in the future. This means that the level of VIX futures and the Indexes also likely will be constrained within a band and mean reverting over time. Unlike conventional stock-based indexes and funds, it is not expected that the VIX Futures Indexes or the VIX Funds will generally rise over time. Rather the VIX Futures Indexes and the VIX Funds will rise and fall (or fall and rise) as volatility increases and decreases (or decreases and increases). For most investors this likely implies that the VIX Funds should only be used as a short-term tactical tool or for diversification purposes rather than an investment in anticipation of long-term gains.

When economic uncertainty recedes and there is an associated decrease in expected volatility, the value of VIX futures contracts will likely also decrease and the potential upside of your investment in the VIX Funds will correspondingly be limited as a result.

Risks Related to the Funds’ Shares

The lack of active trading markets for the Shares of a Fund may result in losses on investors’ investments at the time of disposition of his, her, or its Shares.

Although the Shares of each Fund are or will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of any Fund will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded.

NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if the Shares are delisted.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are either registered as an investment company under the 1940 Act or required to register under such Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies and RICs.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor).

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor have the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more Funds.

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and thereby potentially exposing assets in one Fund to the liabilities of another Fund.

Each Fund is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the DSTA provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each Fund and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets in one Fund to the liabilities of another Fund.

Shareholders of each Fund are subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Shareholders of each Fund are subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the IRS does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Fund applies certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to shareholders of a Fund in a manner that reflects shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Internal Revenue Code of 1986, as amended (the “Code”) and/or the Treasury regulations promulgated thereunder (the “Regulations”) and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects investors.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and this rate is currently scheduled to increase to 20% for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Risks Related to Regulatory Requirements and Potential Legislative Changes

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law by President Obama on July 21, 2010. The Act will make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including Financial Instruments, such as swaps, in which the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the forced use of clearinghouse mechanisms for many OTC derivative transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in OTC contracts.

The CFTC, SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. Because there is a one-year period prescribed in which most of the mandated rulemaking and regulations will be implemented, it is not possible at this time to gauge the exact nature and scope of the impact of the Dodd-Frank Act on any of the Funds, but it is expected that swap dealers, major market participants and swap counterparties, including the Funds, will experience new and/or additional regulations, requirements, compliance burdens and associated costs. The new law and the rules to be promulgated may negatively impact a Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on a Fund or its counterparties may impact that Fund’s ability to invest in a manner that efficiently meets its investment objective, and new requirements, including capital and mandatory clearing, may increase the cost of a Fund’s investments and cost of doing business, which could adversely affect investors.

Failure of FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of each Fund as margin with the FCM may, in certain circumstances, be used to satisfy losses of other clients of the FCM which cannot be satisfied by such other clients or by the FCM. If the FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of the FCM’s bankruptcy, any Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. The FCM may, from time-to-time, have been the subject of certain regulatory and private causes of action.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Investment objectives of the “Ultra ProShares”:

Each “Ultra” Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the daily performance, whether positive or negative, of its corresponding benchmark. Expenses may include, among other things, costs related to the purchase, sale and storage of commodities or currencies and the cost of leverage, all of which may be embedded in financial instruments used by that Fund. If an “Ultra” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark rises on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark declines on a given day. An Ultra Fund acquires long exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Ultra Fund’s benchmark such that each Ultra Fund has approximately 200% exposure to the corresponding benchmark at the time of the NAV calculation.

Investment objectives of the “Short ProShares”:

Each “Short” Fund seeks daily investment results (before fees and expenses) that correspond to the inverse (opposite) of the daily performance, whether positive or negative, of its corresponding benchmark. Expenses may include, among other things, expenses related to the purchase, sale and storage of commodities or currencies, all of which may be embedded in financial instruments used by that Fund. If a “Short” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day. A Short Fund acquires short exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Short Fund’s benchmark such that each Short Fund has approximately 100% exposure to the corresponding benchmark at the time of the NAV calculation.

Investment objectives of the “UltraShort ProShares”:

Each “UltraShort” Fund seeks daily investment results (before fees and expenses) that correspond to twice (200%) the inverse (opposite) of the daily performance, whether positive or negative, of its corresponding benchmark. Expenses may include, among other things, expenses related to the purchase, sale and storage of commodities or currencies and the cost of leverage, all of which may be embedded in financial instruments used by that Fund. If an “UltraShort” Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day. An UltraShort Fund acquires short exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable UltraShort Fund’s benchmark such that each UltraShort Fund has approximately 200% exposure to the corresponding benchmark at the time of the NAV calculation.

Investment objectives of the “VIX ProShares”:

Each “VIX” Fund seeks to provide investment results (before fees and expenses) that match the performance of a benchmark. Each VIX Futures Index seeks to offer exposure to forward equity market volatility through publicly traded futures markets. The VIX Funds seek results that match the performance of the Short-Term Index or Mid-Term Index over any period of time (before fees and expenses). If a VIX Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as the level of its corresponding Index when it rises. Conversely, its value (before fees and expenses) should lose approximately as much on a percentage basis as the level of its corresponding Index when it declines. Each VIX Fund acquires exposure through VIX futures contracts, such that each Fund has exposure intended to approximate its benchmark at the time of its NAV calculation. The Short-Term Index and Mid-Term Index track the performance of VIX futures; they do not track the performance of the VIX, and the VIX Funds should not be expected to match the performance of the VIX.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Geared Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Geared Funds from achieving such results. Results for the Geared Funds over periods of time greater than one day should not be expected to be a simple inverse correlation (-100%) or multiple (+200 or -200%) of the period return of the corresponding benchmark and will likely differ significantly from such. A VIX Fund may not necessarily invest in VIX futures contracts with the same expirations as those underlying the Index, so the results of the VIX Fund may vary from the results of the Index for any given time period and may differ significantly from such. The VIX Funds seek to achieve their stated investment objective both over a single day and over time.

The corresponding benchmark for each Fund is listed below:

ProShares Ultra DJ-UBS Commodity and ProShares UltraShort DJ-UBS Commodity: The Dow Jones—UBS Commodity IndexSM. The Dow Jones—UBS Commodity Index is designed to track commodity futures prices.

ProShares Ultra DJ-UBS Crude Oil and ProShares UltraShort DJ-UBS Crude Oil: The Dow Jones—UBS Crude Oil Sub-IndexSM. The Dow Jones—UBS Crude Oil Sub-Index is designed to track crude oil futures prices.

ProShares Short DJ-UBS Natural Gas: The Dow Jones—UBS Natural Gas Sub-IndexSM. The Dow Jones—UBS Natural Gas Sub-Index is designed to track natural gas futures prices.

ProShares Ultra Gold, ProShares Short Gold and ProShares UltraShort Gold: the daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London.

ProShares Ultra Silver and ProShares UltraShort Silver: the daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London.

ProShares Ultra Euro and ProShares UltraShort Euro: the 4:00 p.m. (Eastern Time) spot price of the Euro versus the U.S. Dollar using Euro exchange rate, expressed in terms of U.S. Dollars per unit of foreign currency.

ProShares Ultra Yen and ProShares UltraShort Yen: the 4:00 p.m. (Eastern Time) spot price of the Japanese yen versus the U.S. Dollar using the Japanese yen exchange rate, expressed in terms of U.S. Dollars per unit of foreign currency.

ProShares VIX Short-Term Futures ETF: the S&P 500 VIX Short-Term Futures Index.

ProShares VIX Mid-Term Futures ETF: the S&P 500 VIX Mid-Term Futures Index.

Principal Investment Strategies

In seeking to achieve each Fund’s investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with a Fund’s objective. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning each Fund’s investments in accordance with their investment objectives. Each Geared Fund invests, or will invest, principally in any one of or combinations of Financial Instruments, including swap agreements, futures contracts, options on futures contracts or forward contracts with respect to the applicable Fund’s benchmark to the extent determined appropriate by the Sponsor. The types of commodity or currency interests in which each Commodity Fund, Commodity Index Fund or Currency Fund invests may vary daily. The Funds do not currently intend to invest directly in any commodity or currency but may invest directly in U.S. Treasury securities.

Each VIX Fund intends to obtain exposure to its Index by investing in VIX futures contracts. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that may be used as margin or serve as collateral for the Financial Instruments.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, nor does it conduct conventional commodity, currency or volatility research or analysis, or forecast market movement or trends, in managing the assets of the Funds. The Funds seek to remain fully exposed at all times to the Funds’ underlying benchmark without regard to market conditions, trends or direction.

For the Commodity Index Funds, a Fund may hold through Financial Instruments a representative sample of the components in the underlying index, which has aggregate characteristics similar to those of the underlying index. This “sampling” process typically involves selecting a representative sample of components in an index principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the underlying index. In addition, a Fund may obtain exposure to components not included in the underlying index, invest in assets that are not included in the underlying index or may overweigh or underweigh certain components contained in the underlying index.

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index in exchange for a fixed or floating rate of return (interest rate leg) in respect of a predetermined notional amount. In the case of futures contracts based indices, such as those used by the Commodity Index Funds, the reference interest rate is zero. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap is linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by a the ProShares Short Gold Fund or an UltraShort Fund, absent fees, transaction costs and interest, such Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases. In a typical swap agreement entered into by an Ultra Fund, absent fees, transaction costs and interest, the Ultra Fund would be entitled to settlement payments in the event the benchmark increases and would be required to make payments to the swap counterparty in the event the benchmark decreases.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Assets and Liabilities. The notional amounts of the agreement reflect the extent of each Ultra Fund’s total investment exposure under the swap agreement. Each of the ProShares Gold Fund’s and UltraShort Funds’ exposure is not limited by the notional amount and its exposure is in theory potentially infinite as there is no fixed limit on the increase in any index value. The primary risks associated with the use of swap agreements arise from the imperfect correlation between movements in the notional amount and the price of the underlying investments and the inability of counterparties to perform. Each Geared Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swap agreements only with large, established and well capitalized financial institutions that meet certain credit quality standards and monitoring policies. Each Geared Fund that invests in swaps may use various techniques to minimize credit risk including early termination or reset and payment, using different counterparties and limiting the net amount due from any individual counterparty.

Each Geared Fund that invests in swaps generally collateralizes swap agreements with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the custodian to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the swap transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. Each Geared Fund remains subject to credit risk with respect to the amount it expects to receive from counterparties, as those amounts are generally not similarly collateralized by the counterparty. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Geared Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding and may obtain only limited recovery or may obtain no recovery in such circumstances.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity or currency at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. Each Geared Fund generally deposits cash with the FCM for its open positions in forward contracts. Such deposits are generally held for the benefit of the counterparty at the FCM to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Geared Fund is owed money in the forward contract, the Fund will seek withdrawal of this deposit from the FCM and may incur certain costs exercising its right with respect to the deposited cash.

The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

Options on Forward Contracts

An option on a forward contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the strike price) in the underlying forward contract. Options on forward contracts are individually negotiated between counterparties and are generally traded in the OTC market. Thus, options on forward contracts possess many of the same characteristics of forward contracts relating to offsetting positions and credit risk that are described above.

The buyer of a call option purchases the right, but not the obligation, to purchase the underlying interest at a specified price. The buyer of a put option purchases the right, but not the obligation, to sell the underlying interest at a specified price. The seller of an option is obligated to take a position in the underlying interest opposite the buyer of the option if the option is exercised. Therefore, the seller of a call option must sell the underlying interest to the buyer of the call option if the buyer chooses to exercise the option. Conversely, the seller of a put option must buy the underlying interest from the buyer of the put option if the buyer chooses to exercise the option.

A call option is considered to be in-the-money if the strike price is below the current market price and out-of-the-money if the strike price is above the current market price. A put option, on the other hand, is considered to be in-the-money if the strike price is above the current market price and out-of-the-money if the strike price is below the current market price. Options typically have limited life spans, which are tied to the delivery or settlement date of the underlying interest. Unexercised options on forwards contracts become worthless at the time of expiration.

Losses to the buyer of an option are limited to the amount paid for the option. Sellers of options, however, face risk similar to that of participants in the forwards markets. For example, the seller of a call option is subject to the same risk as a person who initially sold a forward contract, offset only by the amount received by selling the option.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place or alternatively may call for cash settlement as is the case with VIX futures contracts. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The size and length of futures contracts on a particular underlying reference are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash with the FCM for its open positions in futures contracts. Such deposits are generally held for the benefit of the counterparty at the FCM to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the futures contract, the Fund will seek withdrawal of this deposit from the FCM and may incur certain costs exercising its right with respect to the deposited cash.

Certain futures contracts, such as VIX futures contracts (including VIX futures contracts comprising the applicable VIX Futures Index), as well as stock index contracts and certain commodity futures contracts, settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying reference. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Options on Futures Contracts

Options on futures contracts operate in a manner similar to options on forward contracts. An option on a futures contract gives the buyer the right, but not the obligation, to take a position at a specified price in the underlying futures contract. Unlike options on forward contracts, however, options on futures contracts are standardized contracts traded on an exchange. Furthermore, in-the-money options on futures contracts on certain exchanges are automatically exercised on their expiration date.

Options on Currencies

Options on currencies grant the holder the right, but not the obligation, to buy or sell currency at a specified exchange rate during a specified period of time.

Supplemental Information About Financial Instruments and Commodities Markets

Participants

The two broad classes of persons who trade futures contracts are hedgers and speculators. Financial institutions that manage or deal in commodity and interest rate sensitive instruments, foreign currencies and stocks, and commercial market participants, including farmers and manufacturers, that market or process commodities, and which are exposed to commodity, currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur due to an adverse movement in the price of the underlying commodity, such as the adverse price movement between the time a farmer or manufacturer enters into a contract to buy or sell a commodity at a certain price and the time he must perform his obligations under the contract. The futures market enables the hedger to transfer the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that he expects to earn from his operations rather than to profit in his trading. The speculator, on the other hand, risks his capital in an attempt to make profits from price fluctuations in the commodities. Speculators rarely make or take delivery of the commodities underlying their contracts, but rather close out their positions by entering into offsetting purchases or sales of contracts prior to the delivery date. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

U.S. Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the CBOT, CME, NYMEX, ICE/NYBOT and CFE.

Each futures exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Non-U.S. Futures Exchanges

Foreign futures exchanges differ in certain respects from their U.S. counterparts. Non-U.S. futures exchanges are not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. futures exchanges.

Regulations

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor, and requires commodity trading advisors to maintain current and accurate records within the United States. If the registration of a Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. The Funds themselves are not registered with the CFTC in any capacity. Therefore, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC. See “Risk Factors—Risks Related to Regulatory Requirements and Potential Legislative Changes—Failure of FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator and commodity trading advisor), the FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond that limit.

Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading or to maintain an open position in futures contracts. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures interests contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

Trading in OTC markets, such as swaps and forward contracts, where no clearing facility is provided, generally does not require margin but generally does require the extension of credit between the counterparties. In such cases, dealers that maintain exposure to the Funds may require the Funds to post collateral or other similar assurance of performance.

PERFORMANCE OF COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. No performance information is presented with respect to the Short and VIX Funds, which have not traded prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of the Short and VIX Funds are purchased by the initial Authorized Participant for the Short and VIX Funds (all as described in the “Plan of Distribution” section of this Prospectus). The performance of the Short and VIX Funds will differ materially in certain respects from the performance of the Leveraged Funds which are included herein.

The Leveraged Funds, the performance of which are summarized herein, are materially different in certain respects from the Short and VIX Funds and the past performance summary of the Leveraged Funds are generally not representative of how the Short and VIX Funds might perform in the future.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$35,408,739
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$5,917,551
Net Asset Value as of September 30, 2010:	$9,651,779
Net Asset Value per Share[4] as of September 30, 2010:	$27.58
Worst Monthly Loss:[5]	-14.51%
(January 2010)
Worst Peak-to-Valley Loss:[6]	-28.90%
(Inception – February 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:1

	2008	2009	2010
January		-11.51%	-14.51%
February		-9.37%	6.89%
March		5.85%	-2.89%
April		0.66%	3.56%
May		26.77%	-13.83%
June		-4.85%	0.16%
July		5.57%	13.55%
August		-1.96%	-5.36%
September		2.33%	14.71%
October		5.82%
November	-1.59%	6.47%
December	-9.91%	3.47%
Annual	-11.34%	27.26%	N/A
Year-to-Date	N/A	N/A	-2.23%

[1]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$10,016,578
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$3,621,534
Net Asset Value as of September 30, 2010:	$1,334,848
Net Asset Value per Share[4] as of September 30, 2010:	$13.35
Worst Monthly Loss:[5]	-23.20%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-57.20%
(February 2009 – September 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:2

	2008	2009	2010
January		8.25%	15.02%
February		7.52%	-8.21%
March		-10.44%	1.86%
April		-3.46%	-4.33%
May		-23.20%	14.14%
June		0.93%	-1.55%
July		-8.52%	-12.92%
August		-0.65%	4.72%
September		-4.80%	-13.42%
October		-7.91%
November	1.14%	-7.92%
December	5.97%	-4.66%
Annual	7.18%	-45.43%	N/A
Year-to-Date	N/A	N/A	-8.72%

[2]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$2,339,788,198
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$214,473,976
Net Asset Value as of September 30, 2010:	$387,518,757
Net Asset Value per Share[4] as of September 30, 2010:	$10.14
Worst Monthly Loss:[5]	-40.05%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-69.39%
(Inception – April 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:3

	2008	2009	2010
January		-29.62%	-17.41%
February		-22.51%	16.44%
March		6.57%	9.05%
April		-10.92%	6.28%
May		58.86%	-30.86%
June		7.46%	-1.02%
July		-5.61%	6.72%
August		-6.46%	-16.13%
September		-1.64%	17.69%
October		16.57%
November	-1.38%	-1.68%
December	-40.05%	-2.91%
Annual	-40.88%	-14.59%	N/A
Year-to-Date	N/A	N/A	-19.65%

[3]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$814,047,332
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$27,043,870
Net Asset Value as of September 30, 2010:	$40,018,686
Net Asset Value per Share[4] as of September 30, 2010:	$13.34
Worst Monthly Loss:[5]	-40.18%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-72.36%
(February 2009 – April 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:4

	2008	2009	2010
January		20.65%	19.06%
February		15.74%	-17.55%
March		-23.29%	-9.94%
April		2.31%	-7.28%
May		-40.18%	37.38%
June		-11.11%	-2.10%
July		-1.14%	-8.74%
August		3.15%	16.03%
September		-4.21%	-16.55%
October		-17.10%
November	-2.35%	-1.21%
December	19.09%	1.00%
Annual	16.28%	-52.91%	N/A
Year-to-Date	N/A	N/A	-2.56%

[4]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$288,294,796
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$109,342,501
Net Asset Value as of September 30, 2010:	$203,705,598
Net Asset Value per Share[4] as of September 30, 2010:	$60.81
Worst Monthly Loss:[5]	-15.05%
(December 2009)
Worst Peak-to-Valley Loss:[6]	-16.93%
(November 2009 – January 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:5

	2008	2009	2010
January		10.61%	-2.22%
February		6.21%	4.96%
March		-8.60%	0.81%
April		-7.93%	11.30%
May		21.20%	4.29%
June		-8.76%	5.47%
July		0.44%	-12.14%
August		3.04%	13.12%
September		7.95%	9.62%
October		8.54%
November		26.93%
December	23.30%	-15.05%
Annual	23.30%	42.95%	N/A
Year-to-Date	N/A	N/A	38.00%

[5]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$205,215,526
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$123,839,530
Net Asset Value as of September 30, 2010:	$75,659,755
Net Asset Value per Share[4] as of September 30, 2010:	$33.78
Worst Monthly Loss:[5]	-22.76%
(November 2009)
Worst Peak-to-Valley Loss:[6]	-72.98%
(Inception – September 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return6:

	2008	2009	2010
January		-12.44%	0.61%
February		-8.58%	-6.45%
March		4.35%	-2.01%
April		6.15%	-11.01%
May		-18.90%	-5.46%
June		8.14%	-6.70%
July		-1.67%	12.44%
August		-4.12%	-12.50%
September		-8.81%	-9.53%
October		-9.09%
November		-22.76%
December	-22.47%	15.24%
Annual	-22.47%	-45.91%	N/A
Year-to-Date	N/A	N/A	-35.57%

[6]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Silver[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$248,455,915
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$87,788,490
Net Asset Value as of September 30, 2010:	$200,971,964
Net Asset Value per Share[4] as of September 30, 2010:	$85.52
Worst Monthly Loss:[5]	-20.90%
(June 2009)
Worst Peak-to-Valley Loss:[6]	-25.55%
(May 2009 – July 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return7:

	2008	2009	2010
January		30.91%	-9.19%
February		10.07%	-3.77%
March		-3.39%	16.36%
April		-8.72%	11.87%
May		48.18%	-2.78%
June		-20.90%	0.64%
July		-5.87%	-12.07%
August		11.41%	13.00%
September		25.22%	35.55%
October		-0.05%
November		17.86%
December	14.42%	-13.40%
Annual	14.42%	99.56%	N/A
Year-to-Date	N/A	N/A	49.90%

[7]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$271,202,968
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$146,553,560
Net Asset Value as of September 30, 2010:	$60,913,712
Net Asset Value per Share[4] as of September 30, 2010:	$21.91
Worst Monthly Loss:[5]	-37.42%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-91.24%
(Inception – September 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return8:

	2008	2009	2010
January		-30.75%	6.25%
February		-12.75%	-1.65%
March		-3.04%	-17.28%
April		4.15%	-13.65%
May		-37.42%	-3.39%
June		18.90%	-5.63%
July		0.97%	10.64%
August		-16.54%	-14.05%
September		-26.33%	-28.05%
October		-4.39%
November		-19.82%
December	-21.60%	11.08%
Annual	-21.60%	-76.00%	N/A
Year-to-Date	N/A	N/A	-53.44%

[8]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Euro [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$27,964,079
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$10,963,237
Net Asset Value as of September 30, 2010:	$12,106,899
Net Asset Value per Share[4] as of September 30, 2010:	$26.90
Worst Monthly Loss:[5]	-16.10%
(January 2009)
Worst Peak-to-Valley Loss:[6]	-34.40%
(November 2009 – June 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return9:

	2008	2009	2010
January		-16.10%	-6.28%
February		-2.14%	-3.74%
March		9.48%	-1.78%
April		-0.98%	-2.97%
May		14.01%	-15.18%
June		-1.71%	-0.90%
July		3.03%	13.32%
August		1.01%	-5.63%
September		4.06%	15.54%
October		1.04%
November	-3.10%	4.00%
December	20.70%	-9.23%
Annual	16.96%	3.03%	N/A
Year-to-Date	N/A	N/A	-10.70%

[9]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Euro [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$552,110,636
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$280,357,110
Net Asset Value as of September 30, 2010:	$277,619,839
Net Asset Value per Share[4] as of September 30, 2010:	$19.83
Worst Monthly Loss:[5]	-18.61%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-33.83%
(November 2008 – November 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return10:

	2008	2009	2010
January		17.58%	6.32%
February		1.29%	3.37%
March		-9.86%	1.30%
April		0.17%	2.58%
May		-12.88%	16.81%
June		0.93%	0.30%
July		-3.45%	-12.37%
August		-1.43%	5.33%
September		-4.24%	-14.03%
October		-1.41%
November	2.93%	-4.32%
December	-18.61%	9.68%
Annual	-16.22%	-10.84%	N/A
Year-to-Date	N/A	N/A	6.17%

[10]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Yen [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$6,684,405
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$5,428,305
Net Asset Value as of September 30, 2010:	$6,371,767
Net Asset Value per Share[4] as of September 30, 2010:	$31.86
Worst Monthly Loss:[5]	-15.60%
(February 2009)
Worst Peak-to-Valley Loss:[6]	-18.31%
(January 2009 – March 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return11:

	2008	2009	2010
January		1.67%	6.21%
February		-15.60%	2.89%
March		-3.21%	-9.78%
April		0.49%	-1.08%
May		6.81%	6.40%
June		-2.48%	5.51%
July		3.30%	4.39%
August		3.19%	5.59%
September		7.30%	0.99%
October		-0.79%
November	3.03%	8.35%
December	10.44%	-14.04%
Annual	13.79%	-8.11%	N/A
Year-to-Date	N/A	N/A	21.87%

[11]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of September 30, 2010. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Yen [1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of September 30, 2010:	$291,094,534
Aggregate Net Capital Subscriptions[3] as of September 30, 2010:	$199,121,001
Net Asset Value as of September 30, 2010:	$163,369,201
Net Asset Value per Share[4] as of September 30, 2010:	$16.67
Worst Monthly Loss:[5]	-10.60%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-33.94%
(March 2009 – September 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of September 30, 2010. Please see “Description of the Shares; the Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:12

	2008	2009	2010
January		-2.56%	-6.25%
February		17.12%	-3.39%
March		2.07%	10.27%
April		-1.17%	0.74%
May		-7.18%	-7.31%
June		1.58%	-5.58%
July		-3.95%	-4.67%
August		-3.66%	-5.79
September		-7.28%	-1.61
October		0.16%
November	-3.07%	-8.10%
December	-10.60%	15.36%
Annual	-13.35%	-1.10%	N/A
Year-to-Date	N/A	N/A	-22.19%

[12]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Leveraged Funds incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2010.

The Short and VIX Funds are newly formed and have no operating history.

Liquidity and Capital Resources

Prior to the date of this Prospectus, the Short and VIX Funds have not begun trading activities. In order to collateralize derivatives positions, a significant portion of the NAV of each Short and VIX Fund will be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements, whether denominated in U.S. dollars or the applicable foreign currency with respect to a Currency Fund). A portion of these investments may be posted as collateral in connection with swap agreements and/or used as margin for each Short and VIX Fund’s trading in futures and forward contracts, as applicable. The percentage that U.S. Treasury securities and other short-term fixed-income securities will bear to the shareholders’ equity of each Short and VIX Fund will vary from period to period as the market values of the underlying swaps, futures contracts and forward contracts change.

Each Short and VIX Fund’s underlying swaps, futures and forward contracts, as the case may be, will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, swaps and forward contracts are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. In the case of futures contracts, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no futures trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in such futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Short and VIX Fund from promptly liquidating its futures positions. Currently VIX futures contracts do not have daily limits.

With respect to the ProShares Short Gold Fund, entry into swap agreements or forward contracts may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties and, therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

As of the date of this Prospectus, the Trust is unaware of any other trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs.

Because the ProShares Short Gold Fund will enter into swaps and may trade futures and forward contracts and the ProShares Short DJ-UBS Natural Gas Fund and each VIX Fund will trade futures contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Results of Operations

During the time period from January 1, 2010 to December 23, 2010, the Short and VIX Funds had not yet commenced investment activities nor issued Shares. No Short and VIX Fund purchased or owned Financial

Instruments during this period. There were no receipts or disbursements of cash to or from a Short and VIX Fund during this period. No Short and VIX Fund received any revenue, capital gains (losses), or incurred any expenses, during this time period.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this Prospectus, the Short and VIX Funds have not used, nor do they expect to use in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Short and VIX Funds. While each Short and VIX Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on a Short and VIX Fund’s financial position.

Management fee payments made to the Sponsor will be calculated as a fixed percentage of each Short and VIX Fund’s NAV. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date. The agreement with the Sponsor may be terminated by either party upon 30 days written notice to the other party. One officer of the Trust also serves as an officer and owner of the Sponsor.

Market Risk

Trading in futures contracts will involve each Short and VIX Fund entering into contractual commitments to purchase or sell a commodity underlying the Short and VIX Fund’s benchmark at a specified date and price, should it hold such futures contract into the deliverable period. Should a Short Fund enter into a contractual commitment to sell a physical commodity, it would be required to make delivery of that commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the value of a commodity can rise is unlimited, entering into commitments to sell commodities would expose a Short Fund to theoretically unlimited risk.

Each Short and VIX Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of each Short and VIX Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When a Short and VIX Fund enters into swap agreements, futures contracts or forward contracts, as applicable, the Short and VIX Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions.

It is expected that swap and forward agreements will be contracted for directly with counterparties. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the ProShares Short Gold Fund.

Swap agreements do not generally involve the delivery of securities or other underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the ProShares Short Gold Fund’s risk of loss consists of the net amount of payments that the ProShares Short Gold Fund is contractually entitled to receive, if any. Swap counterparty risk will be generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery collateral posted in segregated tri-party accounts at the ProShares Short Gold Fund’s custodian bank.

Forward agreements do not involve the delivery of securities at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration, particularly in the case of currency forwards. Thus, prior to settlement, if the counterparty to a forward contract defaults, the ProShares Short Gold Fund’s risk of loss consists of the net amount of payments that such Fund is contractually entitled to receive, if any. However, if physically settled forwards are held until expiration (presently, there is no plan to do this), at the time of settlement, the ProShares Short Gold Fund may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

The Sponsor will attempt to minimize certain of these market and credit risks by normally:

•	executing and clearing trades with creditworthy counterparties, as determined by the Sponsor;

•	limiting the outstanding amounts due from counterparties to the Short and VIX Funds;

•	not posting margin directly with a counterparty;

•	limiting the amount of margin or premium posted at an FCM; and

•	ensuring that deliverable contracts are not held to such a date when delivery of the underlying asset could be called for.

The FCM for each Short and VIX Fund, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Short and VIX Fund, all assets of the Short and VIX Fund relating to domestic futures trading, and the FCM will not be allowed to commingle such assets with other assets of the FCM. In addition, CFTC regulations will also require the FCM to hold in a secure account assets of each Short and VIX Fund related to foreign futures trading.

Critical Accounting Policies

The Short and VIX Funds’ critical accounting policies will be as follows:

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments and actual results may differ from the estimates used.

Each Short and VIX Fund will have significant exposure to one or more types of Financial Instruments. The Short and VIX Funds will hold a significant portion of their assets in swaps, futures or forward contracts, as applicable, all of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

The use of fair value to measure Financial Instruments, with related unrealized gains or losses recognized in earnings in each period, will be fundamental to the Short and VIX Funds’ financial statements. The fair value of a Financial Instrument will be the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

Derivatives (e.g., futures, swaps and forward agreements) will be generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts, except for those entered into by the ProShares Short Gold Fund, will be generally valued at the last settled price on the applicable exchange on which that future trades. Futures contracts entered into by the ProShares Short Gold Fund will be valued at the last sales price prior to the time at which the NAV per Share of a Short and VIX Fund is determined. If there was no sale on that day, and for non-exchange-traded derivatives, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would be generally determined based on available inputs about the current value of the underlying financial instrument or commodity and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Fair value pricing may require subjective determinations about the value of an investment. While each Short and VIX Fund’s policy is intended to result in a calculation of the Short and VIX Fund’s NAV that fairly reflects investment values as of the time of pricing, the Short and VIX Fund cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that the Short and VIX Fund could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Short and VIX Fund may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Realized gains (losses) and changes in unrealized gain (loss) on open positions will be determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

DESCRIPTION OF THE DOW JONES—UBS COMMODITY INDEXSM AND SUB-INDEXES

Overview of the Dow Jones—UBS Family of Indices

The Dow Jones—UBS Commodity IndexSM (the “Dow Jones—UBS”) is designed to be a highly liquid and diversified benchmark for the commodity futures market. The performance of the commodity futures market is often very different than the performance of the physical commodities market. The Dow Jones—UBS is composed of futures contracts on 19 physical commodities. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity. In order to avoid delivery and maintain a long futures position, contracts nearing delivery must be sold and replaced with contracts that are further from delivery. This process is known as “rolling” a futures position. The Dow Jones—UBS is a “rolling index” which means that the Dow Jones—UBS does not take actual physical possession of the commodities it tracks, rather it purchases futures contracts of a commodity and as the time for contract delivery approaches it sells those contracts and purchases new futures contracts that have a more distant delivery date. The exact roll methodology differs between certain commodities.

The Dow Jones—UBS is comprised of commodities in eight different sectors including, petroleum, natural gas, livestock, grains, industrial metals, precious metals, softs and vegetable oils. These eight sectors track futures contracts prices of 19 specific commodities such as natural gas, crude oil, unleaded gasoline, heating oil, live cattle, lean hogs, wheat, corn, soybeans, soybean oil, aluminum, copper, zinc, nickel, gold, silver, sugar, cotton and coffee. The Dow Jones—UBS is designed to minimize concentration in any one commodity or sector. No single commodity may constitute less than 2% or more than 15% of the index. No related group of commodities (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the index as of the annual reweightings of the components. The Dow Jones—UBS family of indices also includes eight sub-indices that group commodities based on type, as well as single commodity sub-indices representing each of the 19 commodities that are currently tracked by the Dow Jones—UBS.

To determine its component weightings, the Dow Jones—UBS relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity. Liquidity is an important indicator of the value placed on a commodity by financial and physical market participants. The index also relies to a lesser extent on dollar-adjusted production data. The index thus relies on data that is endogenous to the futures markets (liquidity) and exogenous to the futures markets (production) in determining relative weightings. All data used in both the liquidity and production calculations is averaged over a five-year period.

In consultation with the DJ—UBS Commodity Index Advisory Committee, the DJ—UBS Commodity Index Supervisory Committee meets annually to determine the composition of the index in accordance with the rules established in the DJ—UBSCI Handbook. The Supervisory Committee consists of employees of UBS Securities LLC and Dow Jones & Company, Inc. (“Dow Jones”). DJ—UBS Commodity Index Advisory Committee members are drawn from the academic, financial and legal communities.

The Dow Jones—UBS is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the LME. Trading hours for the U.S. commodity exchanges are between 8:00 a.m. and 3:00 p.m. (Eastern Time). The Dow Jones—UBS ER contract trades exclusively on the CBOT’s electronic trading platform. The new Dow Jones—UBS ER futures contract will trade exclusively on the Exchange’s premier electronic trading platform, e-cbot®, from 8:15 a.m. – 1:30 p.m. Central Time, Monday through Friday. A daily settlement price for the index is published at approximately 5:00 p.m. (Eastern Time).

The Dow Jones—UBS is designed to provide:

•	Weightings that reflect economic significance

•	Diversification

•	Low volatility

•	Annual reweighting and rebalancing

•	Liquidity

Dow Jones—UBS Commodity IndexSM

ProShares Ultra DJ-UBS Commodity and ProShares UltraShort DJ-UBS Commodity are designed to track a multiple or an inverse multiple of the daily performance of the Dow Jones—UBS Commodity IndexSM. The Dow Jones—UBS Commodity Index is a proprietary index that UBS Securities LLC (successor to AIG Financial Products Corp.) developed and that Dow Jones, in conjunction with UBS Securities LLC, calculates. The methodology for determining the composition and weighting of the Index and for calculating its level is subject to modification by the Sponsors any time. Dow Jones disseminates the Index level at least every 15 seconds from 8:00 a.m. to 3:00 p.m. (Eastern Time), and publishes a daily Index level at approximately 5:00 p.m. (Eastern Time), each business day on its website at http://www.djindexes.com and on other major market data vendors.

The Index is re-weighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Index are determined each year in June or July by UBS Securities LLC and Dow Jones under the supervision of the Dow Jones—UBS Commodity Index Oversight Committee, announced after approval by the Committee and implemented the following January.

The Index is designed to track rolling futures positions in a diversified basket of 19 exchange-traded futures contracts on physical commodities. The 19 physical commodities selected for 2009 are natural gas, crude oil, unleaded gasoline, heating oil, live cattle, lean hogs, wheat, corn, soybeans, soybean oil, aluminum, copper, zinc, nickel, gold, silver, sugar, cotton and coffee.

The Index tracks what is known as a rolling futures position, which is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery on a nearby date are sold prior to that date and futures contracts on physical commodities that have a more distant delivery date are purchased. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll for each Index component occurs over a period of five Dow Jones—UBS business days in certain months according to a pre-determined schedule. The exact roll methodology differs between certain commodities. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

The Dow Jones—UBS Commodity Index is intended to reflect the overall commodity sector by measuring the performance of commodity futures contracts. The performance of the commodity futures market is often very different than the performance of the physical commodities market. The Index tracks 19 commodities from eight broad sectors such as petroleum, natural gas, livestock, grains, industrial metals, precious metals, softs and vegetable oil. The Index is composed of notional amounts of the futures contracts for each of the Index commodities with the weighting of each commodity broadly based in proportion to historical levels of the world’s production and supplies of such Index commodity. As of the date of this Prospectus, the Dow Jones—UBS Commodity Index is the basis for a listed and traded futures contract on the CBOT. Futures contracts on the Index commodities currently trade on U.S. futures exchanges, with the exception of aluminum, nickel and zinc, which trade on the LME.

Dow Jones—UBS Crude Oil Sub-IndexSM

ProShares Ultra DJ-UBS Crude Oil and ProShares UltraShort DJ-UBS Crude Oil are designed to track a multiple or an inverse multiple of the daily performance of the Dow Jones—UBS Crude Oil Sub-IndexSM. The Dow Jones—UBS Crude Oil Sub-IndexSM is intended to reflect the performance of crude oil as measured by the price of futures contracts of sweet, light crude oil traded on the NYMEX, including roll costs, without regard to income earned on cash positions. The performance of the crude oil futures market is often very different than the performance of the physical crude oil market.

The Index tracks what is known as a rolling futures position, which is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery on a nearby date are sold prior to that date and futures contracts on physical commodities that have a more distant delivery date are purchased. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll for each Index component occurs over a period of five Dow Jones—UBS business days in certain months according to a pre-determined schedule. The exact roll methodology differs between certain commodities. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Dow Jones—UBS Natural Gas Sub-IndexSM

ProShares Short DJ-UBS Natural Gas is designed to track the inverse of the daily performance of the Dow Jones—UBS Natural Gas Sub-IndexSM. The Dow Jones—UBS Natural Gas Sub-IndexSM is intended to reflect the performance of natural gas as measured by the price of futures contracts of natural gas traded on the NYMEX, including roll costs, without regard to income earned on cash positions. The performance of the natural gas futures market is often very different than the performance of the physical natural gas market.

The Index tracks what is known as a rolling futures position, which is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery on a nearby date are sold prior to that date and futures contracts on physical commodities that have a more distant delivery date are purchased. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll for each Index component occurs over a period of five Dow Jones—UBS business days in certain months according to a pre-determined schedule. The exact roll methodology differs between certain commodities. The Index will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Natural gas accounts for almost a quarter of U.S. energy consumption. The price of natural gas is established by the supply and demand conditions in the North American market, and more particularly, in the main refining center of the U.S. Gulf Coast. Demand for natural gas by consumers, as well as agricultural, manufacturing and transportation industries, determines overall demand for natural gas. Since the precursors of product demand are linked to economic activity, natural gas demand will tend to reflect economic conditions. However, other factors such as weather significantly influence natural gas demand.

Information About the Index Licensor

“Dow Jones,” “UBS®,” “Dow Jones—UBS Commodity IndexSM,” “Dow Jones—UBS Crude Oil Sub-IndexSM,” “Dow Jones—UBS Natural Gas Sub-IndexSM,” and “DJ—UBSSM” are service marks of Dow Jones and UBS Securities LLC, as the case may be, and have been licensed for use for certain purposes by the Trust (“Licensee”). Dow Jones—UBS Commodity IndexSM, Dow Jones—UBS Crude Oil Sub-IndexSM and Dow Jones—UBS Natural Gas Sub-IndexSM are collectively referred to as the Indexes.

The Funds are not sponsored, endorsed, sold or promoted by Dow Jones or UBS Securities LLC or any of their subsidiaries or affiliates. None of Dow Jones, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Funds particularly. The only relationship of Dow Jones, UBS Securities LLC or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Indexes, which are determined, composed and calculated by Dow Jones in conjunction with UBS Securities LLC regard to the Licensee or the Funds. Dow Jones and UBS Securities LLC have no obligation to take the needs of the Licensee or the shareholders of the Funds into consideration in determining, composing or calculating the Indexes. None of Dow Jones, UBS Securities LLC or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Shares of the Funds that have been or are to be issued or in the determination or calculation of the equation by which the Shares of the Funds are converted into cash. None of Dow Jones, UBS Securities LLC or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Fund shareholders, in connection with the administration, marketing or trading of the Funds. In addition, UBS Securities LLC and its subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Indexes), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones—UBS Commodity IndexSM, and Fund Shares.

Fund shareholders should not conclude that the inclusion of a futures contract in the Dow Jones—UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS Securities LLC or any of their subsidiaries or affiliates. The information in this Prospectus regarding the Index components has been derived solely from publicly available documents. None of Dow Jones, UBS Securities LLC or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones—UBS Commodity IndexSM components in connection with Funds. None of Dow Jones, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Index components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN AND NONE OF DOW JONES, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, FUND SHAREHOLDERS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES LLC AND THE LICENSEE.

DESCRIPTION OF THE COMMODITY BENCHMARKS

Gold

ProShares Ultra Gold, ProShares Short Gold and ProShares UltraShort Gold are designed to track a multiple, the inverse or an inverse multiple of the daily performance of gold bullion as measured by the U.S. Dollar p.m. fixing price for delivery in London. The Funds do not directly or physically hold the underlying gold, but instead, seek exposure to gold through the use of Financial Instruments (primarily exchange-traded futures contracts and OTC forward contracts) whose value is based on the underlying price of gold to pursue their investment objective. The benchmark price of gold is the U.S. Dollar price of gold bullion as measured by the London afternoon fixing price per troy ounce of unallocated gold bullion for delivery in London through a member of the London Bullion Market Association, or LBMA, authorized to effect such delivery.

The price of gold is volatile with fluctuations expected to affect the value of the Shares of the Fund. The price movement of gold may be influenced by a variety of factors, including announcements from central banks regarding reserve gold holdings, agreements among central banks, political uncertainties and economic concerns. The gold market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options.

A London gold “fix” is conducted each trading day at 3:00 p.m. London time providing reference gold prices for that day’s trading. Many long-term contracts are priced on the basis of the London gold fix and market participants will usually refer to the London gold fix when looking for a basis for valuation. The Sponsor believes that the London fix is the most widely used benchmark for daily gold prices and is quoted by various major market data vendors.

Silver

ProShares Ultra Silver and ProShares UltraShort Silver are designed to track a multiple or an inverse multiple of the daily performance of silver bullion as measured by the U.S. Dollar fixing price for delivery in London. The Funds do not directly or physically hold the underlying silver, but instead seek exposure to silver through the use of Financial Instruments whose value is based on the underlying price of silver to pursue their investment objective. The benchmark price of silver is the U.S. Dollar price of silver bullion as measured by the London fixing price per troy ounce of unallocated silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery.

The price of silver is volatile with fluctuations expected to affect the value of the Shares. The largest industrial users of silver are the photographic, jewelry, and electronic industries and developments in these industries among other factors may influence the price of silver. Like gold, the silver market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options.

A London silver “fix” is conducted each trading day at 12:00 p.m. London time providing reference silver prices for that day’s trading. Many long-term contracts are priced on the basis of the London silver fix and market participants will usually refer to the London silver fix when looking for a basis for valuation. The Sponsor believes that the London fix is the most widely used benchmark for daily silver prices and is quoted by various major market data vendors.

DESCRIPTION OF THE CURRENCIES BENCHMARKS

ProShares Ultra Euro, ProShares Ultra Yen, ProShares UltraShort Euro and ProShares UltraShort Yen are designed to track a multiple or an inverse multiple of the daily performance of the applicable currency as measured by the U.S. Dollar. These Funds use the 4:00 p.m. (Eastern Time) spot prices of the Euro and Japanese yen exchange rates as provided by Reuters, expressed in terms of U.S. Dollars per unit of foreign currency, as the basis for the spot prices of the underlying benchmark. A Currency Fund does not necessarily directly or physically hold the underlying currency and may instead seek exposure through the use of Financial Instruments whose value is based on the price of the underlying currency to pursue its investment objective.

Euro

ProShares Ultra Euro and ProShares UltraShort Euro are designed to track a multiple or an inverse multiple of the daily performance of the Euro spot price versus the U.S. Dollar. These Funds use the 4:00 p.m. (Eastern Time) Euro exchange rate as provided by Reuters, expressed in terms of U.S. Dollars per unit of foreign currency, as the basis for the underlying benchmark.

In 1998, the European Central Bank in Frankfurt was organized by Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain in order to establish a common currency—the Euro. In 2001, Greece joined as the twelfth country adopting the Euro as its national currency. Unlike the U.S. Federal Reserve System, the Bank of Japan and other comparable central banks, the European Central Bank is a central authority that conducts monetary policy for an economic area consisting of many otherwise largely autonomous states.

At its inception on January 1, 1999, the Euro was launched as an electronic currency used by banks, foreign exchange dealers and stock markets. In 2002, the Euro became cash currency for approximately 300 million citizens of 12 European countries. On May 1, 2004, ten additional countries joined the European Union, of which four have adopted the Euro as their national currency. These countries are Cyprus, Malta, Slovakia and Slovenia.

According to the Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity in April 2007—Final results (the “BIS Survey”), average daily turnover of the U.S. Dollar in the foreign exchange market accounts for approximately 86% of global foreign exchange transactions, which makes it the most-traded currency in the world. The average daily turnover of the Euro in the foreign exchange market accounts for approximately 37% of global foreign exchange transactions, which makes it the second-most-traded currency in the world. The U.S. Dollar/Euro pair has an average daily turnover of approximately $840 billion, which makes it the most-traded currency pair, accounting for approximately 27% of the global foreign exchange transactions.

Although the European countries that have adopted the Euro are members of the European Union, the United Kingdom, Denmark and Sweden are European Union members that have not adopted the Euro as their national currency.

Japanese Yen

ProShares Ultra Yen and ProShares UltraShort Yen are designed to track a multiple or an inverse multiple of the daily performance of the Yen spot price versus the U.S. Dollar. These Funds use the 4:00 p.m. (Eastern Time) Yen exchange rate as provided by Reuters, expressed in terms of U.S. Dollars per unit of foreign currency, as the basis for the underlying benchmark.

The Japanese Yen has been the official currency of Japan since 1871. The Bank of Japan has been operating as the central bank of Japan since 1882.

As of April 2007 the average daily turnover in the foreign exchange market was approximately $3.2 trillion. The average daily turnover of the Japanese Yen in the foreign exchange market accounts for approximately 16.5% of global foreign exchange transactions, which makes it the third-most-traded currency in the world. The U.S. Dollar/Japanese Yen pair has an average daily turnover of approximately $397 billion, which makes it the second most traded currency pair, accounting for approximately 13% of global foreign exchange transactions.

A portion of the above information was obtained from the BIS Survey information which comes from the Bank for International Settlements and maintains a website at www.bis.org.

DESCRIPTION OF THE VIX FUNDS’ BENCHMARKS

The VIX Funds’ Benchmarks – the S&P 500 VIX Short-Term Futures Index and S&P 500 VIX Mid-Term Futures Index

The VIX Funds seek to offer exposure to forward equity market volatility by obtaining exposure to the Indexes, which are based on publicly traded VIX futures contracts. The VIX, which is not the VIX Funds’ benchmark, is calculated based on the prices of put and call options on the S&P 500. The Indexes are intended to reflect the returns that are potentially available through an unleveraged investment in the VIX futures contracts comprising the applicable VIX Futures Index.

The Short-Term Index employs rules for selecting VIX futures contracts comprising the Short-Term Index and a formula to calculate a level for the Index from the prices of these VIX futures contracts. Specifically, these VIX futures contracts represent the prices of two near-term VIX futures contracts, replicating a position that rolls the nearest month VIX futures to the next month VIX futures on a daily basis in equal fractional amounts. This results in a constant weighted average maturity of one-month. The roll period begins on the Tuesday prior to the monthly CBOE VIX futures settlement and runs through the Tuesday prior to the subsequent month’s CBOE VIX futures settlement date.

The Mid-Term Index also employs rules for selecting VIX futures contracts comprising the Mid-Term Index and a formula to calculate a level for the Index from the prices of these VIX futures contracts. Specifically, these VIX futures contracts represent the prices for four contract months of VIX futures, representing a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts. The Mid-Term Index rolls continuously throughout each month while maintaining positions in the fifth and sixth month contracts. This results in a constant weighted average maturity of five-months.

The level of each Index is calculated in accordance with the method described in “Composition and Calculation of the VIX Futures Indexes—Composition of the VIX Futures Indexes” below. The level of each Index in real time and at the close of trading on each Index business day will be published by Bloomberg L.P. under the following ticker symbols:

Index	Bloomberg Ticker Symbol
S&P 500 VIX Short-Term Futures Index	SPVXSPID
S&P 500 VIX Mid-Term Futures Index	SPVXMPID

The performance of the Indexes is influenced by the S&P 500 (and options thereon) and the VIX. A description of VIX futures contracts, the VIX and the S&P 500 follows.

The S&P 500

The S&P 500 is an index that measures large-cap U.S. stock market performance. It is a float-adjusted market capitalization weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as liquidity, price, market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis. As of May 31, 2010, the S&P 500 included companies with capitalizations between $1.03 billion and $280 billion. The average capitalization of the companies comprising the Index was approximately $19.31 billion.

S&P publishes the S&P 500. The daily calculation of the current value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average initial market value of the common stocks of 500 similar companies at the time of the inception of the S&P 500. The 500 companies are not the 500 largest publicly traded companies and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500 with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time-to-time, in its sole discretion, add companies to, or delete companies from, the S&P 500 to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.

THE VIX FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE VIX FUNDS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE VIX FUNDS PARTICULARLY OR THE ABILITY OF THE INDEXES TO TRACK THE PERFORMANCE OF CERTAIN FINANCIAL MARKETS AND/OR SECTIONS THEREOF AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES. S&P’S AND CBOE’S ONLY RELATIONSHIP TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE VIX FUNDS. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE OWNERS OF THE VIX FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEXES. S&P AND CBOE ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE VIX FUNDS OR THE TIMING OF THE ISSUANCE OR SALE OF THE VIX FUNDS OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE VIX FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE VIX FUNDS.

NEITHER S&P, ITS AFFILIATES NOR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN AND S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P AND CBOE MAKE NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC, OWNERS OF THE VIX FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIM ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The VIX

The VIX is a benchmark index designed to measure the implied volatility of an index of large-cap U.S. stocks over 30 days in the future, and is calculated based on the prices of certain put and call options on the S&P

500. The VIX is reflective of the premium paid by investors for certain options linked to the level of the S&P 500. During periods of rising investor uncertainty, including periods of market instability, the implied level of volatility of the S&P 500 typically increases and, consequently, the prices of options linked to the S&P 500 typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to increase. The VIX has historically had a negative correlation to the S&P 500. The VIX was developed by the CBOE and is calculated, maintained and published by the CBOE. The CBOE has no obligation to continue to publish, and may discontinue the publication of, the VIX. The VIX is reported by Bloomberg L.P. under the ticker symbol “VIX.”

The calculation of the VIX involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500® Index (“SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions. Although the VIX measures the 30-day forward volatility of the S&P 500 as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX level, a broad range of out-of-the money SPX Options expiring on the two closest nearby months (“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the VIX rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

VIX Futures Contracts

Both the Short-Term Index and the Mid-Term Index are comprised of VIX futures contracts. VIX futures contracts were first launched for trading by the CBOE in 2004. VIX futures have expirations ranging from the front month consecutively out to the tenth month. VIX futures contracts allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VIX. Investors that believe the implied volatility of the S&P 500 will increase may buy VIX futures, expecting that the level of the VIX will increase. Conversely, investors that believe that the implied volatility of the S&P 500 will decline may sell VIX futures, expecting that the level of the VIX will fall. VIX futures are reported by Bloomberg L.P. under the ticker symbol “VX.”

While the VIX represents a measure of the current expected volatility of the S&P 500 over the next 30 days, the prices of VIX futures are based on the current expectation of what the expected 30-day volatility (VIX index) will be at a particular time in the future (on the expiration date). To illustrate, on July 30, 2010, the VIX was 23.5 and the price of the October 2010 VIX futures expiring on October 20, 2010 was 29.7. In this example, the price of the VIX represented the 30-day implied, or “spot,” volatility (the volatility expected for the period from July 30 to August 30, 2010) of the S&P 500 and the October VIX futures represented forward implied volatility (the volatility expected for the period from October 20 to November 20, 2010) of the S&P 500. The spot/forward relationship between the VIX and VIX futures has two noteworthy consequences: (1) the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX; and (2) you cannot create a position equivalent to one in VIX futures contracts by buying the VIX and holding the position to the futures expiration date while financing the transaction.

The Futures Markets

At any given time, the VIX Futures Indexes are comprised of VIX futures contracts, which at any given time represent one or more VIX futures contracts. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”). VIX futures contracts may be traded on any one or a combination of regulated futures exchanges, in the OTC market and on various types of electronic trading facilities and markets. At present, all of the contracts included in the Indexes are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price. Because the VIX is not a tangible item that can be purchased and sold directly, a VIX futures contract provides for the payment and receipt of cash based on the level of the VIX at settlement or liquidation of the contract.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract. Current margin requirements for VIX futures contracts are $6,250 per contract for the initial margin and $5,000 per contract for the maintenance margin.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a FCM, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November VIX futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Composition and Calculation of the VIX Futures Indexes

Composition of the VIX Futures Indexes

The Short-Term Index and Mid-Term Index are composed of VIX futures contracts with a daily rolling long position in contracts of specified maturities and are intended to reflect the returns that are potentially available through an unleveraged investment in those contracts. The Short-Term Index measures the return from a rolling long position in the first and second month VIX futures contracts. The Short-Term Index rolls continuously throughout each month from the first month VIX futures contract into the second month VIX futures contract. The Mid-Term Index measures the return from a rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts. The Mid-Term Index rolls continuously throughout each month from the fourth month contract into the seventh month contract while maintaining positions in the fifth month and sixth month contracts.

The VIX Futures Indexes roll on a daily basis. One of the effects of daily rolling is to maintain a constant weighted average maturity for the underlying futures contracts. Certain futures contracts, like those on the VIX, specify a date for settlement in cash based on the price of the underlying asset or index. Once this date is reached, the futures contract “expires.” As described in more detail below, the VIX Futures Indexes operate by, on a daily basis, selling VIX futures contracts with a nearby settlement date and purchasing VIX futures contracts which settle on a later date. The roll for each contract occurs on each Index business day according to a pre-determined schedule that has the effect of keeping constant the weighted average maturity of the relevant futures contracts. This process is known as “rolling” a futures position, and each Index is a “rolling index.” The constant weighted average maturity for the futures underlying the Short-Term Index is one month and for the futures underlying the Mid-Term Index is five months. Rolling futures contracts may have certain adverse consequences as described in the section entitled “Risk Factors.”

Calculation of the VIX Futures Indexes

On any business day, t, the Index is calculated as follows:

where:

IndexERt-1 = The Index Excess Return on the preceding business day, defined as any date on which the index is calculated.

CDRt = Contract Daily Return, as determined by the following formula:

where:

t-1 = the preceding business day.

TDWOt = Total Dollar Weight Obtained on t, as determined by the following formula for each of the Indexes:

TDWIt-1 = Total Dollar Weight Invested on t-1, as determined by the following formula for each of the Indexes:

where:

CRWi,t = Contract Roll Weight of the ith VIX futures contract on date t.

DCRPi,t = Daily Contract Reference Price of the ith VIX futures contract on date t.

m = For the S&P 500 VIX Short-Term Futures Index m =1. For the S&P 500 VIX Mid-Term Futures Index m =4.

n = For the S&P 500 VIX Short-Term Futures Index n = 2. For the S&P 500 VIX Mid-Term Futures Index n =7.

Contract Rebalancing

The roll period starts on the Tuesday prior to the monthly VIX futures settlement date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s VIX futures settlement date. Thus, the VIX Futures Indexes are rolling on a continual basis. On the business date after the current roll period ends the following roll period will begin.

In calculating the Excess Return of each of the VIX Futures Indexes, the Contract Roll Weights (CRWi,t) of each of the contracts in the Indexes, on a given day, t, are determined as follows:

S&P 500 VIX Short-Term Futures Index

where:

dt	=	The total number of business days in the current roll period beginning with, and including, the starting VIX futures settlement date and ending with, but excluding, the following VIX futures settlement date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure.

dr	=	The total number of business days within a roll period beginning with, and including, the following business day and ending with, but excluding, the following VIX futures settlement date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday, corresponding to the start of the roll period, all of the weight is allocated to the first month contract. Then on each subsequent business day a fraction of the first month VIX futures holding is sold and an equal notional amount of the second month VIX futures is bought. The fraction, or quantity, is proportional to the number of first month VIX futures contracts as of the previous VIX Futures Index roll day, and inversely proportional to the length of the current roll period. In this way the initial position in the first month contract is progressively moved to the second month one over the course of the month, until the following Roll Period starts when the old second month VIX futures contract becomes the new first month VIX futures contract and gets sold every day afterward as the process begins again.

In addition to the transactions described above, the weight of each component VIX futures contract is also adjusted every day to ensure that the change in total dollar exposure for the Short-Term Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

S&P 500 VIX Mid-Term Futures Index

At the close on the Tuesday, corresponding to the start of the roll period, an equal weight is allocated to the fourth, fifth and sixth month contracts. Then on each subsequent business day a fraction of the fourth month VIX futures holding is sold and an equal notional amount of the seventh month VIX futures is bought. The fraction, or quantity, is proportional to the number of fourth month VIX futures contracts as of the previous index roll day, and inversely proportional to the length of the current roll period. In this way the initial position in the fourth month contract is progressively moved to the seventh month contract over the course of the month, until the following roll period start when the old fifth month VIX futures contract becomes the new fourth month VIX futures contract and gets sold every day afterwards as the process begins again. In addition to the transactions described above, the weight of each component VIX futures contract is also adjusted every day to ensure that the change in total dollar exposure for the Mid-Term Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of each Geared Fund are, or will be, used by each Fund to enter into Financial Instruments relating to that Fund’s benchmark. Substantially all of the proceeds of the offering of the Shares of each VIX Fund will be used by such Fund to invest in VIX futures contracts. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and collateralized repurchase agreements, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that may be used as margin or serve as collateral for Financial Instruments relating to that Fund’s benchmark with a view to achieving, before fees and expenses, the Fund’s investment objective.

To the extent that a Fund trades in futures contracts on United States exchanges, the assets deposited by such Fund with its FCM (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected PBC and RBC as its initial FCMs. Each of PBC and RBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and each Fund and as such arranges for the execution and clearing of each Fund’s futures and options on futures transactions, as applicable. Each of PBC and RBC acts as clearing broker for many other funds and individuals. On or about January 1, 2004, the assets and the accounts of the Global Derivatives Business of Prudential Equity Group, Inc. (f/k/a Prudential Securities Incorporated) were transferred to Prudential Financial Derivatives, LLC, which was renamed Prudential Bache Commodities, LLC in 2007. Each of PBC and RBC is registered as a FCM with the CFTC and is a member of the NFA. PBC and RBC are clearing members of the CBOT, CME, NYMEX, and all other major United States commodity exchanges. Neither PBC nor RBC is affiliated with or acts as a supervisor of the Trust or any Fund or the Sponsor, the Trustee, the Administrator, or the Custodian. Neither PBC nor RBC acts as an underwriter or sponsor of the offering of the Shares and neither has passed upon the merits of participating in this offering. Neither PBC nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Neither PBC nor RBC provides any commodity trading advice regarding any Funds’ trading activities. Investors should not rely upon PBC or RBC in deciding whether to invest in any Fund or retain their interests in any Fund. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace PBC and/or RBC as each Fund’s clearing broker.

To the extent, if any, that a Fund enters into trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of each Fund, including investing in cash equivalents that serve as collateral for the Financial Instruments as described above.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for each Fund is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for all of the Leveraged Funds, the analysis assumes that the average daily NAV per Leveraged Fund is $25.00. For purposes of calculating the amounts in the Breakeven Table for the Short Funds, the analysis assumes that the average daily NAV per Short Fund is $50.00, and for purposes of calculating the amounts in the Breakeven Table for the VIX Funds, the analysis assumes that the average daily NAV per VIX Fund is $80.00.

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares Ultra DJ- UBS Commodity		ProShares Ultra DJ- UBS Crude Oil		ProShares Ultra Gold			ProShares Ultra Silver			ProShares Ultra Euro		ProShares Ultra Yen
	$	%	$	%	$		%	$		%	$	%	$	%
Selling price per share	25.00		25.00		25.00			25.00			25.00		25.00
Management fee[2]	0.24	0.95%	0.24	0.95%	0.24		0.95%	0.24		0.95%	0.24	0.95%	0.24	0.95%
Brokerage commissions and fees[3]	0.00	0.00%	0.02	0.09%	NM	*	NM *	NM	*	0.01%	0.00	0.00%	0.00	0.00%
Other expenses[4]	0.00	0.00%	0.00	0.00%	0.00		0.00%	0.00		0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.24	0.95%	0.26	1.04%	0.24		0.95%	0.24		0.96%	0.24	0.95%	0.24	0.95%
Interest income[5]	(0.01)	(0.03)%	(0.01)	(0.03)%	(0.01)		(0.03)%	(0.01)		(0.03)%	(0.01)	(0.03)%	(0.01)	(0.03)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[6]	0.23	0.92%	0.25	1.01%	0.23		0.92%	0.23		0.93%	0.23	0.92%	0.23	0.92%

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares UltraShort DJ-UBS Commodity		ProShares UltraShort DJ-UBS Crude Oil		ProShares UltraShort Gold			ProShares UltraShort Silver			ProShares UltraShort Euro		ProShares UltraShort Yen
	$	%	$	%	$		%	$		%	$	%	$	%
Selling price per share	25.00		25.00		25.00			25.00			25.00		25.00
Management fee[2]	0.24	0.95%	0.24	0.95%	0.24		0.95%	0.24		0.95%	0.24	0.95%	0.24	0.95%
Brokerage commissions and fees[3]	0.00	0.00%	0.03	0.12%	NM	*	0.01%	NM	*	0.01%	0.00	0.00%	0.00	0.00%
Other expenses[4]	0.00	0.00%	0.00	0.00%	0.00		0.00%	0.00		0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.24	0.95%	0.27	1.07%	0.24		0.96%	0.24		0.96%	0.24	0.95%	0.24	0.95%
Interest income[5]	(0.01)	(0.03)%	(0.01)	(0.03)%	(0.01)		(0.03)%	(0.01)		(0.03)%	(0.01)	(0.03)%	(0.01)	(0.03)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[6]	0.23	0.92%	0.26	1.04%	0.23		0.93%	0.23		0.93%	0.23	0.92%	0.23	0.92%

	Dollar Amount and Percentage of Expenses per Fund
Expenses[1]	ProShares Short DJ-UBS Natural Gas		ProShares Short Gold			ProShares VIX Short-Term Futures ETF		ProShares VIX Mid-Term Futures ETF
	$	%	$		%	$	%	$	%
Selling price per share	50.00		50.00			80.00		80.00
Management fee[2]	0.48	0.95%	0.48		0.95%	0.68	0.85%	0.68	0.85%
Brokerage commissions and fees[3]	0.03	0.06%	NM	*	0.01%	0.00	0.00%	0.00	0.00%
Other expenses[4]	0.00	0.00%	0.00		0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.51	1.01%	0.48		0.96%	0.68	0.85%	0.68	0.85%
Interest income[5]	(0.03)	(0.03)%	(0.03)		(0.03)%	(0.09)	(0.11)%	(0.09)	(0.11)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[6]	0.48	0.98%	0.45		0.93%	0.59	0.74%	0.59	0.74%

*	Not meaningful – amount is less than $0.01 or 0.005%.
1.

The breakeven analysis set forth in this column assumes that the Shares have a constant month end NAV and is based on $25.00 as the NAV per Share of each of the Leveraged Funds, $50.00 as the NAV per Share of each of the Short Funds and $80.00 as the NAV per Share of each of the VIX Funds. The actual NAV of each Leveraged Fund differs and is likely to change on a daily basis. The initial price per Share to be paid by the initial Authorized Participants is $50.00 per Share for each of the Short Funds and $80.00 per Share for each of the VIX Funds. The actual NAV of each of the Short Funds and VIX Funds will differ after the initial purchases by the initial Authorized Participants and is likely to change on a daily basis.

2.

From the Management Fee, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers and for the VIX Funds only, brokerage commissions on futures contracts.

3.

The Funds are subject to brokerage commissions including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The effects of trading spreads, financing costs/fees associated with Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities are not included in this analysis. In addition, the Sponsor will pay the brokerage commissions on futures contracts for the VIX Funds.

4.

In connection with orders to create and redeem Creation Units, Authorized Participants pay a fixed transaction fee in the amount of up to $500 per order. In connection with orders to create and redeem Creation Units, the Funds may also receive a variable fee of up to 0.10% of the value of the Creation Units that are purchased or sold from Authorized Participants. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Creation Unit-by-Creation Unit basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

5.

Based on current U.S. Treasury securities yields and anticipated investment levels in the various Funds, the breakeven analysis assumes an interest rate of 0.03% for the Leveraged Funds and the Short Funds, and 0.11% for the VIX Funds.

6.

Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Funds during the first twelve months of investment is the following percentage per annum of the Funds’ average daily NAV, plus the amount of any commissions charged by the investor’s broker:

Name of Fund	Percentage
ProShares Ultra DJ-UBS Commodity	0.95%
ProShares UltraShort DJ-UBS Commodity	0.95%
ProShares Ultra DJ-UBS Crude Oil	1.04%
ProShares UltraShort DJ-UBS Crude Oil	1.07%
ProShares Short DJ-UBS Natural Gas	1.01%
ProShares Ultra Gold	0.95%
ProShares Short Gold	0.96%
ProShares UltraShort Gold	0.96%
ProShares Ultra Silver	0.96%
ProShares UltraShort Silver	0.96%
ProShares Ultra Euro	0.95%
ProShares UltraShort Euro	0.95%
ProShares Ultra Yen	0.95%
ProShares UltraShort Yen	0.95%
ProShares VIX Short-Term Futures ETF*	0.85%
ProShares VIX Mid-Term Futures ETF*	0.85%

*	The Sponsor pays brokerage commissions on futures contracts for the VIX Funds. Shareholders will be provided reasonable advance notice of changes to this and any other fee arrangement.

Each Fund will break even only if its annual return from trading, plus its annual interest income equals its fees and expenses per annum.

Operational Stage

Management Fee

Each Geared Fund pays the Sponsor a management fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV. Each VIX Fund pays the Sponsor a management fee, monthly in arrears, in an amount equal to 0.85% per annum of its average daily NAV.

No other management fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor pays Dow Jones—UBS a licensing fee for each Dow Jones—UBS sub-index used as a benchmark for a Commodity Index Fund. The Sponsor will pay S&P a licensing fee for use of the Index as a benchmark for the VIX Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor and Transfer Agent, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding .021% per annum of the NAV of a Fund, FINRA filing fees, individual K-1 preparation and mailing fees not exceeding .10% per annum of the NAV of a Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

Each Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation.

Brokerage Commissions and Fees

Each Fund, except the VIX Funds, pays all of its brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The Sponsor will pay brokerage commissions on futures contracts for the VIX Funds.

Other Transaction Costs

The Funds bear other transaction costs including the effects of trading spreads and financing costs/fees associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund).

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Geared Fund, and 25,000 Shares of a VIX Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to (1) deposit cash with the Custodian of the Fund, and (2) if permitted by the Sponsor in its sole discretion with respect to a VIX Fund, enter into or arrange for an EFCRP or block trade with the VIX Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded VIX futures contracts at or near the closing settlement price for such contracts on the purchase order date.

EFCRP is a technique (originated in physical commodity markets) permitted by the rules of the applicable futures exchange that, as utilized by a VIX Fund, would allow such Fund to take a position in a VIX futures contract from an Authorized Participant rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially, and because the futures position that a VIX Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a VIX Fund. A block trade is a technique that permits the VIX Fund to obtain a futures position without going through the market auction system and can generally be viewed as transactions beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit, unless the fixed transaction fee is waived or otherwise adjusted by the Sponsor. In connection with orders to create and redeem Creation Units, the Funds may also receive a variable transaction fee up to 0.10% of the value of each Creation Unit that is purchased from or sold to Authorized Participants unless the variable transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides Authorized Participants with prompt notice in advance of any such waiver or adjustment of transaction fees. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “1933 Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” means any day other than a day when any of the NYSE Arca, the NYSE, and as applicable to the underlying benchmark, the CME, CBOT, ICE/NYBOT, LME, NYMEX/COMEX, CBOE or CFE is closed for regular trading. Purchase orders must be placed one hour prior to the earliest applicable closing time of the exchange upon which a benchmarked commodity or component of an index trades or upon the platform which a currency is valued. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Geared Fund, or 25,000 Shares of the applicable VIX Fund, on the purchase order date plus the applicable transaction fee. Authorized Participants have a cut-off as shown in the table below.

Underlying Benchmark	Create/Redeem Cutoff	NAV Calculation Time
Silver	6:00 a.m. (Eastern Time)	7:00 a.m. (Eastern Time)
Gold	9:00 a.m. (Eastern Time)	10:00 a.m. (Eastern Time)
DJ-UBS Commodity	10:45 a.m. (Eastern Time)	2:30 p.m. (Eastern Time)
DJ-UBS Crude Oil	1:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
DJ-UBS Natural Gas	1:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
Euro	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Yen	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
S&P 500 VIX Short-Term Futures Index	12:00 p.m. (Eastern Time)	4:15 p.m. (Eastern Time)
S&P 500 VIX Mid-Term Futures Index	12:00 p.m. (Eastern Time)	4:15 p.m. (Eastern Time)

*	For silver and gold this time may vary due to differences in when daylight savings time is effective between London and New York. The actual times equate to noon London time for silver, and 3pm London time for gold.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (i) the Continuous Net Settlement (“CNS”) clearing process of the National Securities Clearing Corporation (“NSCC”), as such processes have been enhanced to effect creations and redemptions of Creation Units; or (ii) the facilities of DTC on a Delivery Versus Payment (DVP) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the third (3rd) Business Day following the purchase order date (T+3), such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of EFCRP Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a VIX Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the VIX Fund’s account at its FCM. If the cash is not received by the market close on the third Business Day following the purchase order date (T+3); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a VIX Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (i) for any period during which any of the NYSE Arca, NYSE, CME, CBOT, ICE/ NYBOT, LME, NYMEX/COMEX, CBOE or CFE is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the order would in the opinion of counsel be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. Redemption orders must be placed one hour prior to the earliest applicable closing time of the exchange upon which a benchmarked commodity or component of an index trades or upon the platform which a currency is valued. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the third Business Day immediately following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3.

Determination of redemption proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees.

Delivery of redemption proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (i) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (ii) the facilities of DTC on a Delivery Versus Payment basis. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time-to-time, determine and the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time-to-time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which any of the NYSE Arca, NYSE, CME, CBOT, ICE/

NYBOT, LME, NYMEX/COMEX, CBOE or CFE is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities; (ii) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fees

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit, unless the fixed transaction fee is waived or otherwise adjusted by the Sponsor. In connection with orders to create and redeem Creation Units, the Funds may also receive a variable transaction fee up to 0.10% of the value of each Creation Unit that is purchased from or sold to Authorized Participants unless the variable transaction fee is waived or otherwise adjusted by the Sponsor. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, have been named as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust is also a defendant in this action, along with several others. The complaint alleges that the defendants violated Sections 11 and 15 of the 1933 Act by issuing untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares ETFs, allegedly failing to adequately disclose the funds’ investment objectives and risks. The Trust was added as a defendant in an amendment to the complaint filed on September 24, 2010. The five funds of the Trust named in the complaint are ProShares Ultra Silver, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Crude Oil, and ProShares UltraShort Silver. The Trust believes the complaint is without merit and that the anticipated outcome will not adversely impact the operation of the Trust or any of its funds.

On or about January 1, 2004, the assets and the accounts of the Global Derivatives Business of Prudential Equity Group, Inc. (f/k/a Prudential Securities Incorporated) were transferred to Prudential Financial Derivatives, LLC, which was renamed Prudential Bache Commodities, LLC in 2007. PBC is registered as an FCM with the CFTC and is a member of the NFA. PBC is a clearing member of the CBOT, CME, NYMEX, and all other major United States commodity exchanges.

From time-to-time each of PBC and RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the action described below, each of PBC and RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against either PBC or RBC or any of its respective principals.

In April, 2006, one of PBC’s commodities brokers filed an arbitration proceeding in connection with the broker’s termination based upon allegations of sexual harassment. The broker alleged that the termination was a pretext to steal his business without compensation. The claims, brought against an affiliate of PBC, included fraud, breach of contract, unjust enrichment, quantum meruit and defamation. The claimant sought damages in excess of $28 million, of which $25 million was for defamation, and unspecified punitive damages. The parties settled this matter in December 2007, prior to the arbitration hearing scheduled for January 2008. The former employee executed a Settlement Agreement and General Release dismissing the matter with prejudice, essentially in exchange for commissions owed, interest and certain costs associated with the proceeding.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, each Fund, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund issues, or will issue, common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund.

The Shares of each Fund shown below are listed on the NYSE Arca under the following symbols:

Fund	Ticker Symbol
ProShares Ultra DJ-UBS Commodity	UCD
ProShares UltraShort DJ-UBS Commodity	CMD
ProShares Ultra DJ-UBS Crude Oil	UCO
ProShares UltraShort DJ-UBS Crude Oil	SCO
ProShares Ultra Gold	UGL
ProShares UltraShort Gold	GLL
ProShares Ultra Silver	AGQ
ProShares UltraShort Silver	ZSL
ProShares Ultra Euro	ULE
ProShares UltraShort Euro	EUO
ProShares Ultra Yen	YCL
ProShares UltraShort Yen	YCS

The Shares of each Fund shown below will be listed on the NYSE Arca under the following symbols:

Fund	Ticker Symbol
ProShares Short DJ-UBS Natural Gas	NGP
ProShares Short Gold	SAU
ProShares VIX Short-Term Futures ETF	VIXY
ProShares VIX Mid-Term Futures ETF	VIXM

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from a Fund. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from a Fund.

Principal Office; Location of Records

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

The books and records of each Fund are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BBH, 50 Milk Street, Boston, Massachusetts 02109.

All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports) are maintained at each Fund’s principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other Fund. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other Fund or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, any Fund or the Sponsor on behalf of the Trust or any Fund, has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or their assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of the other Fund or the Trust generally) equal to the treatment received by all other creditors and shareholders that dealt with such Fund; and

•

a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a Chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund. The Trustee acts in an entirely passive role.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of any Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by each Fund, as appropriate, and is indemnified by each Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day to day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

As noted above, the Sponsor has exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator and commodity trading advisor.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time-to-time;

•	selects the FCM and Financial Instrument counterparties;

•	manages each Fund’s portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of any Fund offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

ProShare Capital Management LLC, is the Sponsor of the Trust and the Funds. The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust and each Fund. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the NFA and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its registration with the NFA on August 31, 2000 but later re-applied and had its registration subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999 and is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, telephone number (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and each Fund.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal Executive Officer of the Trust; Chief Financial Officer and Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust
Todd B. Johnson*	Chief Investment Officer and Principal of the Sponsor
Howard S. Rubin	Director, Portfolio Management and Associated Person of the Sponsor
Steven Schoffstall	Portfolio Manager and Associated Person of the Sponsor
Michelle Liu	Portfolio Manager and Associated Person of the Sponsor
Lisa P. Johnson	Principal of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who participates in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor. ProFund Advisors LLC (“PFA”) and PSA are investment advisers registered under the Investment Advisers Act of 1940.

Michael L. Sapir, Chairman, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Chairman, Chief Executive Officer and a member of PFA since April 1997; and Chairman, Chief Executive Officer and a member of PSA since January 2005. As Chairman and Chief Executive Officer of the Sponsor, PSA and PFA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PSA and PFA, respectively.

Louis M. Mayberg, Chief Financial Officer, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997; and a member of PSA, since January 2005. Principal Executive Officer of the Trust since June 2008. As Chief Financial Officer of the Sponsor, Mr. Mayberg’s responsibilities include oversight of the financial matters of the Sponsor. As Principal Executive Officer of the Trust, his responsibilities include oversight of operations of the Trust.

William E. Seale, Ph.D., a member of the Sponsor and a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997; and a member of PSA since April 2005. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has ownership interest in the Sponsor and PSA. The Sapir Family Trust has passive ownership interest in the Sponsor and exercises no management authority over the Fund.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has ownership interest in Sponsor and PFA. Northstar Trust has passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008. Mr. Karpowicz has been employed by PFA since July 2002 as Vice President of Financial Administration.

Todd B. Johnson, a registered associated person of the Sponsor since January 29, 2010, a listed principal of the Sponsor since January 16, 2009 and Chief Investment Officer of the Sponsor since February 27, 2009. In this role, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PSA and PFA since December 2008. Prior to December 2008, Mr. Johnson served at World Asset Management (a financial services firm)—President and Chief Investment Officer, January 2006 to December 2008; Managing Director and Chief Investment Officer, Quantitative Investments, January 2002 to December 2005.

Howard Rubin, CFA, a registered associated person and an NFA associate member of the Sponsor since July 14, 2008 and Director, Portfolio Management of the Sponsor since December 1, 2009. In these roles, Mr. Rubin’s responsibilities include day-to-day portfolio management of the Funds. Mr. Rubin has served as Senior Portfolio Manager of PSA since December 2007 and Senior Portfolio Manager of the Sponsor from November 27, 2008 through November 30, 2009. Mr. Rubin has also served as Senior Portfolio Manager of PFA since November 2004 and Portfolio Manager of PFA from April 2000 through November 2004. Mr. Rubin holds the Chartered Financial Analyst (CFA) designation.

Steve Schoffstall, a registered associated person and an NFA associate member of the Sponsor since June 9, 2008, and June 2, 2008, respectively and Portfolio Manager of the Sponsor since December 1, 2009. In these roles, Mr. Schoffstall’s responsibilities include day-to-day portfolio management of the Commodity Index Funds and Commodity Funds. Mr. Schoffstall has served as Associate Portfolio Manager of PSA since September 2007; Associate Portfolio Manager of the Sponsor from July 1, 2008 through November 30, 2009; Portfolio Analyst of PSA from May 2007 to September 2007; Junior Portfolio Analyst of PSA from December 2006 to May 2007; Portfolio Operations Specialist of PSA from June 2006 to December 2006. Mr. Schoffstall has also served as Portfolio Group Team Member and ETF Portfolio Operations Specialist of PFA from February 2005 to June 2006. Prior to February 2005, Mr. Schoffstall was not employed in the financial services industry.

Michelle Liu, a registered associated person and an NFA associate member of the Sponsor since June 12, 2009 and Portfolio Manager of the Sponsor since December 1, 2009. In these roles, Ms. Liu’s responsibilities include day-to-day portfolio management of certain other series of the Trust. Ms. Liu has served as a Portfolio Manager of PSA and PFA since December 2009 and served as Associate Portfolio Manager of PSA from November 2007 to November 2009. Ms. Liu has also served at FINRA as a Senior Market Operations Analyst from July 2006 through November 2007 and as a Fixed Income Domain Lead/Specialist from March 2004 through July 2006.

Lisa Johnson, a listed principal of the Sponsor since November 11, 2008. Ms. Johnson’s responsibilities include the review and approval of advertising material of the Sponsor. Ms. Johnson has been employed with ProFunds Distributors Inc. (“PDI”) since April 2008 as Head of Compliance. Prior to her employment with PDI, Ms. Johnson was the Senior Corporate Compliance Officer for ICMA Retirement Corporation (a financial services company) where she was employed from February 2005 to April 2008. She served as Senior Compliance Officer for Delaware Investments (a financial services firm) from January 2001 to February 2005. Ms. Johnson is FINRA registered and holds Series 7, 24 and 63 licenses. She also possesses a Certified Regulatory and Compliance Professional designation, from the NASD Institute at Wharton.

Victor Frye, a listed principal of the Sponsor since December 2, 2008. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed by PSA since October 2002 as Chief Compliance Officer.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, as applicable, and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), the FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor owns 14 Shares in each Leveraged Fund and has invested $200 in each Short Fund and $400 in each VIX Fund. As of the date of this prospectus, none of the Principals have an ownership or beneficial interest in any Fund.

Management; Voting by Shareholders

The shareholders of each Fund take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to any Fund provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund trade, or will trade, on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to a Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.proshares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (“NAV”)

The NAV in respect of a Fund, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open swaps and futures contracts, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of each Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV.

Fund	NAV Calculation Time
ProShares Ultra Silver	7:00 a.m. (Eastern Time)*
ProShares UltraShort Silver

ProShares Ultra Gold	10:00 a.m. (Eastern Time)*
ProShares Short Gold
ProShares UltraShort Gold

ProShares Ultra DJ-UBS Commodity ProShares UltraShort DJ-UBS Commodity	2:30 p.m. (Eastern Time)

ProShares Ultra DJ-UBS Crude Oil ProShares UltraShort DJ-UBS Crude Oil	2:30 p.m. (Eastern Time)

ProShares Short DJ-UBS Natural Gas	2:30 p.m. (Eastern Time)

ProShares Ultra Euro ProShares UltraShort Euro	4:00 p.m. (Eastern Time)

ProShares Ultra Yen ProShares UltraShort Yen	4:00 p.m. (Eastern Time)

ProShares VIX Short-Term Futures ETF ProShares VIX Mid-Term Futures ETF	4:15 p.m. (Eastern Time)

*	For silver and gold, this time may vary due to differences in when daylight savings time is effective between London and New York. The actual times equate to noon London time for silver, and 3 p.m. London time for gold.

In calculating the indicative NAV of a Commodity Index Fund, the settlement value of a Commodity Index Funds’ swap agreements or forward contracts, as applicable, is determined by applying the then-current disseminated value for the applicable Dow Jones—UBS sub-index to the terms of such Commodity Index Funds’ swap agreements. In calculating the indicative NAV of a Commodity Fund or a Currency Fund, the settlement value of the Fund’s swap agreements or forward contracts, as applicable, is determined by applying the then-current disseminated values for the applicable benchmark to the terms of such Fund’s swap agreements or forward contracts. However, in the event that an underlying commodity is not trading due to the operation of daily limits or otherwise, the Sponsor may in its sole discretion choose to fair value the index level in order to value the Fund’s swap and forward agreements for purposes of NAV calculation.

All open futures contracts traded on a United States exchange are calculated at their then current market value, which is based upon the settlement price (for funds benchmarked to the Dow Jones—UBS Crude Oil Sub-IndexSM, the Dow Jones—UBS Natural Gas Sub-IndexSM and the Dow Jones—UBS Commodity IndexSM) or the last traded price before the NAV time (for funds benchmarked to the London silver fix, the London PM gold fix, the Yen/USD and the Euro/USD), for that particular futures contract traded on the applicable United States exchange on the date with respect to which NAV is being determined. VIX futures contracts are based upon the settlement price or the last traded price before the NAV time on the date with respect to which the NAV is being determined. If a futures contract traded on a United States exchange could not be liquidated on a given day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day.

The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day. The Sponsor may in its sole discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Fund pursuant to such other principles as the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards. The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.

The Funds may use a variety of money market instruments to invest excess cash. Short-term bonds used in this capacity and expected to be held-to-maturity will be priced for net asset value purposes at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of the Financial Instruments and cash and receivables less liabilities of a Fund at the time the IOPV is disseminated. The NYSE Arca calculates and disseminates every 15 seconds throughout the trading day an updated IOPV. The IOPV is calculated by the NYSE Arca using the prior day’s closing net assets of the Fund as a base and updating throughout the trading day changes in the value of swap agreements, futures contracts and forward contracts held by the Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares.

The NYSE Arca disseminates the IOPV. In addition, the IOPV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the IOPV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of Shares. Investors and market professionals are able throughout the trading day to compare the market price of a Fund and the IOPV. If the market price of Shares diverges significantly from the IOPV, market professionals may have an incentive to execute arbitrage trades. Such arbitrage trades can tighten the tracking between the market price of a Fund and the IOPV and thus can be beneficial to all market participants.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor has discretionary authority over all distributions made by each Fund. To the extent that a Fund’s actual and projected interest income from its holdings of interest-bearing investments exceeds the actual and projected fees and expenses of the Fund, the Sponsor may make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains or income. Depending on the applicable Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor receives with respect to such year.

Each Fund will make distributions at the discretion of the Sponsor. The Funds currently do not expect to make capital gain or income distributions. Income earned from each Fund’s investment is allocated pro rata to each investor based on his, her or its holdings in the Fund. An investor’s income tax liability for his, her or its pro rata share of the Fund’s income and capital gains will, in all likelihood, exceed any distributions such investor receives.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of each Fund, has appointed BBH as the administrator of the Funds and has entered into the Administrative Agency Agreement in connection therewith. In addition, BBH serves as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement.

BBH is subject to supervision by the New York State Banking Department. A copy of the Administrative Agency Agreement is available for inspection at BBH’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH prepares and files certain regulatory filings on behalf of the Funds. BBH may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed from time-to-time.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

THE CUSTODIAN

BBH serves as Custodian of the Funds and has entered into the Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE TRANSFER AGENT

BBH serves as the Transfer Agent of the Funds for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

DISTRIBUTOR

SEI serves as Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with FINRA in connection with marketing efforts; and reviewing and filing of marketing materials with FINRA.

SEI retains all marketing materials separately for each Fund, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; telephone number (610) 676-1000.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly-owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

FUTURES COMMISSION MERCHANT

Each of Prudential Bache Commodities, LLC (“PBC”) and RBC Capital Markets Corporation (“RBC”), in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of PBC and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to PBC or RBC, as applicable.

The investor should be advised that neither PBC nor RBC is affiliated with and acts as a supervisor of the Funds or the Funds’ commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, neither PBC nor RBC is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds and has not passed upon the merits of participating in this offering.

Neither PBC nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, neither PBC nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon PBC or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace PBC and/or RBC as the Funds’ clearing broker.

Margin Levels Expected to be Held at the FCM

The following is based on how each Leveraged Fund has been and how each Short Fund and VIX Fund initially will be managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that any Ultra or UltraShort Fund will ever have futures exposure greater than 200% of Fund assets or that any Short Fund will ever have futures exposure greater than 100% of Fund assets. Thus the maximum margin held at an FCM would not exceed twice the margin requirement for any Ultra or UltraShort Fund. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that a Fund’s FCM will require margins greater than the levels set by the relevant exchange and it is also possible that a Fund may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

As of September 30, 2010, ProShares Ultra DJ-UBS Commodity and ProShares UltraShort DJ-UBS Commodity did not hold futures contracts. Each of ProShares Ultra DJ-UBS Commodity and ProShares UltraShort DJ-UBS Commodity may hold futures contracts in the future.

As of September 30, 2010, ProShares Ultra DJ-UBS Crude Oil and ProShares UltraShort DJ-UBS Crude Oil each had futures contracts with notional amounts equal to approximately 74% and 75% of Fund assets, respectively. The minimum margin requirement as a percentage of futures notional was approximately 4.7%. Thus, the minimum margin required to be held at futures clearing merchants was approximately 4% of Fund assets for each of ProShares Ultra DJ-UBS Crude Oil and ProShares UltraShort DJ-UBS Crude Oil.

Initially, ProShares Short DJ-UBS Natural Gas expects to have futures contracts with notional amounts equal to approximately 100% of Fund assets. As of September 30, 2010, the minimum margin requirement as a percentage of futures notional was approximately 10%. Thus, the minimum margin expected to be required to be held at futures clearing merchants was approximately 10% of Fund assets for ProShares Short DJ-UBS Natural Gas.

As of September 30, 2010, ProShares Ultra Gold and ProShares UltraShort Gold each had futures contracts with notional amounts equal to approximately 5% and 6% of Fund assets, respectively. The minimum margin requirement as a percentage of futures notional was approximately 3%. Thus, the minimum margin required to be held at futures clearing merchants was approximately 0% of Fund assets for each of ProShares Ultra Gold and ProShares UltraShort Gold.

Initially, ProShares Short Gold expects to have futures contracts with notional amounts equal to approximately 6% of Fund assets. As of September 30, 2010, the minimum margin requirement as a percentage of futures notional was approximately 3%. Thus, the minimum margin expected to be required to be held at futures clearing merchants was approximately 0%.

As of September 30, 2010, ProShares Ultra Silver and ProShares UltraShort Silver each had futures contracts with notional amounts equal to approximately 6% and 4% of Fund assets, respectively. The minimum margin requirement as a percentage of futures notional was approximately 7%. Thus, the minimum margin required to be held at futures clearing merchants was approximately 0% of Fund assets for each of ProShares Ultra Silver and ProShares UltraShort Silver, respectively.

As of September 30, 2010, ProShares Ultra Euro and ProShares UltraShort Euro did not hold futures contracts. Each of ProShares Ultra Euro and ProShares UltraShort Euro may hold futures contracts in the future.

As of September 30, 2010, ProShares Ultra Yen and ProShares UltraShort Yen did not hold futures contracts. Each of ProShares Ultra Yen and ProShares UltraShort Yen may hold futures contracts in the future.

Initially, each VIX Fund expects to have futures contracts with notional amounts equal to approximately 100% of Fund assets. As of December 16, 2010, the minimum margin requirement as a percentage of futures notional is approximately 30%. Thus, the minimum margin held at futures clearing merchants is approximately 30% of Fund assets.

The Funds receive the income on any securities or other property of the Fund transferred to the FCM to fulfill requirements for margin to be held by the FCM in respect of commodity interests, and receive a negotiated portion of any income derived by the FCM in respect of any cash transferred to the FCM and held for this purpose.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of each Fund by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of such Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Neither the Sponsor nor any of its principals trade for their own accounts in any commodity interests. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

MATERIAL CONTRACTS

Administrative Agency Agreement

BBH serves as each Fund’s Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of each Fund, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of each Fund (other than making investment decisions or providing services provided by other service providers), including NAV calculations, accounting and other fund administrative services.

BBH serves as each Fund’s Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of each Fund, the Transfer Agent and the Sponsor, the Transfer Agent serves as each Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds’ with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon thirty (30) days’ prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, BBH is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH serves as each Fund’s Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of each Fund, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by each respective Fund during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of a Fund in a securities depository and may appoint a subcustodian to hold investment assets of a Fund. The Custodian establishes and maintains one or more securities accounts and cash accounts for each Fund pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of each Fund.

The Custodian Agreement had an initial term of one year. After the initial term, the Custodian Agreement continued and will continue in effect for successive one year periods unless the Trust, on behalf of each Fund, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of a Fund held by the Custodian or any subcustodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Fund’s investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either: (a) deliver the investment assets held under the Custodian Agreement to the Fund; or (b) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Fund. In the event that investment assets or moneys of the Fund remain in the custody of the Custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its subcustodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to the Distribution Agreement between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares of the Leveraged Funds and the Distribution Agreement will continue until June 19, 2012, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Each of PBC and RBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Pursuant to a futures account agreements (each, a “Futures Account Agreement”) between PBC and the Funds and between RBC and the

Funds, the Funds agree to indemnify and hold harmless each of PBC and RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by PBC or RBC, as applicable, in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by PBC or RBC, as applicable, of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by PBC or RBC, as applicable, or its affiliates or agents to comply with the applicable law; and (4) any reliance by PBC or RBC, as applicable, on any instruction, notice or communication that PBC or RBC, as applicable reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to PBC or RBC, as applicable, on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify PBC or RBC, as applicable, for any and all costs, losses, penalties, fines, taxes and damages that PBC or RBC, as applicable may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or PBC or RBC, as applicable, by written notice to the other.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	RICs;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges investors to consult their own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular United States federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Generally, a partnership is not a taxable entity for United States federal income tax purposes and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships are generally taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by each Fund, in the opinion of Clifford Chance US LLP, each Fund will be classified as a partnership for United States federal income tax purposes. The factual representations upon which Clifford Chance US LLP has relied are: (a) the Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, 90% or more of the Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of a Fund for United States federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Sponsor will use its best efforts to cause the operation of the Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If a Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to shareholders of the relevant Fund so long as the Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Fund would be treated as a corporation for United States federal income tax purposes. If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its Shares, or taxable capital gain, after the shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares of the Fund.

The discussion below is based on Clifford Chance US LLP’s opinion that each Fund is classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in the Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in the Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in the Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in the Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in the Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The character and timing of income that the Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, except as discussed below with respect to 1256 contracts, positions in currencies typically produce ordinary income and gains for U.S. federal income tax purposes. The IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass-through their items of income, gain and loss to Shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for United States federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Allocation of the Funds’ Profits and Losses

For United States federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items are determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. By investing in Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month during which a Fund becomes operational, the shareholders at the close of trading at month-end will also receive that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This results in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the creation/redemption price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) a purchase of newly issued Shares will not be allocated its entire share in the loss in the Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made or intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in the Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of the Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, the Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in the Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “—Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—Disposition of Shares” below.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit of Shares. If the Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit of Shares may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. That rate is currently 15%, but is scheduled to increase to 20% for tax years beginning after December 31, 2010. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For tax years beginning after December 31, 2009 and before January 1, 2011, the overall limitation on miscellaneous itemized deductions shall not apply. However, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report such expenses on a pro rata basis to the shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees that each Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Funds have not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among the Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for United States federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Trust Agreement, the Sponsor has been appointed the “tax matters partner” of each Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of any Fund, has the authority under the Trust Agreement to conduct any IRS audits of each Fund’s tax returns or other tax-related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Sponsor has the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders’ United States federal income tax liabilities with respect to Fund items.

A United States federal income tax audit of a Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund-related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for United States federal income tax purposes, both their share of the Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisers regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to United States federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to United States federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Recent U.S. Tax Legislation

Recently enacted legislation will apply a 30% U.S. withholding tax to certain payments made after December 31, 2012. Specifically, the withholding tax generally will apply to U.S. source payments (including interest and, generally, gross proceeds from the sale of U.S. assets) if such payments are made (i) to or through non-U.S. financial institutions and entities that have not entered into certain arrangements with the IRS or (ii) to a non-U.S. Shareholder that fails to provide certain information regarding its U.S. owners, if any. Prospective shareholders should consult their tax advisers regarding the application of these rules to them in their particular circumstances.

Regulated Investment Companies

The treatment of a RIC’s investment in a Fund will depend, in part, on whether the Fund is classified as a qualified PTP for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

It is generally expected that the Commodity Index Funds will be qualified PTPs and that the Currency Funds will not. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the United States federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—U.S. Shareholders—Tax-Exempt Organizations.” In addition, because they are not tax-paying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (ii) an exception applicable if equity interests purchased by a plan are not significant, or the Insignificant Participation Exception.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund due to their listing on the NYSE Arca.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan if the Sponsor, the FCM or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares of the Funds trade, or will trade, on the NYSE Arca under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. It is expected that the initial Authorized Participant will, subject to certain terms and conditions, make initial purchases of two or more initial Creation Units of each Short Fund at an initial price per share of $50.00 and four or more initial Creation Units of each VIX Fund at an initial price per share of $80.00. Shares of the Leveraged Funds are offered and, following the initial purchases by the initial Authorized Participant, Shares of the Short and VIX Funds will be offered, to Authorized Participants in Creation Units at each Fund’s respective NAV. On the day that the initial Authorized Participant purchases the initial Creation Unit of a Short or VIX Fund, such Fund’s initial per share NAV will be established as of the times indicated under the Section “Creation and Redemption of Shares—Creation Procedures—Determination of Required Payment.”

Authorized Participants, including the initial Authorized Participant with respect to the Short and VIX Funds, may offer to the public, from time-to-time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, BNP Paribas Securities Corp., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., J.P. Morgan Securities Inc., Newedge USA LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

The initial Authorized Participant with respect to the Short and VIX Funds is expected to be Deutsche Bank Securities Inc.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues, or will issue, Shares in Creation Units to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. The initial Authorized Participant or an Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, Deutsche Bank Securities Inc., as initial Authorized Participant for the Short and VIX Funds would be a statutory underwriter with respect to its purchase of initial Creation Units of the such Funds as described above.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10%.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds. If the aggregate net assets of all of the Funds combined were to equal $20 billion, the maximum fees payable to SEI would represent 0.005% per annum of the offering proceeds and 0.015% of the offering proceeds for the three years following the date of this Prospectus. For a description of services provided by SEI, see “Distributor” on page 103.

The Trust will advise SEI if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

LEGAL MATTERS

Clifford Chance US LLP has advised the Sponsor in connection with the Shares being offered hereby. Clifford Chance US LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and each Fund. Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby. Clifford Chance US LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases by Employee Benefit Plans” with respect to ERISA.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ProShares Trust II’s Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of ProShares VIX Short-Term Futures ETF and ProShares VIX Mid-Term Futures ETF, two separate series of ProShares Trust II as of October 12, 2010, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-3 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q with respect to the Funds. The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q with respect to the Geared Funds have been incorporated by reference in this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to “Incorporation by Reference of Certain Documents” at page 127. The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, prior to the date of this Prospectus, do not provide financial information with respect to the VIX Funds because the VIX Funds have not commenced trading and do not have any performance history. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include name, address, and social security number. Each of the Funds receives information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus, and later information that is filed with the SEC will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus. The Trust incorporates by reference the documents listed below, and any future filings it may make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, including those filed prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2009, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

•	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering made under this Prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.proshares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website is not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

INDEX TO FINANCIAL INFORMATION

Pages
ProShares Trust II
Audited Financial Statement as of October 12, 2010
Report of Independent Registered Public Accounting Firm	F-2
Statement of Financial Condition of ProShares VIX Short-Term Futures ETF	F-3
Statement of Financial Condition of ProShares VIX Mid-Term Futures ETF	F-3
Notes to Financial Statement	F-4

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders of ProShares Trust II:

In our opinion, the accompanying statements of financial condition present fairly, in all material respects, the financial position of ProShares VIX Short-Term Futures ETF and ProShares VIX Mid-Term Futures ETF, two separate series of ProShares Trust II (the “Funds”) at October 12, 2010, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statements of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio

October 31, 2010

F-2

PROSHARES TRUST II

STATEMENTS OF FINANCIAL CONDITION

October 12, 2010

	VIX Short-Term Futures ETF	VIX Mid-Term Futures ETF
Assets
Cash	$400	$400

Total assets	$400	$400

Shareholders’ equity
Paid-in capital	$400	$400

Total shareholders’ equity	$400	$400

F-3

PROSHARES TRUST II

NOTES TO FINANCIAL STATEMENTS

October 12, 2010

NOTE 1 – ORGANIZATION

ProShares Trust II (the “Trust”) was organized as a Delaware statutory trust on October 9, 2007 and offers or expects to offer from time-to-time common units of beneficial interest (the “Shares”) in each of its sixteen series (each, a “Fund,” and collectively, the “Funds”). The sixteen separate series are: ProShares Ultra DJ-UBS Commodity, ProShares UltraShort DJ-UBS Commodity, ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Short DJ-UBS Natural Gas, ProShares Ultra Gold, ProShares Short Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen ProShares UltraShort Yen, ProShares VIX Short-Term Futures ETF and ProShares VIX Mid-Term Futures ETF.

Each of the following two Funds, ProShares VIX Short-Term Futures ETF and ProShares VIX Mid-Term Futures ETF (collectively, the “VIX Funds”), have Statements of Financial Conditions presented in this Prospectus and had no operations prior to October 12, 2010 other than matters relating to their organization, the registration of each series under the Securities Act of 1933, as amended, and the sale and issuance to ProShare Capital Management LLC (the “Sponsor”) of ownership shares at an aggregate purchase price of $400 in each of the two VIX Funds. Offerings of Shares of those two VIX Funds have not commenced as of the date of this report. The other fourteen Funds are not the subject of this report.

Each VIX Fund seeks to provide investment results (before fees and expenses) that match the performance of a benchmark that seeks to offer exposure to market volatility through publicly traded futures markets. The current benchmark for ProShares VIX Short-Term Futures ETF is the S&P 500 VIX Short-Term Futures Index (the “Short-Term Index”) and the current benchmark for ProShares VIX Mid-Term Futures ETF is the S&P 500 VIX Mid-Term Futures Index (the “Mid-Term Index”).

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by each VIX Fund in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Federal Income Tax

Each VIX Fund is registered as a series of a Delaware statutory trust and will be treated as a partnership for U.S. federal income tax purposes. Accordingly, no VIX Fund expects to incur U.S. federal income tax liability; rather, each beneficial owner of a VIX Fund’s Shares will be required to take into account its allocable share of its VIX Fund’s income, gain, loss, deductions and other items for its VIX Fund’s taxable year ending with or within the beneficial owner’s taxable year.

F-4

NOTE 3 – AGREEMENTS

Management Fee

Each VIX Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of the average daily net asset value (“NAV”) of such VIX Fund. The Management Fee will be paid in consideration of the Sponsor’s services as commodity pool operator and commodity trading advisor, and for managing the business and affairs of the VIX Fund. No other management fee will be paid by the VIX Funds.

Brokerage Commissions and Fees

The Sponsor will pay each VIX Fund’s brokerage commissions on futures contracts, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each VIX Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments. Brokerage commissions on futures contracts will be recognized on a half-turn basis.

The Administrator

The Sponsor and the Trust, for itself and on behalf of each VIX Fund, has appointed Brown Brothers Harriman & Co. (“BBH&Co.”) as the Administrator of the VIX Funds, and the Sponsor, the Trust, on its own behalf and on behalf of each VIX Fund, and BBH&Co. have entered into an Administrative Agency Agreement (the “Administration Agreement”) in connection therewith. Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor and the Trust, BBH&Co. will prepare and file certain regulatory filings on behalf of the VIX Funds. BBH&Co. may also perform other services for the VIX Funds pursuant to the Administration Agreement as mutually agreed upon by the Sponsor, the Trust and BBH&Co. from time-to-time. Pursuant to the terms of the Administration Agreement, BBH&Co. will also serve as the Transfer Agent of the VIX Funds. The Administrator’s fees will be paid on behalf of the VIX Funds by the Sponsor.

The Custodian

BBH&Co. will serve as Custodian of the VIX Funds, and the Trust, on its own behalf and on behalf of each VIX Fund, and BBH&Co. have entered into a Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. will be responsible for the holding and safekeeping of assets delivered to it by the VIX Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the VIX Funds. The Custodian’s fees are paid on behalf of the VIX Funds by the Sponsor.

The Distributor

SEI Investments Distribution Co. (“SEI”) will serve as Distributor of the Shares and will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with the requirements of FINRA and/or the NFA in connection with marketing efforts, and reviewing and filing of marketing materials with FINRA and/or the NFA. SEI will retain all marketing materials separately for each VIX Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Sponsor, on behalf of each VIX Fund, will enter into a Distribution Services Agreement with SEI.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each VIX Fund generally, as determined by the Sponsor including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, license, accounting and auditing fees and expenses, tax preparation

F-5

expenses, non extraordinary legal fees, usual SEC registration fees, FINRA filing fees, non extraordinary individual K-1 preparation and mailing fees, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

Each VIX Fund will pay all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the VIX Funds. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

NOTE 4 – CREATION AND REDEMPTION OF CREATION UNITS

Each VIX Fund will issue and redeem Shares from time-to-time, but only in one or more Creation Units. A Creation Unit is a block of 25,000 Shares of a VIX Fund. Creation Units may be created or redeemed only by Authorized Participants. Authorized Participants may sell the Shares included in the Creation Units they purchase from the VIX Funds to other investors in the secondary market.

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with a VIX Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker.

Authorized Participants are required to pay a variable transaction fee of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the VIX Funds’ financial statements through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in its VIX Funds’ financial statements through this date.

F-6

APPENDIX A — GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for each of the Funds

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units of Shares directly from a Fund

BBH	Brown Brothers Harriman & Co.

Business Day	Any day other than a day when any of the NYSE Arca, the NYSE, and as applicable to the underlying benchmark, the CME, CBOT, ICE/NYBOT, LME, NYMEX/COMEX, CBOE or CFE division is closed for regular trading.

CEA	U.S. Commodity Exchange Act of 1936

CFTC	United States Commodity Futures Trading Commission

Creation Unit	A block of 50,000 Shares that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	Brown Brothers Harriman & Co., as custodian for each of the Funds

Distributor	SEI Investments Distribution Co.

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

FCM	Futures Commission Merchant

Financial Instruments	Commodity-based or currency-based instruments whose value is derived from the value of an underlying asset, rate or index. Each Fund invests in Financial Instruments as a substitute for investing directly in a commodity or currency in order to gain exposure to the commodity index, commodity or currency. The Financial Instruments also are used to produce economically “leveraged” or “inverse” investment results. Financial Instruments include: futures contracts and options on futures contracts; swap agreements; forward contracts; and other commodity-based or currency-based options contracts.

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	One or more of the series of the Trust.

IRS	United States Internal Revenue Service

NAV	Net Asset Value

NFA	National Futures Association

NYSE	New York Stock Exchange

NYSE Arca	New York Stock Exchange Archipelago

PBC	Prudential Bache Commodities, LLC

RBC	RBC Capital Markets Corporation

S&P	Standard & Poor’s

A-1

S&P 500	S&P 500 Index

SEC	United States Securities & Exchange Commission

SEI	SEI Investments Distribution Co.

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of only a single Fund.

Sponsor	ProShare Capital Management LLC

Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for each of the Funds

Trust	ProShares Trust II

Trustee	Wilmington Trust Company

U.S.	United States of America

VIX	CBOE Volatility Index

A-2

PST1210

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following chart reflects amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby.

	Approximate Amount
Securities and Exchange Commission Registration Fee	$1,503,750.04	*
FINRA Filing Fee	$0.00
Printing Expenses	$45,000.00	**
Fees of Certified Public Accountants	$7,500.00	**
Fees of Counsel	$60,000.00	**
Miscellaneous Offering Costs	—

Total	$1,616,250.04

*	Fees totaling $1,503,750.04 were previously paid in connection with this Registration Statement on Form S-3, File No. 333-163511, including Post-Effective Amendment No. 1, Post-Effective Amendment No. 2 and Post-Effective Amendment No. 3 thereto, to which this Registration Statement shall act as a Post-Effective Amendment No. 4.
**	Estimated.

Item 15.	Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 16.	Exhibits.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit Number	Description of Document
4.1	Trust Agreement of the ProShares Trust II(1)

4.2	Amended and Restated Trust Agreement of ProShares Trust II(2)

4.2.1	Amended and Restated Trust Agreement of ProShares Trust II(3)

4.3	Form of Authorized Participant Agreement(4)

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality

8.1	Opinion of Clifford Chance US LLP as to income tax matters

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP

101.INS	XBRL Instance Document(5)

101.SCH	XBRL Taxonomy Extension Schema(5)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase(5)

101.DEF	XBRL Taxonomy Extension Definition Linkbase(5)

101.LAB	XBRL Taxonomy Extension Label Linkbase(5)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase(5)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on October 18, 2007.

(2)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.

(3)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.

(4)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.

(5)	Furnished herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(1)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 13th day of April, 2011.

ProShares Trust II

By:	/s/ Louis Mayberg
Name:	Louis Mayberg
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

/s/ Louis Mayberg Name: Louis Mayberg	Principal Executive Officer	April 13, 2011

/s/ Edward Karpowicz Name: Edward Karpowicz	Principal Financial Officer	April 13, 2011